Filed pursuant to Rule 424(b)(3)

Registration No. 333-288447

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

CHINA AUTOMOTIVE SYSTEMS, INC.

Dear Stockholder:

You are cordially invited to the special meeting of stockholders (the “Special Meeting”) of China Automotive Systems, Inc., a Delaware corporation (the “Company”), to be held on September 10, 2025, at 9:00 a.m., (China Standard Time), at the Second Floor Meeting Room, D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China, and the Company will set up a conference room on September 9, 2025, at 9:00 p.m. (EST) at Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan, U.S. for the Company’s US shareholders to participate via TEAMS connection as more fully described in the accompanying proxy statement/prospectus. Only stockholders of record at the close of business on July 30, 2025 are entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, you will be asked to vote on the important matters described in the notice of Special Meeting and proxy statement/prospectus accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company’s business.

The proxy statement/prospectus incorporates by reference the Company’s 2024 Annual Report and the Company’s Quarterly Report for three months ended March 31, 2025. We encourage you to read such Annual Report and Quarterly Report. They include information on the Company’s operations as well as the Company’s financial statements.

One of the matters you will be asked to vote on at the Special Meeting is the adoption of an agreement and plan of merger, dated as of June 26, 2025 (the “Merger Agreement”), which included a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”). The Merger Agreement provides for a redomicile of the Company to the Cayman Islands by way of a merger of the Company into China Automotive Systems Holdings, Inc., a company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“CAAS Cayman”) (the “Redomicile Merger”). In connection with the Redomicile Merger, each share of the Company’s common stock will be converted into the right to receive one ordinary share of CAAS Cayman, and CAAS Cayman will issue to each holder of such right that number of ordinary shares in CAAS Cayman, par value US$0.001 per share, credited as fully paid, to which such holder is entitled. Upon the completion of the Redomicile Merger, the former stockholders of the Company will become the legal owners of the shares of CAAS Cayman, and CAAS Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. CAAS Cayman will be managed by the same directors and executive officers that manage the Company today.

As further explained in the accompanying proxy statement/prospectus, our board of directors (the “Board of Directors”) expects that the reorganization of the Company’s corporate structure, which will be facilitated by the approval of the Redomicile Merger, will result in the following benefits:

•	reduction of our operational, administrative, legal and accounting costs over the long term through the reduction of our reporting obligations and related expenses because CAAS Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission (“SEC”) and be exempt from certain rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), that would otherwise apply if CAAS Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer, which is in line with the Company’s current business and operations, the majority of which are conducted outside of the United States; and

•	alignment of our structure with our international corporate strategy, which structure would more closely align with those of other companies operating in the same industry in China.

We have chosen to redomicile under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

The Redomicile Merger cannot be completed unless the proposal to adopt the Merger Agreement and the Plan of Merger is approved by the holders of a majority of the Company’s outstanding shares of common stock. There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the Merger Agreement and the Plan of Merger. The accompanying proxy statement/prospectus contains important information about the Merger Agreement and the Plan of Merger and related Redomicile Merger and the risks associated thereto and we encourage you to read it. In particular, you should carefully consider the discussion in the section of the proxy statement/prospectus entitled “Risk Factors and Caution Regarding Forward-Looking Statements” beginning on page 18.

After the Redomicile Merger, CAAS Cayman, as successor to the Company, will continue to be treated as a U.S. corporation for U.S. federal income tax purposes. We intend the Redomicile Merger to qualify as a reorganization for U.S. federal income tax purposes. Assuming the Redomicile Merger qualifies as a reorganization, stockholders of the Company will not recognize gain or loss for U.S. federal income tax purposes as a result of the Redomicile Merger. For a more detailed discussion of U.S. federal income tax considerations for stockholders, please see the section entitled “Proposal One — The Merger Proposal — Taxation — United States Taxation” beginning on page 80. We urge you to consult your own tax advisor regarding the particular tax consequences of the Redomicile Merger to you.

We expect the ordinary shares of CAAS Cayman to be listed on the Nasdaq under the symbol “CAAS,” the same symbol under which your shares of common stock in CAAS are currently listed and traded. Currently, there is no established public trading market for the ordinary shares of CAAS Cayman.

Your vote is important. Whether or not you expect to attend the Special Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

Sincerely,
/s/ Chen Hanlin
Chen Hanlin
Chairman

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated August 1, 2025 and is first being mailed to the Company’s shareholders on or about August 5, 2025.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about CAAS that is not included in this proxy statement/prospectus. This information is available to you without charge upon written or oral request.

If you would like to receive any of the additional information, please contact Kevin Thesis of Theiss, Awaken Advisors at 1 Financial Square, Suite 3200B New York, NY10005, Phone (212) 510-8922, Email kevin@awakenlab.com.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Special Meeting, or no later than September 3, 2025.

Notice of Special Meeting of Stockholders of China Automotive Systems, Inc.

To Be Held on September 10, 2025

TO THE SHAREHOLDERS OF CHINA AUTOMOTIVE SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of China Automotive Systems, Inc. (“CAAS” or “Company”), a Delaware corporation, will be held September 10, 2025, at 9:00 a.m., (China Standard Time), at the Second Floor Meeting Room, D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China (the “Special Meeting”), and the Company will set up a conference room on September 9, 2025, at 9:00 p.m. (EST) at Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan, U.S. for the Company’s US shareholders to participate via TEAMS connection. The Special Meeting will be held for the following purposes:

1. The Merger Proposal - to approve and adopt the agreement and plan of merger (the “Merger Agreement”) by and between the Company and China Automotive Systems Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“CAAS Cayman”), which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”), pursuant to which the Company will merge with and into CAAS Cayman, with CAAS Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share, par value US$0.001 each, of CAAS Cayman, credited as fully paid (the “Redomicile Merger”);

2. The Adjournment Proposal - to consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the Redomicile Merger at the time of the Special Meeting; and

3. Other Business - to transact any other business that may properly come before the Special Meeting.

The items of business listed above are more fully described elsewhere in the proxy statement/prospectus. Whether or not you intend to attend the Special Meeting, we urge you to read the proxy statement/prospectus in its entirety, including the annexes, before voting. IN PARTICULAR, WE URGE YOU TO CAREFULLY READ THE SECTION IN THE PROXY STATEMENT/PROSPECTUS ENTITLED “RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS.”

Only holders of record of CAAS shares of common stock at the close of business on July 30, 2025 (the “Record Date”) are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting.

After careful consideration, CAAS’ board of directors (the “Board of Directors”) has determined that each of the proposals listed is advisable to and in the best interests of CAAS and its stockholders and recommends that you vote or give instruction to vote “FOR” each of the proposals set forth above.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. Submitting a proxy now will NOT prevent you from being able to attend and vote in person at the Special Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly voted and counted.

This Notice and proxy statement/prospectus and CAAS’ 2024 Annual Report and Quarterly Report for three months ended March 31, 2025 are available online at http://www.caasauto.com/#/ir/sec.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Chen Hanlin

Chairman

August 1, 2025

TABLE OF CONTENTS

PAGES

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The questions and answers below highlight only selected information set forth elsewhere in this proxy statement/prospectus and only briefly address some commonly asked questions about the Special Meeting and the proposals to be presented at the Special Meeting. The following questions and answers do not include all the information that may be important to CAAS stockholders. CAAS stockholders are urged to carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein, to fully understand the proposed Redomicile Merger and the voting procedures for the Special Meeting.

Q: What is this proxy statement/prospectus?

A: You have received this proxy statement/prospectus because our Board of Directors is soliciting your proxy to vote your shares of common stock at the Special Meeting. This proxy statement/prospectus includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Q: What is the purpose of the Special Meeting?

A: At the Special Meeting, our stockholders will act upon the matters described in this proxy statement/prospectus. These actions include the adoption of the Merger Agreement and approval of the Redomicile Merger. An additional purpose of the Special Meeting is to transact any other business that may properly come before the Special Meeting and any and all adjournments or postponements of the Special Meeting.

Q: Who can attend the Special Meeting and is entitled to vote?

A: All stockholders of record at the close of business on July 30, 2025, which date is the Record Date for the Special Meeting, or their duly appointed proxies, may attend the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. Holders of common stock as of the Record Date are entitled to one vote for each share held for each of the proposals. No other class of voting securities is outstanding on the date of mailing of this proxy statement/prospectus.

Q: What proposals will be voted on at the Special Meeting?

A: Stockholders will vote on two proposals at the Special Meeting:

•	the approval and adoption of the Merger Agreement by and between the Company and CAAS Cayman, an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, which includes the Plan of Merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement, pursuant to which the Company will merge with and into CAAS Cayman, with CAAS Cayman as the surviving company upon the Redomicile Merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of CAAS Cayman, credited as fully paid; and
•	the approval of the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and Redomicile Merger at the time of the Special Meeting.

This proxy statement/prospectus contains important information about the proposed Redomicile Merger. Shareholders should read it carefully.

The vote of shareholders is important. Regardless of how many shares you own, you are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q: What are the Board of Director’s recommendations?

A: The Board of Directors recommends that you vote FOR each proposal.

Q: Will there be any other business on the agenda?

A: The Board of Directors knows of no other matters that are likely to be brought before the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q: How do I vote my shares?

A: You may either vote by executing the proxy or in person at the Special Meeting. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Special Meeting. If you hold your shares through a brokerage account and do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the Special Meeting.

Q: What constitutes a quorum?

A: A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Delaware law, abstaining votes are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.

Q: What is required to approve each item?

A: For Proposal No. 1 (the Merger Proposal), the majority of the outstanding shares of the Company’s common stock must vote “For” the proposal.

For Proposal No. 2 (the Adjournment Proposal), the majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal must vote “For” the proposal.

Q: How will shares of common stock represented by properly executed proxies be voted?

A: All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as set forth herein. In addition, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q: Can I change my vote after I have delivered my proxy?

A: Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Special Meeting. If your shares are held in street name, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Special Meeting.

Q: How do I learn the results of the voting at the Special Meeting?

A: The preliminary voting results will be announced at the Special Meeting. The final results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the date of the Special Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available.

Q: What is the Redomicile Merger?

A: Under the Merger Agreement and Plan of Merger, the Company will merge with and into CAAS Cayman, with CAAS Cayman as the surviving company and changing its name to China Automotive Systems, Inc. upon the Redomicile Merger becoming effective. Upon consummation of the Redomicile Merger, each share of the Company’s common stock will be converted into the right to receive one ordinary share of CAAS Cayman, credited as fully paid, which ordinary shares will be issued by CAAS Cayman in connection with the Redomicile Merger. Following the Redomicile Merger, CAAS Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. CAAS Cayman will be managed by the directors and officers appointed pursuant to the Plan of Merger, who are the same directors and executive officers that manage the Company today.

Q: Why does the Company want to engage in the Redomicile Merger?

A: We expect that the Redomicile Merger will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term and more closely align our structure with our international corporate strategy. However, there can be no assurance that following the Redomicile Merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger — The expected benefits of the Redomicile Merger may not be realized.”

Q: Will the Redomicile Merger affect current or future operations?

A: We expect that the Redomicile Merger will not have a material impact on how we conduct day-to-day operations and the new corporate structure will not change our future operational plans to grow our business. The location of future operations will depend on the needs of the business, which will be determined without regard to our jurisdiction of incorporation.

Q: Will CAAS Cayman be treated differently from the Company for U.S. federal income tax purposes?

A: After the Redomicile Merger, CAAS Cayman, as successor to the Company, will continue to be treated as a U.S. corporation for U.S. federal income tax purposes. Accordingly, CAAS Cayman will continue to be subject to U.S. federal income taxes, and dividends paid by CAAS Cayman to its non-U.S. stockholders will continue to be subject to U.S. withholding taxes, as if it were incorporated in Delaware.

Q: Is the Redomicile Merger taxable to me?

A: We intend the Redomicile Merger to qualify as a reorganization for U.S. federal income tax purposes. Assuming the Redomicile Merger qualifies as a reorganization, a U.S. Holder (as defined in “Proposal One — The Merger Proposal — Taxation — United States Taxation”) will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of CAAS Cayman ordinary shares in the Redomicile Merger. A U.S. Holder will have an adjusted tax basis in the CAAS Cayman ordinary shares received in the Redomicile Merger equal to the adjusted tax basis of the Company common stock surrendered by such U.S. Holder in the Redomicile Merger. The holding period for CAAS Cayman ordinary shares received in the Redomicile Merger will include the holding period for the Company common stock surrendered therefor. Please see the section entitled “Proposal One — The Merger Proposal — Taxation — United States Taxation”.

THE TAX TREATMENT OF THE REDOMICILE MERGER UNDER STATE OR LOCAL LAW WILL DEPEND ON THE JURISDICTION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO CONSENTING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REDOMICILE MERGER TO YOU.

Q: Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the Redomicile Merger?

A: No ruling has been requested from the U.S. Internal Revenue Service (the “IRS”) in connection with the Redomicile Merger.

Q: When do you expect to complete the Redomicile Merger?

A: If the adoption of the Merger Agreement is approved by our stockholders, we anticipate that the Redomicile Merger will become effective during the third quarter of 2025, although the Redomicile Merger may be abandoned by our Board of Directors prior to its completion. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Q: What types of information and reports will CAAS Cayman make available to shareholders following the Redomicile Merger?

A: Following completion of the Redomicile Merger, CAAS Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. CAAS Cayman will remain subject to the provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. However, as a foreign private issuer, CAAS Cayman will be exempt from certain rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), that would otherwise apply if CAAS Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•	CAAS Cayman may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;
•	CAAS Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, CAAS Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, CAAS Cayman will need to promptly furnish reports on Form 6-K any information that CAAS Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, CAAS Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, CAAS Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;
•	CAAS Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;
•	CAAS Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;
•	CAAS Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;
•	CAAS Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	CAAS Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Accordingly, after the completion of the Redomicile Merger, if you hold CAAS Cayman shares, you may receive less information about CAAS Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

If CAAS Cayman loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the U.S. The costs (including operational, administrative, legal and accounting costs) incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger — The expected benefits of the redomicile merger may not be realized.”

Q: Do I have to take any action to exchange my common stock in the Company to receive ordinary shares of CAAS Cayman?

A: Each share of the Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive one CAAS Cayman ordinary share, credited as fully paid, and such CAAS Cayman ordinary shares will be registered in your name (or your broker’s name, as applicable) in CAAS Cayman’s register of members upon completion of the Redomicile Merger. Upon completion of the Redomicile Merger, only registered shareholders reflected in CAAS Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, CAAS Cayman ordinary shares registered in their respective names. Any attempted transfer of the Company’s common stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the effective time of the Redomicile Merger (the “Effective Time”) will not be reflected in holdings of CAAS Cayman’s ordinary shares upon completion of the Redomicile Merger. If you hold your shares of the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of ordinary shares in your account with that same broker or other securities intermediary.

If you hold the Company’s common stock in certificated form, you may exchange your common stock certificates of the Company for CAAS Cayman ordinary shares in certificated form following the Redomicile Merger. We will request that all of the Company’s stock certificates be returned to the Company’s transfer agent following the Redomicile Merger. Shortly following the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Securities Transfer Corporation will be appointed as our exchange agent for the Redomicile Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates in the Company to receive CAAS Cayman ordinary shares in certificated form. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. CAAS’ current transfer agent is Securities Transfer Corporation which will continue to serve as the transfer agent for CAAS Cayman ordinary shares after the Effective Time.

Q: What happens to the Company’s stock options and other equity awards at the effective time of the Redomicile Merger?

A: At the Effective Time, all outstanding options to purchase shares of the Company’s common stock granted or issued prior to the Effective Time and all other outstanding equity awards granted under our equity compensation plan to directors, employees and consultants, as applicable, will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of CAAS Cayman ordinary shares. Upon the Effective Time, the existing equity compensation plan of the Company, as may be amended, will be adopted and assumed by CAAS Cayman. We do not anticipate an increase to the total number of shares underlying options and awards outstanding under our assumed equity compensation plan or shares otherwise issuable thereunder. Future awards would be subject to and governed by the terms of our assumed equity compensation plan and any agreements entered into pursuant thereto.

Q: Can I trade my common stock in the Company before the Redomicile Merger is completed?

A: Yes. Common stock in the Company will continue to be listed on the NASDAQ Capital Market through the last trading day prior to the date of completion of the Redomicile Merger, which is anticipated to take place during the third quarter of 2025.

Q: After the Redomicile Merger, where can I trade my CAAS Cayman ordinary shares?

A: The Company and CAAS Cayman are in the process of applying for listing of the ordinary shares of CAAS Cayman with the NASDAQ Capital Market (“Nasdaq”) and hope to complete that process concurrent with the consummation of the Redomicile Merger.

Q: How will my rights as a shareholder of CAAS Cayman change after the Redomicile Merger relative to my rights as a stockholder of the Company prior to the Redomicile Merger?

A: Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and CAAS Cayman, we are unable to adopt governing documents for CAAS Cayman that are identical to the governing documents for the Company. CAAS Cayman’s proposed amended and restated memorandum and articles of association differs from the Company’s bylaws and certificate of incorporation, both in form and substance, and the rights of shareholders of CAAS Cayman will change relative to your rights as a stockholder of the Company as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of CAAS Cayman under applicable laws and CAAS Cayman’s amended and restated memorandum and articles of association as you had as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger — Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of CAAS Cayman under applicable laws and CAAS Cayman’s amended and restated memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws,” “Description of Share Capital of CAAS Cayman,” and “Comparison of Rights under Delaware and Cayman Islands Laws.” Additionally, as a foreign private issuer, CAAS Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws.

Q: Do I have Dissenters’ Rights?

A: In connection with the Redomicile Merger, our stockholders will not have dissenters’ rights under the Delaware General Corporation Law (“DGCL”). Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Merger Agreement, including the Redomicile Merger and other transactions contemplated thereby, you should carefully read this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A to this proxy statement/prospectus and the Plan of Merger attached to the Merger Agreement. For purposes of this proxy statement/prospectus, the term “Merger Agreement” will refer to the Merger Agreement, as the same may be amended.

The Redomicile Merger

The Parties to the Merger Agreement and the Plan of Merger

China Automotive Systems, Inc. was incorporated in the State of Delaware on June 29, 1999. Through its subsidiary, Great Genesis Holdings Limited, “Genesis,” a corporation organized under the laws of the Hong Kong Special Administrative Region, China, it owns interests in eight Sino-joint ventures and seven wholly-owned subsidiaries in the People’s Republic of China (“China” or the “PRC”) which manufacture power steering systems and/or related products for different segments of the automobile industry. Genesis also owns interests in a Brazil-based trading company, which engages mainly in the import and sales of automotive parts in Brazil. Henglong USA Corporation, “HLUSA,” which was incorporated on January 8, 2007 in Troy, Michigan, is a wholly-owned subsidiary of the Company, and mainly engages in marketing of automotive parts in North America, and provides after sales service and research and development support. The mailing address of the Company’s principal executive office is No. 1 Henglong Road, Yu Qiao Development Zone, Shashi District, Jing Zhou City, Hubei Province, 434000, the People’s Republic of China, and its phone number is (86) 716-412-7901. The Company’s corporate website address is http://www.caasauto.com/#/ir. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

China Automotive Systems Holdings, Inc.  CAAS Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act of the Cayman Islands (As Revised), such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. CAAS Cayman does not have a significant amount of assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Redomicile Merger. The mailing address of CAAS Cayman is D8 Henglong Building, Optics Valley Software Park, Guanshan Avenue, East Lake Hi-Tech Zone, Wuhan City, Hubei 430073, the People’s Republic of China, and its phone number is (86) 27-8757-0028.

Background and Reasons for the Redomicile Merger

The Company believes that the Redomicile Merger, which would change its place of incorporation from Delaware to the Cayman Islands, (i) would allow the Company to reduce operational, administrative, legal and accounting costs over the long term because CAAS Cayman is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s current business and operations, the majority of which are conducted outside of the United States, and (ii) will more closely align the Company’s structure with our international corporate strategy. In reaching its decision to approve the Merger Agreement, the Board of Directors identified several potential benefits to the Company’s stockholders, which are described under “The Merger Agreement — Background and Reasons for the Redomicile Merger.” Please also see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger” for a description of certain risks associated with the Redomicile Merger.

The Merger Agreement

A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. The Company encourages you to read the entire Merger Agreement, including the Plan of Merger attached to the Merger Agreement, carefully as it is the principal document governing the Redomicile Merger.

CAAS Cayman Ordinary Shares

If the Redomicile Merger is completed, each share of the Company’s common stock shall convert into the right to receive one ordinary share of CAAS Cayman, credited as fully paid, which ordinary share will be issued by CAAS Cayman in connection with the Redomicile Merger. Following the Redomicile Merger, the former stockholders of the Company will become holders of CAAS Cayman ordinary shares, and CAAS Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

Treatment of the Company’s Options

In connection with the Redomicile Merger, each outstanding option of the Company will be assumed by CAAS Cayman and will become an option of ordinary share(s) of CAAS Cayman under the same terms and conditions.

Overview of the Merger Agreement

The Company and CAAS Cayman are required to complete the Redomicile Merger only if certain customary conditions are satisfied or waived, including, among others, the registration statement on Form F-4, of which this proxy statement/prospectus is a part, being declared effective by the SEC, ordinary shares of CAAS Cayman is approved to be listed on the Nasdaq and the Merger Agreement and Plan of Merger being approved by the Company’s stockholders.

Board of Directors and Management of the CAAS Cayman Following the Redomicile Merger

Following the Redomicile Merger, CAAS Cayman will be managed by the directors and officers appointed pursuant to the Plan of Merger, who are the same directors and executive officers that manage the Company today.

Accounting Treatment

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Dissenters’ Rights

In connection with the Redomicile Merger, our stockholders will not have dissenters’ rights under the DGCL. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

Regulatory Approval

Other than the filing of the Plan of Merger with the Registrar of Companies of Cayman Islands, the only governmental or regulatory approvals or actions that are required to complete the Redomicile Merger are compliance with U.S. federal and state securities laws and Delaware corporate law (including the filing with the Secretary of State of the State of Delaware of a certificate of merger). The Redomicile Merger and the issuance of ordinary shares by CAAS Cayman in connection therewith may be subject to a post-transaction filing procedure with the CSRC, and we plan to proactively communicate with the CSRC and complete such procedure if so required.

Material U.S. Federal Income Tax Consequences

After the Redomicile Merger, CAAS Cayman, as successor to the Company, will continue to be treated as a U.S. corporation for U.S. federal income tax purposes. The Company intends the Redomicile Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Redomicile Merger qualifies as a reorganization, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of CAAS Cayman ordinary shares in the Redomicile Merger. A U.S. holder will have an adjusted tax basis in the CAAS Cayman ordinary shares received in the Redomicile Merger equal to the adjusted tax basis of the Company common stock surrendered by such U.S. Holder in the Redomicile Merger. The holding period for CAAS Cayman ordinary shares received in the Redomicile Merger will include the holding period for the Company common stock surrendered therefor. Please see the section entitled “Proposal One — The Merger Proposal — Taxation — United States Taxation.”

Comparison of Stockholder/Shareholder Rights

Upon consummation of the Redomicile Merger, the holders of issued and outstanding common stock of the Company will be entitled to receive CAAS Cayman ordinary shares. The rights of the holders of the Company’s common stock are governed by the Company’s certificate of incorporation and bylaws, the DGCL and the common law of the State of Delaware, while the rights of holders of CAAS Cayman’s ordinary shares are generally governed by CAAS Cayman’s amended and restated memorandum and articles of association, the Companies Act of the Cayman Islands (As Revised), and the common law of the Cayman Islands. There are differences in rights afforded by under Delaware law and Cayman Islands law. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

Risks Associated with the Redomicile Merger

Holders of the Company’s common stock and, assuming consummation of the Redomicile Merger, CAAS Cayman’s ordinary shares, will be subject to various risks associated with CAAS Cayman’s business and industries. These risks are discussed in greater detail under the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements” in this proxy statement/prospectus. The Company encourages you to read and consider all of these risks carefully.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed the Company as a Commission-Identified Issuer under the HFCAA following the filing of the annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we filed annual report on Form 10-K for the fiscal year ended December 31, 2024. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K (or in case of CAAS Cayman, on Form 20-F) for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and our securities may be delisted from Nasdaq as a result. Delisting of our securities would force holders of our securities to sell their securities. Further, we may be prohibited from listing our securities on another U.S. securities exchange. The market price of our securities could be adversely affected as a result of anticipated negative impacts of such legislative or executive actions upon, as well as negative investor sentiment toward, companies with significant operations in mainland China and Hong Kong that are listed in the United States, regardless of whether such actions are implemented and regardless of our actual operating performance.

For more details, see “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China and Other Countries besides The United States — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the future may deprived our investors with the benefits of such inspections.” And “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China and Other Countries besides the United States — Our shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the shares, or the threat of being delisted, may materially and adversely affect the value of your investment.”

Our Corporate Structure

The Company is not a PRC operating company but a Delaware holding company with operations primarily conducted through its wholly owned direct subsidiaries, Genesis and HLUSA, and its several indirect subsidiaries that are either wholly-owned or majority-owned by either Genesis or HLUSA. Our investors hold shares of common stock in the Delaware holding company, and after redomicile merger, will hold ordinary shares of CAAS Cayman as a Cayman holding company.

We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in China.

Our holding company structure presents unique risks as our investors may never directly hold equity interests in our operating subsidiaries and will be dependent upon dividends and other distributions from our subsidiaries to finance our cash flow needs. Our ability to receive dividends and other contributions from our subsidiaries are significantly affected by regulations promulgated by Hong Kong and PRC authorities. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and/or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company associated with our structure, please refer to “Risk Factors and Caution Regarding Forward-Looking Statements – Risks Related to Doing Business in China and Other Countries Besides the United States.”

Currently, PRC laws and regulations do not prohibit direct foreign investment in our operating subsidiaries. Nonetheless, in light of the recent statements and regulatory actions by the PRC government, such as those related to the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors, and the resulting adverse change in value to our securities. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the China Securities Regulatory Commission, or CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of the Company’s securities to continue to trade on Nasdaq, which would likely cause the value of our securities to significantly decline or become worthless.

Doing Business in China

As a result of our operations in China, the Chinese government may exert influence over our operations from time to time, which could result in a material change in our operations and/or the value of our securities. For example, the Chinese government published policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company.

Furthermore, the Chinese government has also indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted outside of China and over foreign investment in China-based companies. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. The Chinese government initiated a series of regulatory actions and statements to regulate business operations in China, including enforcement actions against illegal activities in the securities market, enhancing supervision over China-based companies listed outside of China using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the relevant PRC government authorities issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

The Chinese government may further promulgate relevant laws, rules and regulations that may impose additional and significant obligations and liabilities on overseas listed Chinese companies regarding data security, cross-border data flow, anti-monopoly and unfair competition, and compliance with China’s securities laws. It is uncertain whether or how these new laws, rules and regulations and the interpretation and implementation thereof may affect us, but among other things, our ability to obtain external financing through the issuance of equity securities in the United States or other markets could be negatively affected, and as a result, the trading prices of our securities could significantly decline or become worthless. For a detailed description of risks related to our doing business in China, see “Risk Factors and Caution Regarding Forward-Looking Statements - Risks Related to Doing Business in China and Other Countries besides the United States.”

Permissions Required from the PRC Authorities for Our Operations

We conduct our business primarily through our subsidiary Genesis, which owns interests in eight Sino-joint ventures and seven wholly owned subsidiaries in the PRC. Our operations in China are governed by PRC laws and regulations. As of the date of this proxy statement/prospectus, these entities have obtained the requisite licenses and permits from the PRC government authorities that are material for their business operations, including, among others, certain business licenses, approvals for the establishment of enterprises with foreign investment, approvals for overseas direct investment and environmental and occupational safety and health approvals. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the operation of our businesses in the future.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same day, the CSRC also published a series of guidance and Q&As in connection with the implementation of the Trial Measures. The Trial Measures established (i) a list outlining the circumstances where a PRC domestic company is prohibited from offering and listing securities overseas (the “Trial Measures Negative List”) and (ii) a new filing-based regime to regulate overseas offerings and listings by PRC domestic companies. According to the Trial Measures, in connection with an overseas offering of securities, including shares, depository receipts, corporate bonds convertible into shares and other equity securities and listing by a PRC domestic company, either in a direct or indirect manner, the issuer must file certain documents with the CSRC (the “Trial Measures Filing Obligations”). An indirect offering and listing is determined by a set of quantifiable standards. For example, any overseas offering and listing by an issuer that meets both of the following standards will be deemed to be indirect: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

The Trial Measures provide the CSRC with the authority to warn, fine, and issue injunctions against PRC domestic companies, their controlling shareholders, advisors, and other responsible persons in connection with a listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). In cases of serious violation, the relevant responsible persons may be prohibited from entering the securities market by the CSRC and may be held criminally liable. For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or supplying materially false or misleading statements in the filing and reporting required by the Trial Measures, PRC domestic companies and their controlling shareholders, if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1.0 million and RMB 10.0 million. The Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and RMB 5.0 million. Advisors in listings or offerings of securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and RMB 5.0 million. The Subject Individuals of these advisor entities may, severally, face warnings and fines between RMB 0.2 million and RMB 2.0 million.

Because our shares of common stock have already listed on Nasdaq, we believe we will be deemed as an “Existing Issuer” pursuant to the Trial Measures and the implementation guidance and, accordingly, are not required to complete the filing procedures with the CSRC for our historical securities offering. Nevertheless, in the event that we conduct any securities issuance or offering in the future that would be captured by the Trial Measures, we will have to complete the filing procedures with the CSRC within three (3) business days following the closing of such securities issuance or offering. We believe this Redomicile Merger and the issuance of ordinary shares by CAAS Cayman in relation thereto may be subject to the filing procedures as well, and we plan to proactively communicate with the CSRC and complete such filing procedure if so required.

Therefore, in connection with our business operations and issuance or offering of securities to foreign investors, under currently effective PRC laws, regulations, and rules, and taking the Trial Measures into account, as of the date of this proxy statement/prospectus, we and our PRC subsidiaries (i) are not required to obtain permissions from, or complete the filing procedures with, the CSRC for our prior issuances and offerings of securities to foreign investors which were completed before the date of implementation of the Trial Measures, but are required to go through filing procedures with CSRC for our future issuances or offerings of securities (including shares, depository receipts, corporate bonds convertible into shares and other equity securities) to foreign investors if we meet certain conditions set forth in the Trial Measures to be considered as an indirect overseas offering and listing by a PRC domestic company, and (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC for our prior issuance and offering of securities to foreign investors, but may be required to obtain prior permission, filing, approval, and/or other administrative requirements of other PRC government authorities in connection with our future issuance or offering of securities to foreign investors. If we and our subsidiaries are deemed to be a critical information infrastructure operator, or CIIO, or a network platform operator, whose network product or service purchasing or data processing activities affect or may affect national security, we would be required to go through a cybersecurity review by the CAC. As of the date of this proxy statement/prospectus, neither we nor any of our subsidiaries has been identified as a CIIO by any government authority, involved in any investigations or become subject to a cybersecurity review by the CAC based on the Cybersecurity Review Measures. However, there remains some uncertainty as to how relevant rules published by the PRC government authorities will be interpreted or implemented, and our opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form. We cannot assure you that the relevant PRC government authorities, including the CSRC and the CAC, would reach the same conclusion and hence, we may face regulatory actions or other sanctions from them. For more details, see “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China and Other Countries besides The United States — Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.” and “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China and Other Countries besides The United States — The approval of, or filing or other procedures with, the CSRC or other Chinese regulatory authorities may be required in connection with issuing our equity securities to foreign investors under Chinese law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures. We are also required to obtain business licenses from Chinese authorities in connection with our general business activities currently conducted in China.”

Cash Flows through Our Organization

The Company is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries, particularly Genesis, which owns interests in eight Sino-joint ventures and seven wholly-owned subsidiaries in the PRC. As a result, although other means are available for us to obtain financing at the holding company level, the Company’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to the Company. In addition, our PRC subsidiaries are permitted to pay dividends to CAAS only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund, or a staff welfare and bonus fund. Such reserve funds and discretionary funds cannot be distributed to us as dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries, totaling RMB 504.7 million, RMB 508.8 million, RMB 514.0 million and RMB522.3 million as of December 31, 2021, 2022, 2023 and 2024, respectively.

The Company may provide funding to its PRC subsidiaries by making capital contributions or providing loans, subject to the satisfaction of applicable government registration, filing and approval requirements.

During the fiscal years ended December 31, 2021, 2022, 2023 and 2024, the Company received loans which were interest free from its subsidiaries in the aggregate amount of $2.5 million, $6.1 million, $5.8 million and $16.9 million, respectively, and no principal was repaid in such years.

Although the Company announced and paid a special cash dividend of $0.18 per common stock to the Company’s shareholders of record as of the close of business on June 26, 2014 and a special cash dividend of $0.80 per common stock to the company’s shareholders of record as of the close of business on July 30, 2024, respectively, it does not anticipate paying any other cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Company’s Board of Directors, and after the Redomicile Merger, the board of directors of CAAS Cayman, and will be based upon the Company’s financial condition, operating results, capital requirements, plans for expansion, restrictions imposed by any financing arrangements and any other factors that the Company’s board of directors deems relevant.

Recommendation to CAAS Shareholders

CAAS’ Board of Directors has determined that each of the proposals outlined herein is advisable to and in the best interests of CAAS and its stockholders and recommended that CAAS stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented.

Foreign Private Issuer

Following completion of the Redomicile Merger, CAAS Cayman is expected to qualify as a “foreign private issuer” within the meaning of the rules under the Exchange Act and, as such, CAAS Cayman would be permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, CAAS Cayman would not be required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating committee consisting entirely of independent directors. As a result, CAAS Cayman’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, CAAS Cayman would also be subject to reduced disclosure requirements and exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

Summary Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors and Caution Regarding Forward-Looking Statements” beginning on page 18. Such risks include, but are not limited to:

Risks Related to the Redomicile Merger

•	Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of CAAS Cayman under applicable laws and CAAS Cayman’s amended and restated memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws.
•	The laws of the Cayman Islands may not provide CAAS Cayman shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.
•	As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.
•	The expected benefits of the Redomicile Merger may not be realized.
•	CAAS Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.
•	As a foreign private issuer, CAAS Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about CAAS Cayman as you did about the Company and you may not be afforded the same level of protection as a beneficial owner of CAAS Cayman under applicable laws and the CAAS Cayman’s amended and restated memorandum and articles of association as you were as a shareholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws.
•	If CAAS Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, CAAS Cayman would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.
•	Changes in domestic and foreign tax laws could adversely affect CAAS Cayman, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the Redomicile Merger or not.
•	The enforcement of civil liabilities against CAAS Cayman may be more difficult.
•	The market for CAAS Cayman shares may differ from the market for the Company’s common stock.
•	We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.
•	Our Board of Directors may choose to defer or abandon the Redomicile Merger.

Risks Related to the Company’s Business and Industry

•	The cyclical nature of automotive production and sales could result in a reduction in automotive sales, which could adversely affect the Company’s business and results of operations.

•	Increasing costs for manufactured components and raw materials may adversely affect the Company’s profitability.
•	Because the Company is a holding company with substantially all of its operations conducted through its subsidiaries, its performance will be affected by the performance of its subsidiaries.
•	With the automobile parts markets being highly competitive and many of the Company’s competitors having greater resources than it does, the Company may not be able to compete successfully.
•	Pricing pressure by automobile manufacturers on their suppliers may adversely affect the Company’s business and results of operations.
•	The Company’s business, revenues and profitability would be materially and adversely affected if it loses any of its large customers.
•	The Company may not be able to collect receivables incurred by customers.
•	The Company may be subject to product liability and warranty and recall claims, which may increase the costs of doing business and adversely affect the Company’s financial condition and liquidity.
•	The Company is subject to environmental and safety regulations, which may increase the Company’s compliance costs and may adversely affect its results of operations.
•	Non-performance by the Company’s suppliers may adversely affect its operations by delaying delivery or causing delivery failures, which may negatively affect demand, sales and profitability.
•	The Company’s business and growth may suffer if it fails to attract and retain key personnel.
•	The Company’s management controls approximately 64.73% of its outstanding common stock and may have conflicts of interest with the Company’s minority stockholders.
•	There is a limited public float of the Company’s common stock, which can result in the Company’s stock price being volatile and prevent the realization of a profit on resale of the Company’s common stock or derivative securities.
•	Failure to maintain effective internal control over financial reporting could have a material adverse effect on the Company’s business, results of operations and the trading price of its shares.

Risks Related to Doing Business in China and Other Countries besides the United States

•	The Company may face a severe operating environment during times of economic recession.
•	The Chinese government’s macroeconomic policies could have a negative effect on the Company’s business and results of operations.
•	The economic, political and social conditions in China could affect the Company’s business.
•	Because the Company’s operations are mostly located outside of the United States and are subject to Chinese laws, any change of Chinese laws may adversely affect its business.
•	The Company’s international expansion plans subject it to risks inherent in doing business internationally.
•	The Company faces risks associated with currency exchange rate fluctuations; any adverse fluctuation may adversely affect its operating margins.
•	If relations between the United States and China worsen, the Company’s stock price may decrease and the Company may have difficulty accessing the U.S. capital markets.
•	The Chinese government could change its policies toward private enterprise, which could adversely affect the Company’s business.
•	Government control of currency conversion and future movements in exchange rates may adversely affect the Company’s operations and financial results.
•	Because the Chinese legal system is different from the legal system in United States, the Company and its security holders’ legal protections may be limited.
•	The recent government regulation into business activities of U.S.-listed Chinese companies may negatively impact our operations.
•	Our shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•	If the Company becomes directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matters. Any unfavorable results from the investigations could harm our business operations and our reputation.
•	Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may influence our operations from time to time, which could result in a material change in our operations and/or the value of our securities.
•	The approval of, or filing or other procedures with, the CSRC or other Chinese regulatory authorities may be required in connection with issuing our equity securities to foreign investors under Chinese law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures. We are also required to obtain business licenses from Chinese authorities in connection with our general business activities currently conducted in China.
•	The PRC government has significant oversight and discretion over the conduct of the business operations of our PRC subsidiaries or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.
•	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and changes in policies, laws and regulations in China could adversely affect us.
•	It may be difficult to serve the Company with legal process or enforce judgments against the Company or its management.

Summary Pro Forma Financial Data and Historical Consolidated Financial Data

A pro forma condensed consolidated balance sheet for CAAS Cayman is not presented in this proxy statement/prospectus because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of the Company to give effect to the Redomicile Merger. The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “The Merger Agreement — Accounting Treatment of the Merger.”

A pro forma condensed consolidated statement of operations for CAAS Cayman is not presented in this proxy statement/prospectus because there are no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of the Company to give effect to the Redomicile Merger.

Reference is made to the consolidated financial statements of the Company, including the notes to the financial statements, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference into this proxy statement/prospectus. Please refer to the section in this proxy statement/prospectus entitled “Where You Can Find More Information.”

The transaction costs incurred in connection with the Redomicile Merger have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to consent to the proposal to adopt the Merger Agreement in connection with the Redomicile Merger, you should consider carefully the following risks or investment considerations, in addition to the other information in this proxy statement/prospectus. In addition, please note that this proxy statement/prospectus contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the Redomicile Merger and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this proxy statement/prospectus that we expect to achieve as a result of the Redomicile Merger. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this proxy statement/prospectus. Any forward-looking statements in this proxy statement/prospectus reflect only expectations that are current as of the date of this proxy statement/prospectus, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified certain factors, among others, that you should consider before making a decision on whether or not to consent to adopt the Merger Agreement and the Redomicile Merger, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding whether to adopt the Merger Agreement. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Throughout this section, we will refer to China Automotive Systems, Inc., and in cases of discussing in general the business operations, management and financial positions of CAAS Cayman after the Redomicile Merger, as the “Company.”

Risks Related to the Redomicile Merger

Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of CAAS Cayman under applicable laws and CAAS Cayman’s amended and restated memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws.

Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and CAAS Cayman, we are unable to adopt governing documents for CAAS Cayman that are identical to the governing documents for the Company. While we have attempted to preserve in the amended and restated memorandum and articles of association of CAAS Cayman similar allocation of material rights and powers between the stockholders and our Board of Directors that exists under the Company’s bylaws and certificate of incorporation, CAAS Cayman’s proposed amended and restated memorandum and articles of association nevertheless differs from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder will change. For example:

•	Under the DGCL, a merger or disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business generally requires approval by the holders of a majority of the shares entitled to vote on the matter. However, under the Companies Act of the Cayman Islands (As Revised) (the “Companies Act”) and CAAS Cayman’s proposed amended and restated memorandum and articles of association to be adopted upon the Redomicile Merger (the “Amended CAAS Cayman Articles”), there is no requirement for shareholder approval for a sale of all or substantially all of CAAS Cayman’s assets.

•	Under the DGCL, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Act or the Amended CAAS Cayman Articles prohibiting business combinations with interested shareholders.
•	Under the DGCL, any stockholder may, upon written demand stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business. However, shareholders of a Cayman Islands company do not have any general rights to inspect corporate records of a company (other than the company's memorandum and articles of association and any special resolutions for the time being in force, and the company’s register of mortgages and charges), and the Amended CAAS Cayman Articles provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of CAAS Cayman may be open to the inspection of shareholders who are not directors.
•	Under the DGCL, a stockholder may bring a derivative suit provided the requirements to do so under DGCL have been met. However, for a Cayman Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the shareholders, and a shareholder of CAAS Cayman would be entitled to bring a derivative action on behalf of CAAS Cayman only in certain limited circumstances.

For a detailed discussion of these and other material differences, please see the comparison chart of your rights as a common stockholder of the Company against your rights as an ordinary shareholder of CAAS Cayman under the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

The laws of the Cayman Islands may not provide CAAS Cayman shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

CAAS Cayman’s corporate affairs are governed by its memorandum and articles of association, as amended and restated from time to time, by the Companies Act, and by the common law of the Cayman Islands. The rights of shareholders to take action against CAAS Cayman’s directors, actions by minority shareholders and the fiduciary duties owed by CAAS Cayman’s directors to CAAS Cayman under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of CAAS Cayman’s shareholders and the fiduciary duties of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, CAAS Cayman’s shareholders may have more difficulty in protecting their interests in the face of actions by CAAS Cayman’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The Cayman Islands courts are also unlikely to impose liability against CAAS Cayman, in original actions brought in the Cayman Islands, based on certain civil liabilities provisions of U.S. securities laws.

As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.

Under Delaware law and our current bylaws and certificate of incorporation, our bylaws and certificate of incorporation may be amended by the vote of a majority of shares of common stock entitled to vote on the matter to approve the amendment present in person or by proxy at the shareholders’ meeting. Cayman Islands law requires a special resolution of not less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting for any amendment to the memorandum and articles of association of CAAS Cayman. As a result of this Cayman Islands law requirement, situations may arise where the flexibility we now have under Delaware law would have provided benefits to our stockholders that will not be available in the Cayman Islands.

In addition, under Cayman Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the votes cast at a general meeting by those shareholders entitled to vote who are present in person or by proxy. By contrast, a merger under Delaware law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased shareholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to shareholders.

For a detailed discussion of the differences in shareholder voting requirements in the Cayman Islands relative to Delaware, please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

The expected benefits of the Redomicile Merger may not be realized.

We have presented in this proxy statement/prospectus the anticipated benefits of the Redomicile Merger. Please see the section entitled “Proposal One — The Merger Proposal — Background and Reasons for the Redomicile Merger.” We cannot be assured that all of the goals of the Redomicile Merger will be achievable, and some or all of the anticipated benefits of the Redomicile Merger may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control.

These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the Redomicile Merger will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

CAAS Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

After the Redomicile Merger, CAAS Cayman, as successor to the Company, will continue to be treated as a U.S. corporation for U.S. federal income tax purposes. Accordingly, CAAS Cayman will continue to be subject to U.S. federal income taxes as if it were incorporated in Delaware, and dividends paid by CAAS Cayman to non-U.S. stockholders will generally be subject to withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). While the Redomicile Merger is not anticipated to have any material impact on our effective tax rate, changes in U.S. tax laws could adversely affect our results of operations and profitability.

As a foreign private issuer, CAAS Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about CAAS Cayman as you did about the Company and you may not be afforded the same level of protection as a beneficial owner of CAAS Cayman under applicable laws and the CAAS Cayman’s amended and restated memorandum and articles of association as you were as a shareholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws.

Following the completion of the Redomicile Merger, CAAS Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. CAAS Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. However, as a foreign private issuer, CAAS Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if CAAS Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example, if CAAS Cayman qualifies as a foreign private issuer:

•	CAAS Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, as issued by the IASB without reconciliation to U.S. GAAP;
•	CAAS Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, CAAS Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, CAAS Cayman will need to promptly furnish reports on Form 6-K any information that CAAS Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, CAAS Cayman will not be required to file its annual report on Form 10-K. As a foreign private issuer, CAAS Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

•	CAAS Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;
•	CAAS Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;
•	CAAS Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;
•	CAAS Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	CAAS Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Thus, you may not be afforded the same protections or information under the applicable laws and the Amended CAAS Cayman Articles which would be made available to you if we remain a U.S. corporation with publicly traded securities.

If CAAS Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, CAAS Cayman would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the Redomicile Merger, CAAS Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, CAAS Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if CAAS Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. While CAAS Cayman is expected to qualify as a foreign private issuer following the completion of the Redomicile Merger, if CAAS Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, CAAS Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Changes in domestic and foreign tax laws could adversely affect CAAS Cayman, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the Redomicile Merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences to CAAS Cayman and its shareholders (whether associated with the Redomicile Merger or otherwise). While the Redomicile Merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against CAAS Cayman may be more difficult.

After the Redomicile Merger, the significant majority of our officers and directors will reside outside of the United States. As a result, it may be difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because CAAS Cayman is a Cayman Islands company, investors could also experience more difficulty enforcing judgments obtained against CAAS Cayman in U.S. courts than would currently be the case for U.S. judgments obtained against CAAS. In addition, it may be more difficult (or impossible) to bring some types of claims against CAAS Cayman in Cayman Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for CAAS Cayman shares may differ from the market for the Company’s common stock.

Although it is expected that the CAAS Cayman ordinary shares will be authorized for listing on Nasdaq under the symbol “CAAS,” as a company incorporated under the laws of the Cayman Islands, shares of CAAS Cayman may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the redomicile may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the CAAS Cayman ordinary shares from those of the Company’s common stock.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.

We expect to incur significant transaction costs in connection with the Redomicile Merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the Redomicile Merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, solicitation fees and financial printing expenses in connection with the Redomicile Merger, even if the Redomicile Merger is not approved or completed. The Redomicile Merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Our Board of Directors may choose to defer or abandon the Redomicile Merger.

Completion of the Redomicile Merger may be deferred or abandoned, at any time, by action of our Board of Directors. While we currently expect the Redomicile Merger to take place promptly after the proposal to adopt the Merger Agreement is approved, our Board of Directors may defer completion or may abandon the Redomicile Merger because of, among other reasons, changes in existing or proposed laws, our determination that the Redomicile Merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the Redomicile Merger would otherwise be reduced, a dispute with the taxation authorities over the Redomicile Merger (or certain aspects thereof), an unexpected increase in the costs to complete the Redomicile Merger or any other determination by our Board of Directors that the Redomicile Merger would not be in the best interests of the Company or its stockholders or that the Redomicile Merger would have material adverse consequences to the Company or its stockholders.

Risks Related to the Company’s Business and Industry

The cyclical nature of automotive production and sales could result in a reduction in automotive sales, which could adversely affect the Company’s business and results of operations.

The Company’s business relies on automotive vehicle production and sales by its customers, which are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences and the price and availability of gasoline. They also can be affected by labor relations issues, regulatory requirements and other factors. In the last two years, the price of automobiles in China has generally declined. Additionally, the volume of automotive production in China has fluctuated from year to year, which gives rise to fluctuations in the demand for the Company’s products. Therefore, any significant economic decline could result in a reduction in automotive production and sales by the Company’s customers and could have a material adverse effect on the Company’s results of operations. Moreover, if the prices of automobiles keep declining, the selling price of automotive parts also would decrease, which would result in lower revenues and profitability.

Increasing costs for manufactured components and raw materials may adversely affect the Company’s profitability.

The Company uses a broad range of manufactured components and raw materials in its products, including castings, electronic components, finished sub-components, molded plastic parts, fabricated metal, aluminum, steel and resins. Because it may be difficult to pass increased prices for these items on to the Company’s customers, a significant increase in the prices of the Company’s components and materials could materially increase the Company’s operating costs and adversely affect its profit margins and profitability.

Because the Company is a holding company with substantially all of its operations conducted through its subsidiaries, its performance will be affected by the performance of its subsidiaries.

The Company almost has no operations independent of those of Genesis and its subsidiaries, and the Company’s principal assets are its investments in Genesis and its subsidiaries and affiliates. As a result, the Company is dependent upon the performance of Genesis and its subsidiaries and will be subject to the financial, business and other factors affecting Genesis as well as general economic and financial conditions. As substantially all of the Company’s operations are, and will be, conducted through its subsidiaries, the Company will be dependent on the cash flow of its subsidiaries to meet its obligations.

Because virtually all of the Company’s assets are, and will be, held by operating subsidiaries, the claims of the Company’s stockholders will be structurally subordinate to all existing and future liabilities, obligations and trade payables of such subsidiaries. In the event of the Company’s bankruptcy, liquidation or reorganization, its assets and those of its subsidiaries will be available to satisfy the claims of the Company’s stockholders only after all of its and its subsidiaries’ liabilities and obligations have been paid in full.

With the automobile parts markets being highly competitive and many of the Company’s competitors having greater resources than it does, the Company may not be able to compete successfully.

The automobile parts industry is a highly competitive business. The Company’s customers consider criteria including:

•	quality;
•	price/cost competitiveness;
•	system and product performance;
•	reliability and timeliness of delivery;
•	new product and technology development capability;
•	excellence and flexibility in operations;
•	degree of global and local presence;
•	effectiveness of customer service; and
•	overall management capability.

The Company’s competitors include independent suppliers of parts, as well as suppliers formed by spin-offs from the Company’s customers, who are becoming more aggressive in selling parts to other vehicle manufacturers. Depending on the particular product, the number of the Company’s competitors varies significantly. Many of the Company’s competitors have substantially greater revenues and financial resources than the Company does, as well as stronger brand names, consumer recognition, business relationships with vehicle manufacturers, and geographic presence than the Company has. The Company may not be able to compete favorably and increased competition may substantially harm its business, business prospects and results of operations.

Internationally, the Company faces different market dynamics and competition. The Company may not be as successful as its competitors in generating revenues in international markets due to the lack of recognition of its products or other factors. Developing product recognition overseas is expensive and time-consuming and the Company’s international expansion efforts may be more costly and less profitable than it expects. If the Company is not successful in its target markets, its sales could decline, its margins could be negatively impacted and it could lose market share, any of which could materially harm the Company’s business, results of operations and profitability.

Pricing pressure by automobile manufacturers on their suppliers may adversely affect the Company’s business and results of operations.

Recently, pricing pressure from automobile manufacturers has been prevalent in the automotive parts industry in China. Virtually all vehicle manufacturers seek price reductions each year. Although the Company has tried to reduce costs and resist price reductions, these reductions have impacted the Company’s sales and profit margins. If the Company cannot offset continued price reductions through improved operating efficiencies and reduced expenditures, price reductions will have a material adverse effect on the Company’s results of operations.

The Company’s business, revenues and profitability would be materially and adversely affected if it loses any of its large customers.

For the year ended December 31, 2024, approximately 20.3%, 18.2%, 6.8%, 6.5% and 5.1% of the Company’s sales were to Stellantis N.V., BYD Auto Co., Ltd., Mahindra & Mahindra Ltd., Chery Automobile Co., Ltd. and Hubei Hongrun, the Company’s five largest customers in 2024, respectively. In total, these five customers accounted for 56.9% of total sales in 2024. For the year ended December 31, 2023, approximately 17.2%, 6.4%, 6.1%, 5.5% and 5.2% of the Company’s sales were to Stellantis N.V., BYD Auto Co., Ltd., Hubei Hongrun, Mahindra & Mahindra Ltd and Chery Automobile Co., Ltd, the Company’s five largest customers in 2023, respectively. In total, these five customers accounted for 40.4% of total sales in 2023. The loss of, or significant reduction in purchases by, one or more of these major customers could adversely affect the Company’s business.

The Company may not be able to collect receivables incurred by customers.

The Company currently sells its products on credit and its ability to receive payment for its products depends on the continued creditworthiness of its customers. Although the Company has long-term relationships with its major customers, the customer base may change if its sales increase because of the Company’s expanded capacity. If the Company is not able to collect its receivables, its profitability will be adversely affected.

The Company may be subject to product liability and warranty and recall claims, which may increase the costs of doing business and adversely affect the Company’s financial condition and liquidity.

The Company may be exposed to product liability and warranty claims if its products actually or allegedly fail to perform as expected or the use of its products results, or is alleged to result, in bodily injury and/or property damage. The Company started to pay some of its customers’ increased after-sales service expenses due to consumer rights protection policies of “recall” issued by the Chinese government in 2004, such as the recalling flawed vehicles policy. Beginning in 2004, automobile manufacturers unilaterally required their suppliers to pay a “3-R Guarantees” service charge for repair, replacement and refund in an amount of about 1%–5% of the total amount of parts supplied. Accordingly, the Company has experienced and will continue to experience higher after-sales service expenses. Product liability, warranty and recall costs may have a material adverse effect on the Company’s financial condition.

The Company is subject to environmental and safety regulations, which may increase the Company’s compliance costs and may adversely affect its results of operations.

The Company is subject to the requirements of environmental and occupational safety and health laws and regulations in China. The Company cannot provide assurance that it has been or will be at all times in full compliance with all of these requirements, or that it will not incur material costs or liabilities in connection with these requirements. Additionally, these regulations may change in a manner that could have a material adverse effect on the Company’s business, results of operations and financial condition. The capital requirements and other expenditures that may be necessary to comply with environmental requirements could increase and become a material expense of doing business.

Non-performance by the Company’s suppliers may adversely affect its operations by delaying delivery or causing delivery failures, which may negatively affect demand, sales and profitability.

The Company purchases various types of equipment, raw materials and manufactured component parts from its suppliers. The Company would be materially and adversely affected by the failure of its suppliers to perform as expected. The Company could experience delivery delays or failures caused by production issues or delivery of non-conforming products if its suppliers fail to perform, and it also faces these risks in the event any of its suppliers becomes insolvent or bankrupt.

The Company’s business and growth may suffer if it fails to attract and retain key personnel.

The Company’s ability to operate its business and implement its strategies effectively depends on the efforts of its executive officers and other key employees. The Company depends on the continued contributions of its senior management and other key personnel. The Company’s future success also depends on its ability to identify, attract and retain highly skilled technical staff, particularly engineers and other employees with mechanics and electronics expertise, and managerial, finance and marketing personnel. The Company does not maintain a key person life insurance policy on Mr. Hanlin Chen or Mr. Qizhou Wu. The loss of the services of any of the Company’s key employees or the failure to attract or retain other qualified personnel could substantially harm the Company’s business.

The Company’s management controls approximately 64.76% of its outstanding common stock and may have conflicts of interest with the Company’s minority stockholders.

As of March 31, 2025, members of the Company’s management beneficially own approximately 64.76% of the outstanding shares of the Company’s common stock. As a result, except for the related party transactions that require approval of the audit committee of the Board of Directors of the Company, these majority stockholders have control over decisions to enter into any corporate transaction, which could result in the approval of transactions that might not maximize overall stockholders’ value. Additionally, these stockholders control the election of members of the Company’s Board of Directors, have the ability to appoint new members to the Company’s management team and control the outcome of matters submitted to a vote of the holders of the Company’s common stock (and after the redomicile merger, CAAS Cayman’s ordinary shares). The interests of these majority stockholders may at times conflict with the interests of the Company’s other stockholders. The Company regularly engages in transactions with entities controlled by one or more of its officers and directors, including those controlled by Mr. Hanlin Chen, the chairman of the Board of Directors of the Company and its controlling stockholder.

There is a limited public float of the Company’s common stock, which can result in the Company’s stock price being volatile and prevent the realization of a profit on resale of the Company’s common stock or derivative securities.

There is a limited public float of the Company’s common stock. As of March 31, 2025, approximately 35.24% of the Company’s outstanding common stock is considered part of the public float. The term “public float” refers to shares freely and actively tradable on the NASDAQ Capital Market and not owned by officers, directors or affiliates, as such term is defined under the Securities Act. As a result of the limited public float and the limited trading volume on some days, the market price of the Company’s common stock can be volatile, and relatively small changes in the demand for or supply of the Company’s common stock can have a disproportionate effect on the market price for its common stock. This stock price volatility could prevent a security holder seeking to sell the Company’s common stock or derivative securities from being able to sell them at or above the price at which the stock or derivative securities were bought, or at a price which a fully liquid market would report.

In connection with the Redomicile Merger, each share of the Company’s common stock will be converted into the right to receive one ordinary share of CAAS Cayman, and CAAS Cayman will issue to each holder of such right that number of ordinary shares in CAAS Cayman. Therefore, we expect the situation will remain unchanged for CAAS Cayman’s ordinary shares after the Redomicile Merger.

Failure to maintain effective internal control over financial reporting could have a material adverse effect on the Company’s business, results of operations and the trading price of its shares.

The Company is subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, the “SEC,” as required by Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring public companies to include a report of management in its annual report that contains an assessment by management of the effectiveness of such company’s internal control over financial reporting.

If the Company fails to maintain the adequacy of its internal controls in the future, it will not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for the Company to produce reliable financial reports and are important to help prevent fraud. Any failure to maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of the Company’s financial statements, which in turn could harm its business and negatively impact the trading price of its common stock. Furthermore, the Company may need to incur additional costs and use additional management and other resources in an effort to comply with Section 404 of the Sarbanes-Oxley Act and other requirements going forward.

The Company generally does not pay cash dividends on its common stock.

Although the Company announced and paid a special cash dividend of $0.18 per common stock to the Company’s shareholders of record as of the close of business on June 26, 2014 and a special cash dividend of $0.80 per common stock to the company’s shareholders of record as of the close of business on July 30, 2024, respectively, it does not anticipate paying any other cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors of the Company, and after the Redomicile Merger, the board of directors of CAAS Cayman, and will be based upon the Company’s financial condition, operating results, capital requirements, plans for expansion, restrictions imposed by any financing arrangements and any other factors that the Company’s Board of Directors deems relevant.

Techniques employed by short sellers may drive down the market price of the Company’s common stock (or CAAS Cayman’s ordinary shares).

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s best interests for the price of the stock to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. These short attacks have, in the past, led to selling of shares in the market.

In the recent past, many public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered around allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity would have on the Company, if any. If the Company were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company could have to expend a significant amount of resources to investigate such allegations and/or defend itself. While the Company would strongly defend against any such short seller attacks, the Company may be constrained in the manner in which it can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract the Company’s management from growing the Company. Even if such allegations are ultimately proven to be groundless, allegations against the Company could severely impact its business operations and stockholders’ equity, and any investment in the Company’s stock could be greatly reduced or rendered worthless.

The Company’s secured credit facilities contain certain financial covenants that it may not satisfy, which, if not satisfied, could result in the acceleration of the amounts due under the Company’s secured credit facilities and the limitation of the Company’s ability to borrow additional funds in the future.

The agreements governing the Company’s secured credit facilities subject it to various financial and other restrictive covenants with which the Company must comply on an ongoing or periodic basis. These covenants include, but are not limited to, restrictions on the utilization of the funds and the maintenance of certain financial ratios. If the Company violates any of these covenants, the Company’s outstanding debt under the Company’s secured credit facilities could become immediately due and payable, the Company’s lenders could proceed against any collateral securing such indebtedness and the Company’s ability to borrow additional funds in the future may be limited. Alternatively, the Company could be forced to refinance or renegotiate the terms and conditions of the Company’s secured credit facilities, including the interest rates, financial and restrictive covenants and security requirements of the secured credit facilities, on terms that may be significantly less favorable to the Company.

Risks Related to Doing Business in China and Other Countries besides the United States

The Company may face a severe operating environment during times of economic recession.

The sales volume of the Company’s core products is largely influenced by the demand for its customers’ end products which are mostly sold in the Chinese markets. Future economic crises, either within China or without, may lead to a drastic drop in demand for the Company’s products.

The Chinese government’s macroeconomic policies could have a negative effect on the Company’s business and results of operations.

The Chinese government has implemented various measures from time to time to adjust the rate of economic growth in the PRC. Some of these measures may have a negative effect on the Company over the short or long term. For example, in past years, to cope with high inflation and economic imbalances, the Chinese government has tightened monetary policy and implemented floating exchange rate policy. In addition, in order to alleviate some of the effects of unbalanced growth and social discontent, the Chinese government has enacted a series of social programs and anti-inflationary measures. These, in turn, have increased the costs on the financial and manufacturing sectors, without having alleviated the effects of high inflation and economic imbalances. The Chinese government’s macroeconomic policies, even if effected properly, may significantly slow down China’s economy or cause great social unrest, all of which would have a negative effect on the Company’s business and results of operations.

The economic, political and social conditions in China could affect the Company’s business.

Most of the Company’s business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government.

In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Therefore, the Chinese government’s involvement in the economy could adversely affect the Company’s business operations, results of operations and/or financial condition.

Because the Company’s operations are mostly located outside of the United States and are subject to Chinese laws, any change of Chinese laws may adversely affect its business.

Most of the Company’s operations are in the PRC, which exposes it to risks, such as exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in Chinese laws and regulations, exposure to possible expropriation or other PRC government actions, and unsettled political conditions. These factors may have a material adverse effect on the Company’s operations or on its business, results of operations and financial condition.

The Company’s international expansion plans subject it to risks inherent in doing business internationally.

The Company’s long-term business strategy relies on the expansion of its international sales outside China by targeting markets, such as the United States and Brazil. Risks affecting the Company’s international expansion include challenges caused by distance, language and cultural differences, conflicting and changing laws and regulations, foreign laws, international import and export legislation, trading and investment policies, foreign currency fluctuations, the burdens of complying with a wide variety of laws and regulations, protectionist laws and business practices that favor local businesses in some countries, foreign tax consequences, higher costs associated with doing business internationally, restrictions on the export or import of technology, difficulties in staffing and managing international operations, trade and tariff restrictions, and variations in tariffs, quotas, taxes and other market barriers. These risks could harm the Company’s international expansion efforts, which could in turn materially and adversely affect its business, operating results and financial condition.

In addition, under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted additional disclosure requirements related to the source of certain “conflict minerals” for issuers for which such “conflict minerals” are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by that issuer. The metals covered by the rules include tin, tantalum, tungsten and gold, commonly referred to as “3TG.” If these materials are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, the rules require a reasonable country of origin inquiry be conducted to determine if an issuer knows, or has reason to believe, that any of the minerals used in the production process may have originated from the Democratic Republic of the Congo or an adjoining country. In such a case, if an issuer were not able to determine that the minerals did not originate from a covered country or conclude that there is no reason to believe that the minerals used in the production process may have originated in a covered country, that issuer could be required to perform supply chain due diligence on members of its supply chain. Global supply chains can have multiple layers, thus the costs of complying with these new requirements could be substantial. These new requirements may also reduce the number of suppliers that provide conflict-free metals and may also affect a company’s ability to obtain products in sufficient quantities or at competitive prices. If the Company was to source such 3TG minerals that are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, compliance costs with these rules and/or the unavailability of raw materials could have a material adverse effect on the Company’s results of operations.

The Company faces risks associated with currency exchange rate fluctuations; any adverse fluctuation may adversely affect its operating margins.

The majority of the Company’s current revenues are received in Chinese currency. Conducting business in currencies other than U.S. dollars subjects the Company to fluctuations in currency exchange rates that could have a negative impact on its reported operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact the Company’s revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses. Historically, the Company has not engaged in exchange rate hedging activities. Although the Company may implement hedging strategies to mitigate this risk, these strategies may not eliminate its exposure to foreign exchange rate fluctuations and involve costs and risks of their own, such as ongoing management time and expertise requirements, external costs to implement the strategy and potential accounting implications.

If relations between the United States and China worsen, the Company’s stock price may decrease and the Company may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of the Company’s common stock (and CAAS Cayman’s ordinary shares) and its ability to access U.S. capital markets. Political events, international trade disputes and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on the Company, its customers and its other business partners.

The Chinese government could change its policies toward private enterprise, which could adversely affect the Company’s business.

The Company’s business is subject to political and economic uncertainties in China and may be adversely affected by China’s political, economic and social developments. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may alter them to the Company’s detriment from time to time. Changes in policies, laws and regulations, or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on the Company’s business. Nationalization or expropriation could result in the total loss of the Company’s investment in China.

Government control of currency conversion and future movements in exchange rates may adversely affect the Company’s operations and financial results.

The Company receives most of its revenues in Chinese Renminbi, “RMB”. A portion of such revenues will be converted into other currencies to meet the Company’s foreign currency obligations. Foreign exchange transactions under the Company’s capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange in China. These limitations could affect the Company’s ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures. The Chinese government controls its foreign currency reserves through restrictions on imports and conversion of RMB into foreign currency. Any significant appreciation of the RMB is likely to decrease the income of export products and the cash flow of the Company.

Because the Chinese legal system is different from the legal system in United States, the Company and its security holders’ legal protections may be limited.

The Chinese legal system is based on written statutes and their interpretation by the Supreme People’s Court. As the Chinese legal system is evolving rapidly, the interpretation, implementation and enforcement of laws and regulations involve uncertainties. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on the Company’s business operations. Moreover, interpretative case law does not have the same precedential value in China as in the United States, so legal compliance in China may be more difficult or expensive.

The Company may be subject to fines and legal sanctions imposed by State Administration of Foreign Exchange, “SAFE”, or other Chinese government authorities if it or its Chinese directors or employees fail to comply with Chinese regulations relating to employee share options or shares granted by offshore listed companies to Chinese domestic individuals.

On December 25, 2006, the People’s Bank of China, or PBOC, issued the Administration Measures on Individual Foreign Exchange Control, and the corresponding Implementation Rules were issued by SAFE on January 5, 2007. Both of these regulations became effective on February 1, 2007. According to these regulations, all foreign exchange matters relating to employee stock holding plans, share option plans or similar plans with Chinese domestic individuals’ participation require approval from the SAFE or its authorized branch. On February 15, 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year and participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the mainland China subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. As the Company is an oversea-listed company, its Chinese domestic directors and employees who are PRC citizens or who reside in China for a continuous period of not less than one year and who may be granted share options or shares shall become subject to these regulations. As of December 31, 2024, the Company has completed such SAFE registration and other related procedures according to PRC law. If the Company or its Chinese domestic directors or employees fail to comply with these regulations in the future, the Company or its Chinese domestic directors or employees may be subject to fines or other legal sanctions imposed by the SAFE or other Chinese government authorities.

In addition, the State Administration of Taxation, or the SAT has issued certain circulars concerning employee share options. Under these circulars, our Chinese domestic employees who exercise share options will be subject to PRC individual income tax. Our China-based subsidiaries have obligations to file documents related to employee share options with tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our Chinese domestic employees fail to pay or we fail to withhold their income taxes according to laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

Capital outflow policies in China may hamper the Company’s ability to declare and pay dividends to its stockholders.

China has adopted currency and capital transfer regulations. These regulations may require the Company to comply with complex regulations for the movement of capital. Although the Company’s management believes that it will be in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, the Company may not be able to pay dividends to its stockholders outside of China. In addition, under current Chinese law, the Company’s joint-ventures and wholly-owned enterprise in China must retain a reserve equal to 10% of its net income after taxes, not to exceed 50% of its registered capital. Accordingly, this reserve will not be available to be distributed as dividends to the Company’s stockholders. The Company presently does not intend to pay dividends for the foreseeable future. The Company’s Board of Directors intends to follow a policy of retaining all of the Company’s earnings to finance the development and execution of its strategy and the expansion of the Company’s business.

The recent government regulations into business activities of U.S.-listed Chinese companies may negatively impact our operations.

China intends to improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China, or the CAC, has also opened a cybersecurity probe into several U.S.-listed tech companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If the Chinese government’s regulation expands, our operations may be negatively impacted in a significant way, although, presently, there is no discernible immediate impact.

The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the future may deprived our investors with the benefits of such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this proxy statement/prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in our shares of common stock were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 16, 2021, the PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we and investors in our shares would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in the shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we filed annual report on Form 10-K for the fiscal year ended December 31, 2024.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our securities will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our securities. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The non-U.S. activities of the Company’s non-U.S. subsidiaries may be subject to U.S. taxation.

The majority of the Company’s subsidiaries are based in China and are subject to income taxes in the PRC. These China-based subsidiaries conduct substantially all of the Company’s operations, and generate most of the Company’s income in China. The Company is a Delaware corporation and is subject to income tax in the United States, and following the Redomicile Merger, CAAS Cayman will continue to be subject to income tax in the United States. Under applicable U.S. federal income tax law, certain activities conducted in the PRC or other jurisdictions outside of the U.S. may give rise to U.S. corporate income tax. These U.S. taxes would be imposed on CAAS Cayman when its subsidiaries that are controlled foreign corporations (“CFCs”) generate income that is subject to Subpart F of the U.S. Internal Revenue Code (“Subpart F”) or considered “global intangible low-taxed income,” or “GILTI”, even if such income is not distributed to CAAS Cayman. Passive income, such as rents, royalties, interest, dividends, and gain from disposal of investments, is among the types of income subject to taxation under Subpart F. Any income taxable under Subpart F is taxable in the U.S. at federal corporate income tax rates of up to 21 percent.

GILTI generally refers to foreign income in excess of a deemed return on tangible assets of CFCs, subject to the possible use of foreign tax credits and a deduction equal to 50 percent (scheduled to decline to 37.5 percent beginning in 2026) to offset the income tax liability, subject to some limitations.

Information technology dependency and cyber security vulnerabilities could lead to reduced revenue, liability claims, or competitive harm.

The Company is dependent on information technology systems and infrastructure, or “IT systems”, to conduct its business. The Company’s IT systems may be vulnerable to disruptions from human error, outdated applications, computer viruses, natural disasters, unauthorized access, cyber-attack and other similar disruptions. Any significant disruption, breakdown, intrusion, interruption or corruption of these systems or data breaches could cause the loss of data or intellectual property, equipment damage, downtime, and/or safety related issues and could have a material adverse effect on the Company’s business. The Company has, from time to time, experienced incidents related to its IT systems, and expect that such incidents will continue, including malware and computer virus outbreaks, unauthorized access, systems failures and disruptions. The Company has measures and defenses in place against such events, but the Company may not be able to prevent, immediately detect, or remediate all instances of such events. A material security breach or disruption of the Company’s IT systems could result in theft, unauthorized use, or publication of the Company’s intellectual property and/or confidential business information, harm the Company’s competitive position, disrupt the Company’s manufacturing, reduce the value of the Company’s investment in research and development and other strategic initiatives, impair the Company’s ability to access vendors and suppliers or otherwise adversely affect the Company’s business.

Additionally, the Company believes that utilities and other operators of critical infrastructure that serve the Company’s facilities face heightened security risks, including cyber-attack. In the event of such an attack, disruption in service from the Company’s utility providers could disrupt the Company’s manufacturing operations which rely on a continuous source of power, electrical, gas, etc.

The Company’s business is subject to natural disasters, health epidemics and other catastrophic incidents.

China has in the past experienced significant natural disasters, including earthquakes, extreme weather conditions, as well as health scares related to epidemic diseases, and any similar event could materially impact the Company’s business in the future. If a disaster or other disruption were to occur in the future that affects the regions where the Company operates its business, the Company’s operations could be materially and adversely affected due to loss of personnel and damage to property. Even if the Company is not directly affected, such a disaster or disruption could affect the operations or financial conditions of the Company’s customers, which could harm the Company’s results of operations.

The recent government interference into business activities of U.S.-listed Chinese companies may negatively impact our operations.

Certain PRC regulatory authorities issued Opinions on Strictly Cracking Down on Illegal Securities Activities, made available to the public on July 6, 2021, which emphasized their goal to strengthen the cross-border regulatory collaboration, to improve relevant laws and regulations on data security, cross-border data transmission, and confidential information management, and provided that efforts will be made to revise the regulations on strengthening the confidentiality and file management relating to the offering and listing of securities overseas, to implement the responsibility on information security of overseas listed companies, and to strengthen the standardized management of cross-border information provision mechanisms and procedures. China intends to improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. China will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cyber security probe into several U.S.-listed tech companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If the Chinese government’s interference expands, our operations may be negatively impacted in a significant way, although, presently, there is no discernible immediate impact.

If the Company becomes directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matters. Any unfavorable results from the investigations could harm our business operations and our reputation.

Recently, U.S. public companies that have substantially all of their operations in China have been subjects of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal control over financial reporting, inadequate corporate governance and ineffective implementation thereof and, in many cases, allegations of fraud. As a result of enhanced scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S.-listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effects the sector-wide investigations will have on the Company. If the Company becomes a subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company will have to expend significant resources to investigate such allegations and defend the Company. If such allegations were not proven to be baseless, the Company would be severely hampered and the price of the stock of the Company could decline substantially. If such allegations were proven to be groundless, the investigation might have significantly distracted the attention of the Company’s management.

Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may influence our operations from time to time, which could result in a material change in our operations and/or the value of our securities.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change from time to time. As a result, there remain uncertainties regarding the application, interpretation, and enforcement of new and existing laws and regulations in the PRC. Compliance with the complex and evolving PRC laws, regulations, and regulatory statements may be costly, and such compliance or any associated inquiries or investigations or any other government actions may:

•	Delay or impede our development,
•	Result in negative publicity or increase our operating costs,
•	Require significant management time and attention, and
•	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our securities.

The approval of, or filing or other procedures with, the CSRC or other Chinese regulatory authorities may be required in connection with issuing our equity securities to foreign investors under Chinese law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures. We are also required to obtain business licenses from Chinese authorities in connection with our general business activities currently conducted in China.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same day, the CSRC also published a series of guidelines and Q&As in connection with the implementation of the Trial Measures. The Trial Measures established (i) a list outlining the circumstances where a PRC domestic company is prohibited from offering and listing securities overseas, the “Trial Measures Negative List”, and (ii) a new filing-based regime to regulate overseas offerings and listings by PRC domestic companies. According to the Trial Measures, in connection with an overseas offering of securities, including shares, depository receipts, corporate bonds convertible into shares and other equity securities, and listing by a PRC domestic company, either in a direct or indirect manner, the issuer must file certain documents with the CSRC, the “Trial Measures Filing Obligations”. An indirect offering and listing is determined by a set of quantifiable standards. For example, any overseas offering and listing by an issuer that meets both of the following standards will be deemed to be indirect: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

The Trial Measures provide the CSRC with the authority to warn, fine, and issue injunctions against PRC domestic companies, their controlling shareholders, and their advisors in connection with a listing or offering securities, collectively, the “Subject Entities”, as well as individuals directly responsible for these Subject Entities, the “Subject Individuals”. For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or supply materially false or misleading statements in the filing and reporting required by the Trial Measures, PRC domestic companies and their controlling shareholders, if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1.0 million and RMB 10.0 million. The Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and RMB 5.0 million. Advisors in listings or offerings of securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and RMB 5.0 million. The Subject Individuals of these advisor entities may, severally, face warnings and fines between RMB 0.2 million and RMB 2.0 million.

Because our shares are already listed on Nasdaq, we believe will be deemed as an “Existing Issuer” pursuant to the Trial Measures and, accordingly, are not required to complete the filing procedures with the CSRC for our previous securities offerings. Nevertheless, in the event that we conduct any securities issuance or offering in the future that would be captured by the Trial Measures, we will have to complete the filing procedures with the CSRC within three (3) business days following the closing of such securities issuance or offering.

Therefore, in connection with our business operations and the issuance or offering of securities to foreign investors, under currently effective PRC laws, regulations, and rules and taking the Trial Measures into account, as of the date of this proxy statement/prospectus, we, our PRC subsidiaries, (i) are not required to obtain permissions from or complete the filing procedures with the CSRC for our historical issuance or offering of securities to foreign investors which has been completed before the date of implementation of the Trial Measures, but are required to go through filing procedures with CSRC for our future issuance or offering of securities, including shares, depository receipts, corporate bonds convertible into shares and other equity securities, to foreign investors if we meet certain conditions set forth in the Trial Measures to be considered as an indirect overseas offering and listing by a PRC domestic company, (ii) are not required to go through cybersecurity review by the CAC for our prior issuance and offering of securities to foreign investors, but may be required to obtain certain prior permission, filing, approval and/or other administrative requirements of other PRC government authorities in connection with our further issuance or offering of securities to foreign investors.

If we and our subsidiaries are deemed to be a critical information infrastructure operator, or CIIO, or a network platform operator, whose network product or service purchasing or data processing activities affect or may affect national security, we would be required to go through a cybersecurity review by the CAC. As of the date of this proxy statement/prospectus, neither we nor any of our subsidiaries has been identified as a CIIO by any government authority, involved in any investigations or become subject to a cybersecurity review by the CAC based on the Cybersecurity Review Measures. However, there might remain some uncertainty as to how relevant rules published by the PRC government authorities will be interpreted or implemented, and our opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form. We cannot assure you that relevant PRC government authorities, including the CSRC and the CAC, would reach the same conclusion and hence, we may face regulatory actions or other sanctions from them.

The PRC government has significant oversight and discretion over the conduct of the business operations of our PRC subsidiaries or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.

The PRC government may influence the operations of our PRC subsidiaries from time to time , which could result in a material change in our operations and/or the value of our securities. For example, the PRC government published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. For example, on December 28, 2021, the CAC, adopted rules mandating that an issuer who is a CIIO or a “data processing operator” as defined therein and who possesses personal information of more than one million users, and intends to have its securities listed for trading in a foreign country must complete a cybersecurity review by the CAC. Alternatively, relevant governmental authorities in the PRC may initiate cyber security review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. The rules became effective on February 15, 2022. Moreover, on July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-border Data Transmission, which came into effect on September 1, 2022, and regulate the security assessment on the cross-border data transfer by data processor of important data and personal information collected and generated during operations within the PRC. According to these measures, personal data processors will be subject to security assessment conducted by the CAC prior to any cross-border transfer of data if the transfer involves (i) important data; (ii) personal information transferred overseas by operators of critical information infrastructure or a data processor that has processed personal data of more than one million persons; (iii) personal information transferred overseas by a data processor that has already provided personal data of 100,000 persons or sensitive personal data of 10,000 persons overseas since January 1 of the prior year; or (iv) other circumstances as requested by the Cyberspace Administration of China.

The new CAC rules do not appear to apply to the Company or its subsidiaries at this time. As of the date of this proxy statement/prospectus, (i) the Company does not hold personal information of over one million users; (ii) the Company and its subsidiaries have not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review; (iii) data processed in the Company’s business does not have a bearing on national security and may not be classified as core or important data by the PRC governmental authorities; and (iv) none of the Company and its subsidiaries provides any important data, personal information or sensitive personal data outside the territory of PRC, therefore, the Company believes it is not required to pass cybersecurity review of CAC. If the Chinese government’s regulation enhances, our operations may be negatively impacted in a significant way, although, presently, there is no discernible immediate impact.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and changes in policies, laws and regulations in China could adversely affect us.

Our operations in China are governed by the PRC laws and regulations. We may be adversely affected by the complexity, uncertainties and changes in PRC laws and regulations regarding foreign investment and manufacturing, which could have a material adverse effect on our business and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have some discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in other legal systems. These uncertainties may impede our ability to enforce contracts in China and could materially and adversely affect our business and results of operations.

It may be difficult to serve the Company with legal process or enforce judgments against the Company or its management.

Most of the Company’s assets are located in China, the significant majority of its directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons to originate an action in the United States. Moreover, there is uncertainty that the courts of China would enforce judgments of U.S. courts against the Company, its directors or officers based on the civil liability provisions of the securities laws of the United States or any state, or an original action brought in China based upon the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations, and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Changes in political, business, economic and trade relations between the United States and China may have a material adverse impact on our business, results of operations and financial condition.

We cannot predict the possible changes in the economic, regulatory, social and political environment in the United States and China, nor can we predict their potential impact on political, economic and trade relations between the United States and China and on our business.

The United States and China have imposed new or higher tariffs on goods imported from each other, including tariff increases announced by both countries in early 2025. If the United States or China continues imposing such tariffs, or if additional tariffs or trade restrictions are implemented by the United States or by China, the resulting trade barriers could have a significant adverse impact on our business, including our sales to American customers. The adoption and expansion of tariffs, quotas and embargoes, sanctions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies, has the potential to adversely impact our sales to American customers, our costs, our suppliers and the world economy in general, which in turn could have a material adverse effect on our business, results of operations and financial condition.

Additionally, China has enacted laws and regulations to respond to foreign sanctions and exterritorial measures. Changes in the laws and regulations of China may have a significant impact on our business, results of operations and financial condition. We cannot foresee whether and how developments in similar policy actions or any other policy actions taken by the U.S. or Chinese government will impact our business and financial performance.

Furthermore, the risks and uncertainties associated with U.S.-China political, business, economic and trade relations may negatively impact investor sentiment towards China-based companies listed in the U.S., which could in turn adversely affect the demand, price and trading volume of our shares.

The current tensions in international trade and rising political tensions, may adversely impact our business, financial condition, and results of operations.

There have been heightened tensions in international economic relations in recent years and these tensions may continue to escalate in the future. These tensions have resulted in changes in international trade policies and, as they further escalate, may result in additional barriers to trade. For example, the tensions between the United States and China in recent years have led to additional, or higher tariffs imposed by the United States on products imported from China and restrictions on the sale of certain products into the United States. China has responded by imposing, and proposing to impose additional, or higher tariffs on products imported from the United States, among other measures. In addition, international political tensions have escalated and continue to be subject to uncertainties with respect to a wide range of issues. The U.S. government has also adopted measures aiming to prohibit or restrict U.S. investment in China-associated companies that operate in certain industries. Rising political tensions could reduce levels of trades, investments, technological exchanges, and other economic activities, which would materially and adversely affect the global economic conditions and the stability of global financial markets. These developments may also lead to increased compliance costs, operational disruptions, and potential constraints on our access to capital markets. The possibility of the U.S. government delisting China-associated companies from U.S. stock exchanges, as recently reported in the media, creates uncertainty regarding our ability to maintain our Nasdaq listing. Any further escalation of international tensions may have a negative impact on the general, economic, political, and social conditions of the countries where we operate and, in turn, adversely impact our business, financial condition, and results of operations.

MARKET FOR THE COMPANY’S COMMON STOCK AND CAAS CAYMAN ORDINARY SHARES

Market Information

Our common stock trades on the NASDAQ Capital Market under the symbol “CAAS.”

Based on the records of our transfer agent, we had 30,170,702 shares of common stock issued and outstanding as of the Record Date for the Special Meeting (excluding 2,167,600 shares of the Company’s treasury stock).

We and CAAS Cayman are in the process of applying for listing of CAAS Cayman’s ordinary shares with the NASDAQ Capital Market and hope to complete that process concurrent with the consummation of the Redomicile Merger.

Holders

Based on the records of our transfer agent, there were 60 stockholders of record of our common stock as of the Record Date for the Special Meeting (not including beneficial owners who hold shares at broker/dealers in “street name”).

Transfer Agent

Our transfer agent is Securities Transfer Corporation, whose address is 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093, and whose telephone number is (469)-633-0101. Securities Transfer Corporation shall continue to serve as CAAS Cayman’s transfer agent after the Redomicile Merger.

Dividends

While there are no restrictions (other than compliance with applicable laws) that limit our ability to pay dividends, and the Company declared and paid a special cash dividend of $0.18 per common stock to the Company’s shareholders of record as of the close of business on June 26, 2014 and a special cash dividend of $0.80 per common stock to the company’s shareholders of record as of the close of business on July 30, 2024, respectively, following the approval and completion of the Redomicile Merger we do not currently intend to pay cash dividends on CAAS Cayman’s ordinary shares in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, and after the Redomicile Merger, the board of directors of CAAS Cayman, who may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others, in making its determination.

We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our common stock and CAAS Cayman ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. Under the current regulatory regime in China, a PRC company may pay dividends only out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

BUSINESS

CAAS Cayman is an exempted company incorporated under the laws of the Cayman Islands on August 29, 2024, and a wholly-owned subsidiary of the Company. CAAS Cayman does not have any operations or assets other than those in connection with the Redomicile Merger. Accordingly, a separate discussion of its business, financial positions and such other relevant matters is not included in this proxy statement/prospectus.

The description of the business of the Company set forth under “Part I — Item I. Business” included in our 2024 Annual Report is incorporated by reference into this proxy statement/prospectus.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed the Company as a Commission-Identified Issuer under the HFCAA following the filing of the annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we filed annual report on Form 10-K for the fiscal year ended December 31, 2024. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K (or in case of CAAS Cayman, on Form 20-F) for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and our securities may be delisted from Nasdaq as a result. Delisting of our securities would force holders of our securities to sell their securities. Further, we may be prohibited from listing our securities on another U.S. securities exchange. The market price of our securities could be adversely affected as a result of anticipated negative impacts of such legislative or executive actions upon, as well as negative investor sentiment toward, companies with significant operations in mainland China and Hong Kong that are listed in the United States, regardless of whether such actions are implemented and regardless of our actual operating performance.

For more details, see “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China and Other Countries besides The United States — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the future may deprived our investors with the benefits of such inspections.” And “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China and Other Countries besides The United States — Our shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the shares, or the threat of being delisted, may materially and adversely affect the value of your investment.”

Our Corporate Structure

The Company is not a PRC operating company but a Delaware holding company with operations primarily conducted through its wholly owned direct subsidiaries, Genesis and HLUSA, and its several indirect subsidiaries that are either wholly-owned or majority-owned by either Genesis or HLUSA. Our investors hold shares of common stock in the Delaware holding company, and after the completion of the Redomicile Merger, ordinary shares in CAAS Cayman.

We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in China.

Our holding company structure presents unique risks as our investors may never directly hold equity interests in our operating subsidiaries and will be dependent upon dividends and other distributions from our subsidiaries to finance our cash flow needs. Our ability to receive dividends and other contributions from our subsidiaries are significantly affected by regulations promulgated by Hong Kong and PRC authorities. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and/or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company associated with our structure, please refer to “Risk Factors and Caution Regarding Forward-Looking Statements – Risks Related to Doing Business in China and Other Countries besides the United States.”

Currently, PRC laws and regulations do not prohibit direct foreign investment in our operating subsidiaries. Nonetheless, in light of the recent statements and regulatory actions by the PRC government, such as those related to the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors, and the resulting adverse change in value to our common stock. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of the Company’s securities to continue to trade on Nasdaq, which would likely cause the value of our securities to significantly decline or become worthless.

There was no Chinese Communist Party official who sits on the Company’s Board of Directors and that the Company’s certificate of incorporation and bylaws do not contain any charter of the Chinese Communist Party.

Doing Business in China

As a result of our operations in China, the Chinese government may intervene in or exert influence over our operations from time to time which could result in a material change in our operations and/or the value of our securities. For example, the Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company.

Furthermore, the Chinese government has also indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted outside of China and over foreign investment in China-based companies. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. The Chinese government initiated a series of regulatory actions and statements to regulate business operations in China, including enforcement actions against illegal activities in the securities market, enhancing supervision over China-based companies listed outside of China using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the relevant PRC government authorities made public the Opinions on Intensifying Crack-Down on Illegal Securities Activities. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

The Chinese government may further promulgate relevant laws, rules and regulations that may impose additional and significant obligations and liabilities on overseas listed Chinese companies regarding data security, cross-border data flow, anti-monopoly and unfair competition, and compliance with China’s securities laws. It is uncertain whether or how these new laws, rules and regulations and the interpretation and implementation thereof may affect us, but among other things, our ability to obtain external financing through the issuance of equity securities in the United States or other markets could be negatively affected, and as a result, the trading prices of our securities could significantly decline or become worthless. For a detailed description of risks related to our doing business in China, see “Risk Factors and Caution Regarding Forward-Looking Statements - Risks Related to Doing Business in China and Other Countries besides The United States.”

Permissions Required from the PRC Authorities for Our Operations

We conduct our business primarily through our subsidiary Genesis, which owns interests in eight Sino-joint ventures and seven wholly owned subsidiaries in the PRC. Our operations in China are governed by PRC laws and regulations. As of the date of this proxy statement/prospectus, these entities have obtained the requisite licenses and permits from the PRC government authorities that are material for their business operations, including, among others, certain business licenses, approvals for the establishment of enterprises with foreign investment, approvals for overseas direct investment and environmental and occupational safety and health approvals. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same day, the CSRC also published a series of guidance and Q&As in connection with the implementation of the Trial Measures. The Trial Measures established (i) a list outlining the circumstances where a PRC domestic company is prohibited from offering and listing securities overseas (the “Trial Measures Negative List”) and (ii) a new filing-based regime to regulate overseas offerings and listings by PRC domestic companies. According to the Trial Measures, in connection with an overseas offering of securities, including shares, depository receipts, corporate bonds convertible into shares and other equity securities and listing by a PRC domestic company, either in a direct or indirect manner, the issuer must file certain documents with the CSRC (the “Trial Measures Filing Obligations”). An indirect offering and listing is determined by a set of quantifiable standards. For example, any overseas offering and listing by an issuer that meets both of the following standards will be deemed to be indirect: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

The Trial Measures provide the CSRC with the authority to warn, fine, and issue injunctions against PRC domestic companies, their controlling shareholders, advisors, and other responsible persons in connection with a listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). In cases of serious violation, the relevant responsible persons may be prohibited from entering the securities market by the CSRC and may be held criminally liable. For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or supply materially false or misleading statements in the filing and reporting required by the Trial Measures, PRC domestic companies and their controlling shareholders, if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1.0 million and RMB 10.0 million. The Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and RMB 5.0 million. Advisors in listings or offerings of securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and RMB 5.0 million. The Subject Individuals of these advisor entities may, severally, face warnings and fines between RMB 0.2 million and RMB 2.0 million.

Because our shares of common stock have already listed on Nasdaq, we believe we will be deemed as an “Existing Issuer” pursuant to the Trial Measures and the implementation guidance and, accordingly, are not required to complete the filing procedures with the CSRC for our historical securities offering. Nevertheless, in the event that we conduct any securities issuance or offering in the future that would be captured by the Trial Measures, we will have to complete the filing procedures with the CSRC within three (3) business days following the closing of such securities issuance or offering. We believe this Redomicile Merger and the issuance of ordinary shares by CAAS Cayman in relation thereto may be subject to the filing procedures as well, and we plan to proactively communicate with the CSRC and complete such filing procedure if so required.

Therefore, in connection with our business operations and issuance or offering of securities to foreign investors, under currently effective PRC laws, regulations, and rules, and taking the Trial Measures into account, as of the date of this proxy statement/prospectus, we and our PRC subsidiaries (i) are not required to obtain permissions from, or complete the filing procedures with, the CSRC for our prior issuances and offerings of securities to foreign investors which were completed before the date of implementation of the Trial Measures, but are required to go through filing procedures with CSRC for our future issuances or offerings of securities (including shares, depository receipts, corporate bonds convertible into shares and other equity securities) to foreign investors if we meet certain conditions set forth in the Trial Measures to be considered as an indirect overseas offering and listing by a PRC domestic company, and (ii) are not required to go through cybersecurity review by the CAC for our prior issuance and offering of securities to foreign investors, but may be required to obtain certain prior permission, filing, approval, and/or other administrative requirements of other PRC government authorities in connection with our further issuance or offering of securities to foreign investors. If we and our subsidiaries are deemed to be a CIIO or a network platform operator, whose network product or service purchasing or data processing activities affect or may affect national security, we would be required to go through a cybersecurity review by the CAC. As of the date of this proxy statement/prospectus, neither we nor any of our subsidiaries has been identified as a CIIO by any government authority, involved in any investigations or become subject to a cybersecurity review by the CAC based on the Cybersecurity Review Measures. However, there remains some uncertainty as to how relevant rules published by the PRC government authorities will be interpreted or implemented, and our opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form. We cannot assure you that the relevant PRC government authorities, including the CSRC and the CAC, would reach the same conclusion and hence, we may face regulatory actions or other sanctions from them. For more details, see “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China — Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.” and “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to Doing Business in China and Other Countries besides The United States — The approval of, or filing or other procedures with, the CSRC or other Chinese regulatory authorities may be required in connection with issuing our equity securities to foreign investors under Chinese law, and, if required, we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures. We are also required to obtain business licenses from Chinese authorities in connection with our general business activities currently conducted in China.”

Cash Flows through Our Organization

The Company is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries, particularly Genesis, which owns interests in eight Sino-joint ventures and seven wholly-owned subsidiaries in the PRC. As a result, although other means are available for us to obtain financing at the holding company level, the Company’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to the Company. In addition, our PRC subsidiaries are permitted to pay dividends to CAAS only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund, or a staff welfare and bonus fund. Such reserve funds and discretionary funds cannot be distributed to us as dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries, totaling RMB 504.7 million, RMB 508.8 million, RMB 514.0 million and RMB 522.3 million as of December 31, 2021, 2022, 2023, 2023 and 2024, respectively.

The Company may provide funding to its PRC subsidiaries by making capital contributions or providing loans.

During the fiscal years ended December 31, 2021, 2022, 2023 and 2024, the Company received loans which were interest free from its subsidiaries in the aggregate amount of $2.5 million, $6.1 million, $5.8 million and $ 16.9 million, respectively, and no principal was repaid in such years.

Although the Company announced and paid a special cash dividend of $0.18 per common stock to the Company’s shareholders of record as of the close of business on June 26, 2014 and a special cash dividend of $0.80 per common stock to the company’s shareholders of record as of the close of business on July 30, 2024, respectively, it does not anticipate paying any other cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Company’s Board of Directors, and after the Redomicile Merger, the board of directors of CAAS Cayman, and will be based upon the Company’s financial condition, operating results, capital requirements, plans for expansion, restrictions imposed by any financing arrangements and any other factors that the Company’s Board of Directors deems relevant.

Financial Information and Geographic Areas

The following table summarizes the percentage of sales by major geographic regions (figures are in thousands of US dollars, except for percentages):

	Year Ended December 31,
	2024		2023		2022
Geographic region:
China	443,865	68.2%	374,929	65.1%	331,589	62.6%
United States	107,880	16.6%	111,456	19.3%	135,149	25.5%
Other foreign countries	99,190	15.2%	89,969	15.6%	62,813	11.9%
Total consolidated	650,935	100.0%	576,354	100.0%	529,551	100.0%

Seasonality

Seasonal fluctuations have affected, and are likely to continue to affect, our business. We generally generate more revenue during the first and last quarter of each year, reflecting seasonal fluctuations in the volume of automotive production in China, United States and other foreign countries to which we sell our products. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and our results of operations could be affected by such seasonality in the future.

Raw Materials

The Company purchases various manufactured components and raw materials for use in its manufacturing processes. The principal components and raw materials the Company purchases include castings, finished sub-components, aluminum, steel, fabricated metal electronic parts and molded plastic parts. The most important raw material is steel. The Company enters into purchase agreements with local suppliers. The annual purchase plans are determined at the beginning of the calendar year but are subject to revision every three months as a result of customers’ orders. A purchase order is made according to monthly production plans. This protects the Company from building up inventory when the orders from customers change.

All components and raw materials are available from numerous sources. The price of principal raw materials are relatively volatile during the past three years. The Company has not, in recent years, experienced any significant shortages of manufactured components or raw materials and normally does not carry inventories of these items in excess of what is reasonably required to meet its production and shipping schedules.

Regulation

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations on Production

In February 1993, the Standing Committee of the National People’s Congress, or the SCNPC, passed the Product Quality Law of the People’s Republic of China, which was newly amended in December 2018. The law stipulates that enterprises are prohibited from producing and selling industrial products that do not meet the standards and requirements for safeguarding human health and personal or property safety. Producers and sellers shall establish and improve internal product quality management systems and assume responsibility for product quality in accordance with the law. The product quality shall meet the following requirements: (i) there is no unreasonable danger endangering personal and property safety, and if there are national and industrial standards for safeguarding human health and personal and property safety, such standards shall be met; (ii) it has the usable performance that the product should have, unless a description of the defect of the product’s usable performance is provided; (iii) it conforms to the product standards indicated on the product or its packaging, and conforms to the quality status indicated by product descriptions, physical samples, etc.

In June 2002, the SCNPC passed the Production Safety Law of the People’s Republic of China, which was newly amended in June 2021. The Production Safety Law clarifies that enterprises should strengthen safety production management, establish and improve all-employee safety production responsibility systems and safety production rules and regulations, increase safety production funds, materials, technology, and staff input, and improve safe production conditions. A system of investigating the responsibility for production safety accidents shall be implemented.

Regulations on Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. The Civil Code of the People’s Republic of China was adopted in May 2020 and has become effective since January 1, 2021. According to the Civil Code of the People’s Republic of China, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

In 1993, the Law of the PRC on the Protection of the Rights and Interests of Consumers (as amended in 2009 and 2013), was enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. If our products are defective and cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

Regulation on Environmental Protection

The Environmental Protection Law of the People’s Republic of China was revised and adopted on April 24, 2014, and came into force on January 1, 2015. The law stipulates that enterprises, institutions and other producers and operators shall prevent and reduce environmental pollution and ecological damage and shall be liable for the damage caused. Besides, enterprises should adopt processes and equipment with high resource utilization rate and low pollutant discharge, as well as comprehensive utilization technology of waste and harmless treatment technology of pollutants, so as to reduce the generation of pollutants. Enterprises, institutions and other producers and operators who illegally discharge pollutants will be fined by the environmental protection authorities.

Regulations on Foreign Investment in China

The establishment, operation, and management of companies in China are governed by the PRC Company Law, as amended in 2004, 2005, 2013, 2018 and 2024. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies. The direct or indirect investment activities of a foreign investor shall be governed by the PRC Foreign Investment Law and its implementation rules. The PRC Foreign Investment Law is promulgated by the National People’s Congress on March 15, 2019, and was effective on January 1, 2020, which replaced the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law, and the PRC Wholly Foreign-owned Enterprise Law. The Foreign Investment Law adopts the administrative system of pre-entry national treatment along with a negative list for foreign investments, establishing the basic framework for the access to, and the promotion, protection, and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investments” refers to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances: (i) foreign investors establishing foreign-invested enterprises, or FIEs, in the PRC solely or jointly with other investors; (ii) foreign investors acquiring shares, equity interests, property portions or other similar rights and interests thereof within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) other forms of investments as defined by laws, regulations, or as otherwise stipulated by the State Council. According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investment, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries and shall meet certain requirements as stipulated under the Negative List for investing in “restricted” industries.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, (i) that local governments shall abide by their commitments to the foreign investors; (ii) FIEs are allowed to issue stock and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; (iii) mandatory technology transfer is prohibited; and (iv) the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within the PRC, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or FIEs should assume legal liabilities for failing to report investment information in accordance with the requirements. Furthermore, the Foreign Investment Law provides that FIEs established prior to the effectiveness of the Foreign Investment Law may maintain their legal form and structure of corporate governance within five years after January 1, 2020.

On December 26, 2019, the State Council further issued the Regulation for Implementation the Foreign Investment Law of the PRC, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the PRC Equity Joint Venture Law, Provisional Regulations on the Duration of PRC Equity Joint Venture Law, the Regulations on Implementing the PRC Cooperative Joint Venture Law, and the Regulations on Implementing the PRC Wholly Foreign-owned Enterprise Law. The Regulation for Implementing the Foreign Investment Law of the PRC restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if an FIE established prior to the effective date of the Foreign Investment Law fails to adjust its legal form or governance structure to comply with the provisions of the Companies Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025, the enterprise registration authority will not process other registration matters of the FIE and may public such non-compliance thereafter; and (ii) the provisions regarding equity interest transfer and distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an FIE established before the effective date of the Foreign Investment Law may, after adjustment of the legal form and governing structure of such FIE, remain binding upon the parties during the joint venture term of the enterprise.

According to the Regulation for Implementation the Foreign Investment Law of the PRC, the registration of foreign-invested enterprises shall be handled by the State Administration for Market Regulation, or the SAMR, or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to special permit or license in accordance with laws, the relevant competent government authorities responsible for granting such permit or license shall review the relevant application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government authority shall not impose discriminatory requirements on the foreign investor in terms of permit or license conditions, application materials, reviewing steps and deadlines, etc. The relevant competent government authority shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the negative list without satisfying the relevant requirements. In the event that a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government authority shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administrative measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government authority shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce, or the MOFCOM and the State Administration for Market Regulation, which took effect on January 1, 2020, a foreign investment information reporting system has been established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the enterprise credit information publicity system, and the administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. In addition, the MOFCOM has set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

On September 6, 2024, the NDRC and the MOFCOM promulgated the Special Administrative Measures for Access of Foreign Investment (Negative List) (2024 Edition), or the 2024 Negative List, which came into effect on November 1, 2024. In addition, the NDRC and the MOFCOM promulgated the Encouraged Industry Catalogue for Foreign Investment (2022 Edition), or the 2022 Encouraged Industry Catalogue, which was promulgated on October 26, 2022, and came into effect on January 1, 2023. Industries not listed in the 2024 Negative List and 2022 Encouraged Industry Catalogue are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

Pursuant to the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises promulgated by the MOFCOM on October 8, 2016, and amended in 2017 and 2018, establishment and changes of FIEs not subject to approvals under the special entry management measures shall be filed with the relevant commerce authorities. However, as the PRC Foreign Investment Law has taken effect, the MOFCOM and the SAMR jointly approved the Foreign Investment Information Report Measures on December 19, 2019, which has been in effect since January 1, 2020. According to the Foreign Investment Information Report Measures, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, foreign investors or FIEs shall report their investment-related information to the competent local counterparts of the MOFCOM through Enterprise Registration System and National Enterprise Credit Information Notification System.

Regulations on Leasing

Pursuant to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, liability for rent and repair, and other rights and obligations of both parties. Both lessor and lessee are also required to register the lease with the real estate administration department.

Regulations on Intellectual Property Rights

Patent Law

Pursuant to the Patent Law of the PRC, or the Patent Law, promulgated by the SCNPC on March 12, 1984, as later amended on October 17, 2020, and became effective on June 1, 2021, and the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001, and later amended on January 9, 2010, there are three types of patents in the PRC: invention patent, utility model patent and industrial design patent. The protection period is 20 years for invention patents and 10 years for utility model patents and industrial design patents, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by relevant administrative authorities and, if constituting a crime, shall be held criminally liable in accordance with the law. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the exploitation of any co-owner of the patent, such revenue shall be distributed among all the co-owners.

Existing patents can become narrowed, invalid or unenforceable due to a variety of grounds, including lack of novelty, creativity, and deficiencies in patent applications. In China, a patent must have novelty, creativity and practical applicability. Under the Patent Law, novelty means that before a patent application is filed, no identical invention or utility model has been publicly disclosed in any publication in China or overseas or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model and is recorded in patent application documents or patent documents published after the filing date. Creativity means that, compared with existing technology, an invention has prominent substantial features and represents notable progress, and a utility model has substantial features and represents any progress. Practical applicability means an invention or utility model can be manufactured or used and may produce positive results. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for an invention patent within 18 months after the filing date, which may be shortened at the request of the applicant. The applicant must apply to the SIPO for a substantive examination within 3 years from the date of application.

On November 15, 2021, the SIPO issued an announcement on the Measures for the Registration of Patent Pledges. The announcement stipulates that the SIPO is responsible for the registration of patent pledges. Where the patent right is pledged, the pledgor and the pledgee shall enter into a written contract. The pledgor and the pledgee shall jointly register with the SIPO for the registration of the pledge of the patent right. The pledge of the patent right shall be established at the time of registration with the SIPO.

Regulations on Copyrights

The PRC Copyright Law, which became effective on June 1, 1991, and amended in 2001, 2010 and 2020, provides that Chinese citizens, legal persons, or other organizations own copyrights in their copyrightable works, whether published or not, which include, works of literature, art, natural science, social science, engineering technology, and computer software. Copyright owners enjoy certain legal rights, including the right of publication, right of authorship, and right of reproduction. The Copyright Law as revised in 2010 extends copyright protection to internet activities, products disseminated over the internet, and software products. In addition, the Copyright Law provides for a voluntary registration system administered by the China Copyright Protection Center. Pursuant to the Copyright Law, an infringer of a copyright is subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners, and compensating the loss of the copyright owners. Infringers of copyrights may also be subject to fines and/or administrative or criminal liabilities in severe situations.

Pursuant to the Computer Software Copyright Protection Regulations promulgated by the State Council on December 20, 2001, and amended in 2013, the software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright and is entitled to receive remuneration.

Trademark Law

Trademarks are protected under the PRC Trademark Law, which was adopted on August 23, 1982, and subsequently amended in 1993, 2001, 2013, and 2019, and the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and most recently amended in 2014. The Trademark Office under the SAMR (formally known as the State Administration for Industry and Commerce) handles trademark registrations. The Trademark Office grants a ten-year term to registered trademarks and the term may be renewed for another ten-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for the record. As with patents, the Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such a trademark application may be rejected. Any person applying for the registration of a trademark may not infringe on existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use.

Regulations on Domain Names

The Ministry of Industry and Information Technology, or the MIIT, promulgated the Measures on Administration of Internet Domain Names on August 24, 2017, which became effective on November 1, 2017, and replaced the Administrative Measures on China Internet Domain Names promulgated by the MIIT on November 5, 2004. Pursuant to these measures, the MIIT oversees the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names must provide true, accurate, and complete information about their identities to domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

Regulations on Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996, and most recently amended in 2008 and various regulations issued by the SAFE, and other relevant PRC government authorities, Renminbi is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside China for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from SAFE or its local branch.

Payments for transactions that take place in China must be made in Renminbi. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. FIEs may retain foreign exchange proceeds in accounts with designated foreign exchange banks under the current account items subject to a cap set by SAFE or its local branch. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in the settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in the settlement and sale of foreign exchange.

Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, which was promulgated on November 19, 2012, became effective on December 17, 2012, and was further amended in 2015, 2018 and 2019, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange proceeds into the accounts relating to the direct investments. This circular also simplifies foreign exchange-related registration required for foreign investors to acquire equity interests of PRC companies and further improves the administration on foreign exchange settlement for FIEs.

The Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015, and was amended in 2019, cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration. Pursuant to the SAFE Circular 13, when setting up a new FIE, investors should register with banks for direct domestic investment and direct overseas investment.

Loans by the Foreign Companies to Their PRC Subsidiaries

A loan made by foreign investors as shareholders in an FIE is considered foreign debt in China and is regulated by various laws and regulations, including the PRC Regulation on Foreign Exchange Administration, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debt Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of Foreign Debt, and the Administrative Measures for Registration of Foreign Debt. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of SAFE. However, such foreign debt must be registered with and recorded by SAFE or its local branches within fifteen business days after entering into the foreign debt contract. Pursuant to these rules and regulations, the balance of the foreign debts of an FIE cannot exceed the difference between the total investment and the registered capital of the FIE.

On January 12, 2017, the PBOC promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9. Pursuant to PBOC Notice No. 9, within a transition period of one year from January 12, 2017, FIEs may adopt the currently valid foreign debt management mechanism, or the mechanism as provided in PBOC Notice No. 9, at their own discretions. PBOC Notice No. 9 provides that enterprises may conduct independent cross-border financing in Renminbi or foreign currencies as required. Pursuant to PBOC Notice No. 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) will be calculated using a risk-weighted approach and cannot exceed certain specified upper limits. PBOC Notice No. 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for an enterprise is 200% of its net assets, or the Net Asset Limits. Enterprises must file with SAFE in its capital item information system after entering into the relevant cross-border financing contracts and prior to three business days before drawing any money from the foreign debts.

Based on the foregoing, if we provide funding to our wholly or majority foreign-owned subsidiaries through shareholder loans, the balance of such loans (i) cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with SAFE or its local branches in the event that the currently valid foreign debt management mechanism applies, or (ii) will be subject to the risk-weighted approach and the Net Asset Limits and we will need to file the loans with SAFE in its information system in the event that the mechanism as provided in PBOC Notice No. 9 applies. Pursuant to PBOC Notice No. 9, after a transition period of one year from January 11, 2017, the PBOC and SAFE would determine the cross-border financing administration mechanism for the FIEs after evaluating the overall implementation of PBOC Notice No. 9. As of the date hereof, neither the PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by the PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC Subsidiaries.

Offshore Investment

Under the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, which is defined as an offshore enterprise directly established or indirectly controlled by PRC residents for investment and financing purposes, with the enterprise assets or interests PRC residents hold in China or overseas. The term “control” means to obtain the operating rights, right to proceeds, or decision-making power of a special purpose vehicle through acquisition, trust, holding shares on behalf of others, voting rights, repurchase, convertible bonds, or other means. An amendment to registration or subsequent filing with the local SAFE branch by such PRC residents is also required if there is any change in the basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-Trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37.

Under the relevant rules, failure to comply with the registration procedures set forth in SAFE Circular 37 may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

Regulation on Stock Incentive Plans

On February 15, 2012, the SAFE promulgated the Notice on Foreign Exchange Administration of PRC Residents Participating in Share Incentive Plans of Offshore Listed Companies, or the Stock Option Rules, replacing the previous rules issued by SAFE in March 2007. Under the Stock Option Rules and other relevant rules and regulations, domestic individuals, which means the PRC residents and non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, who participate in a stock incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures.

Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly-listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. The participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes. The PRC agents must, on behalf of the PRC residents who have the right to exercise the employee share options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents.

Regulations on Dividend Distributions

The principal laws and regulations regulating the distribution of dividends by FIEs in China include the PRC Company Law, as amended in 2004, 2005, 2013, 2018 and 2024, and the 2019 PRC Foreign Investment Law and its Implementation Rules. Under the current regulatory regime in China, FIEs in China may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital unless laws regarding foreign investment provide otherwise. A PRC company cannot distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Taxation

Enterprise Income Tax

On March 16, 2007, the National People’s Congress promulgated the PRC EIT Law, which was amended on February 24, 2017, and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the EIT Law, which became effective on January 1, 2008 and was amended on April 23, 2019. Under the EIT Law and the relevant implementing regulations, both resident enterprises and non-resident enterprises are subject to tax in China. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within China. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishments or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, withholding income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, became effective on January 1, 1994, and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) were promulgated by the Ministry of Finance on December 25, 1993, and subsequently amended in 2008 and 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in the sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC are value-added tax, or VAT, taxpayers. On March 20, 2019, the Ministry of Finance, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepening the Reform of Value-Added Tax. Pursuant to this announcement, the generally applicable VAT rates are simplified as 13%, 9%, 6%, and 0%, which became effective on April 1, 2019, and the VAT rate applicable to small-scale taxpayers is 3%. If a small-scale taxpayer’s total monthly sales amount does not exceed RMB100 thousand and its quarterly sales volume does not exceed RMB300 thousand, the VAT will be exempted.

Dividend Withholding Tax

The EIT Law and its implementation rules provide that since January 1, 2008, an income tax withholding rate of 10% will normally apply to dividends declared to non-PRC resident investors that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within China.

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have met the relevant conditions and requirements under this arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by SAT and became effective on April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatment in connection with dividends, interest, or royalties in the tax treaties, several factors, including, without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant any tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and such factors will be analyzed according to the actual circumstances of the specific cases.

Tax on Indirect Transfer

On February 3, 2015, SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC EIT. When determining whether there is a “reasonable commercial purpose” in the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature which is evidenced by their actual function and risk exposure. Pursuant to Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares are acquired on a public stock exchange. On October 17, 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which was amended by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents issued on June 15, 2018 by SAT. Bulletin 37 further elaborates on the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Bulletin 7. Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, are involved.

Regulations on Employment

Labor Contract Law

The PRC Labor Contract Law, which became effective on January 1, 2008, and amended in 2012, primarily aims at regulating rights and obligations of employment relationships, including the establishment, performance, and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts must be executed in writing if labor relationships are to be or have been established between employers and employees. Employers are prohibited from forcing employees to work above certain time limits and employers must pay employees for overtime work in accordance with national regulations. In addition, employees’ wages must not be lower than local standards on minimum wages and must be paid to employees in a timely manner.

Social Insurance

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, and the PRC Social Insurance Law implemented on July 1, 2011 and amended on December 29, 2018, employers are required to provide their employees in China with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue. On July 20, 2018, the General Office of the State Council issued the Plan for Reforming the State and Local Tax Collection and Administration Systems, which stipulated that SAT would become solely responsible for collecting social insurance premiums.

Housing Fund

In accordance with the Regulations on the Administration of Housing Funds, which was promulgated by the State Council in 1999 and amended in 2002 and 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

M&A Rules and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the MOFCOM and the CSRC, promulgated the M&A Rules governing the mergers and acquisitions of domestic enterprises by foreign investors, which became effective on September 8, 2006, and was revised in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or PRC citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an offshore special purpose vehicle, or a special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with Law. The abovementioned opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and relevant five guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures comprehensively improve and reform the former regulatory regime for overseas offering and listing of PRC domestic companies’ securities and regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (i) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (v) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings, and where an issuer’s main business undergoes material changes after overseas offering and listing, and is therefore beyond the scope of business stated in the filing documents, such issuer shall submit to the CSRC an ad hoc report and a relevant legal opinion within 3 working days after occurrence of the changes. Furthermore, pursuant to the Overseas Listing Measures, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed, and subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas.

On February 24, 2023, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Archives Rules, which became effective on March 31, 2023. Pursuant to the Archives Rules, domestic joint-stock enterprises listed in overseas markets via direct offering and domestic operational entities of enterprises listed in overseas markets via indirect offering must obtain approval and complete filing or other requirements before they publicly disclose any documents and materials that contain state secrets or government work secrets or that, if divulged, will jeopardize China’s national security or public interest, or before they provide such documents or materials to entities or individuals such as securities companies, securities service providers and overseas regulators.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are incorporating by reference management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2023 and December 31, 2024 under “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K filed with the SEC on March 28, 2025, and management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2024 and March 31, 2025 under “Part I. Financial Information – Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025.

MANAGEMENTS

The following table sets forth the individuals to be appointed as directors and officers of CAAS Cayman upon the effectiveness of the Redomicile Merger (collectively, “director and officer appointees”):

Directors and Officer Appointees	Age	Position/Title
Hanlin Chen	68	Chairman of the Board
Guangxun Xu	73	Director
Robert Wei Cheng Tung	68	Director
Tao Liu	60	Director
Qizhou Wu	60	Chief Executive Officer and Director
Jie Li	56	Chief Financial Officer
Andy Tse	54	Senior Vice President
Haimian Cai	61	Vice President
Henry Chen	34	Vice President

Hanlin Chen has served as the chairman of the board of directors and an executive officer of the Company since March 2003. From 1993 to 1997, Mr. Chen was the general manager of Shashi Jiulong Power Steering Gears Co., Ltd. Since 1997, he has been the chairman of the Board of Henglong Automotive Parts, Ltd. Mr. Hanlin Chen is the brother-in-law of the Company’s senior vice president, Mr. Andy Tse, and he is the father of vice president of the Company, Mr. Henry Chen.

Qizhou Wu has served as a director since March 2003 and as the chief executive officer of the Company since September 2007. He served as chief operating officer from 2003 to 2007. He was the executive general manager of Shashi Jiulong Power Steering Gears Co., Ltd. from 1993 to 1999 and the general manager of Henglong Automotive Parts Co., Ltd. from 1999 to 2002. Mr. Wu graduated from Tsinghua University in Beijing with a Master’s degree in automobile engineering.

Guangxun Xu has served as an independent director of the Company since December 2009. He is the chairman of the audit committee, a member of the compensation committee and the nominating committee. Mr. Xu has been the Chief Representative of NASDAQ in China and a managing director of the NASDAQ Stock Market International, Asia for over ten (10) years. With a professional career in the finance field spanning over thirty (30) years, Mr. Xu’s practice focuses on providing package services on U.S. and U.K. listings, advising on and arranging for private placements, PIPEs, IPOs, pre-IPO restructuring, M&A, corporate and project finance, corporate governance, post-IPO IR compliance and risk control.

Robert Wei Cheng Tung served as an independent director of the Company from September 2003 to July 2019. He was a member of the audit and nominating committees, and the chairman of the compensation committee of the Board of Directors. Mr. Tung has been engaging in the real and commodity trading and consultation in the energy sector in the past fifteen years. Mr. Tung was granted the Grand China sales representative position from TRI Products, Inc., a well-known North American scrap metals, scrap plastics, and spent battery supplier. Mr. Tung was the managing director of North-South Resource International Ltd. which consults on the trading of crude oil, fuel oil, diesel and jet fuels. During the pandemic, Mr. Tung had introduced a Chinese company in Taiwan to set up a manufacturing facility to produce facial masks, medical gloves and gowns, and other medical supplies in the State of New Jersey. Collaboration with a European infrastructure engineering firm, Mr. Tung has assisted the firm to locate financiers to sell their minerals excavations rights in gold, cobalt and other minerals in The Democratic Republic of the Congo to potential partner and buyer. Mr. Robert Wei Cheng Tung was elected as a Director to succeed Mr. Heng Henry Lu at the Company’s annual meeting held on September 24, 2024 and sits on the Company’s audit committee, compensation and nominating committee previously held by Mr. Heng Henry Lu. He is the chairman of the nominating committee.

Tao Liu has served as an independent director of the Company since June 2025. He was the CEO and executive board director of Joyson Safety Systems from 2021 to 2023. He served various positions at Nexteer Automotive from 2006 to 2021. He was the Global COO and SVP, then president from 2016 to 2021. Before that he was the China COO, then Asia Pacific Region president from 2006 to 2016. He was the China Operations Director of Metaldyne China from 2005 to 2006. He was the Asia Pacific regional operational excellence director at Eaton Hydraulic Division in 2004. Mr. Liu served various roles in the Delphi Automotive Asia Pacific region from 1997 to 2004. He was the Asia Pacific Regional Delphi Manufacturing System manager from 2002 to 2004. Prior to that, he was the manufacturing engineer, maintenance supervisor, then operations manager in the Delphi Shanghai Chassis and Steering Systems plant. He was an electrical engineer at Shanghai Machine Tool Works from 1987 to 1996. Mr. Liu graduated from Tsinghua University in Beijing with a bachelor’s degree in electrical engineering in 1987 and received a Master of Business Administration from Purdue University in 2001. Mr. Tao Liu was elected as a Director to succeed Mr. Tong Kooi Teo at the Company’s annual meeting held on June 25, 2025 and sits on the Company’s audit committee, compensation committee and nominating committee previously held by Mr. Tong Kooi Teo. He is the chairman of the compensation committee.

Jie Li has served as the chief financial officer of the Company since September 2007. Prior to that position he served as the corporate secretary from December 2004. Prior to joining the Company in September 2003, Mr. Li was the assistant president of Jingzhou Jiulong Industrial Inc. from 1999 to 2003 and the general manager of Jingzhou Tianxin Investment Management Co. Ltd. from 2002 to 2003. Mr. Li has a Bachelor’s degree from the University of Science and Technology of China. He also completed his graduate studies in economics and business management at the Hubei Administration Institute.

Andy Tse has served as a senior vice president of the Company since March 2003. He has also served as chairman of the board of Shenyang. He was the vice GM of Jiulong from 1993 to 1997 and the vice GM of Henglong. Mr. Tse has over 10 years of experience in automotive parts sales and strategic development. Mr. Tse has an MBA from the China People University. He is brother in-law to Hanlin Chen.

Haimian Cai was an independent director of the Company from September 2003 to December 2009, and also a member of the Company’s audit, compensation and nominating committees. Dr. Cai is a technical specialist in the automotive industry. Prior to that, Dr. Cai was a staff engineer in ITT Automotive Inc. Dr. Cai has written more than fifteen technical papers and co-authored a technical book regarding the Powder Metallurgy industry for automotive application. Dr. Cai has more than ten patents including pending patents. Dr. Cai holds a B.S. Degree in Automotive Engineering from Tsinghua University and a M.S. and Ph. D. in manufacturing engineering from Worcester Polytechnic Institute. Since December 2009, Mr. Cai has not served as independent director and member of the Company’s audit committee, compensation and nominating committees because he was nominated as vice president of the Company.

Henry Chen has served as a vice president of the Company since August 2023. Prior to that position he served in Hubei Henglong Automotive System Co., Ltd. as the executive vice president from February 2023 to August 2023, the assistant to president from January 2021 to January 2023 and the European regional business director from July 2017 to January 2021. Mr. Chen was the investment manager of Suzhou Qingyan Captial from June 2016 to June 2017. Mr. Chen holds a B.S. Degree in History and Political Science and a M.S. in Global History from University of Warwick. He is the son of Hanlin Chen.

Board of Directors

The board of directors of CAAS Cayman will initially consist of five directors immediately after the consummation of the Redomicile Merger. The Amended CAAS Cayman Articles provides that the minimum number of directors shall be three and the exact number of directors shall be determined from time to time by the CAAS Cayman’s board of directors.

A director is not required to hold any shares in CAAS Cayman by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with CAAS Cayman is required to declare the nature of his or her interest at a board meeting. Subject to Nasdaq listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that such director may be interested therein, and if he or she does so, such director’s vote shall be counted, and such director may be counted in the quorum at any meeting of directors at which any such contract or transaction or proposed contract or transaction is considered.

The directors may at their discretion exercise all the powers of CAAS Cayman to raise or borrow money, and to mortgage or charge its undertaking, property, and assets (present or future) and uncalled capital or any part thereof, and to issue debentures, debenture stock, bonds, or other securities, whether outright or as collateral security for any debt, liability, or obligation of CAAS Cayman or of any third party.

Board Committees

The CAAS Cayman board of directors will have an audit committee, a compensation committee, and a nominating committee, and a charter will be adopted for each of the foregoing committees. Each committee’s members and functions are described below:

Audit Committee

The audit committee will consist of Guangxun Xu (chairman), Robert Wei Cheng Tung and Tao Liu. Guangxun Xu satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of audit committee members satisfies the requirements for an “independent director” within the meaning of the Nasdaq listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

The audit committee will oversee CAAS Cayman’s accounting and financial reporting processes. The audit committee will be responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;
•	reviewing with the independent auditors any audit problems or difficulties and management’s response;
•	discussing the annual audited financial statements with management and the independent auditors;
•	reviewing the adequacy and effectiveness of CAAS Cayman’s accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;
•	reviewing and approving all proposed related party transactions;
•	meeting separately and periodically with management and the independent auditors; and
•	monitoring compliance with CAAS Cayman’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of CAAS Cayman’s procedures to ensure proper compliance.

Compensation Committee

The compensation committee will consist of Tao Liu (chairman), Guangxun Xu and Robert Wei Cheng Tung. Each of compensation committee members satisfies the requirements for an “independent director” within the meaning of the Nasdaq listing rules.

The compensation committee will assist the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to CAAS Cayman’s directors and officers. The compensation committee will be responsible for, among other things:

•	reviewing and approving, or recommending to the board of directors for its approval, the compensation for CAAS Cayman’s chief executive officer and other officers;
•	reviewing and recommending to the board of directors for determination with respect to the compensation of CAAS Cayman’s non-employee directors;
•	reviewing periodically and approving any incentive compensation or equity plans, programs similar arrangements; and
•	selecting compensation consultant, legal counsel or other advisor only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee

The nominating committee will consist of Guangxun Xu (chairman), Robert Wei Cheng Tung and Tao Liu. Each of nominating committee members satisfies the requirements for an “independent director” within the meaning of the Nasdaq listing rules.

The nominating committee will assist the board of directors in selecting individuals qualified to become directors of CAAS Cayman and in determining the composition of the board of directors and its committees. The nominating committee will be responsible for, among other things:

•	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;
•	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;
•	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and
•	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, directors owe fiduciary duties to the company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in the company’s best interests. Directors must also exercise their powers only for a proper purpose. Directors also have a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to CAAS Cayman, directors of CAAS Cayman must ensure compliance with the Amended CAAS Cayman Articles, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. CAAS Cayman has the right to seek damages if a duty owed by its directors is breached. A shareholder may in certain limited circumstances have rights to seek damages in the name of the company if a duty owed by its directors is breached.

Appointment and Removal of Directors

The Amended CAAS Cayman Articles provide that all directors may be appointed by ordinary resolution and removed by ordinary resolution. The Amended CAAS Cayman Articles also provide that the directors may appoint any person to be a director so as to fill a casual vacancy or as an addition to the existing board of directors. Directors of CAAS Cayman do not serve for a fixed term and there is no requirement for them to retire by rotation nor to make themselves eligible for re-election.

The office of a director shall be vacated if, amongst other things, such director (a) becomes prohibited by applicable law from being a director; (b) becomes bankrupt or makes any arrangement or composition with his or her creditors, (c) dies or is found to be or becomes of unsound mind, (d) resigns his or her office by notice in writing to CAAS Cayman, (e) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings, and the board resolves that his or her office be vacated; or (f) is removed from office pursuant to any other provision of the Amended CAAS Cayman Articles.

Terms of Directors

A director shall hold office until such time as he or she resigns his office by notice in writing to CAAS Cayman, is removed from office by ordinary resolution or is otherwise disqualified from acting as a director or removed in accordance with the Amended CAAS Cayman Articles.

Code of Business Conduct and Ethics

CAAS Cayman has adopted a Code of Business Conduct and Ethics applicable to its directors, officers and employees. CAAS Cayman seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. CAAS Cayman’s Code of Business Conduct and Ethics sets out the principles designed to guide CAAS Cayman’s business practices — compliance, integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including chairperson and chief executive officer and chief financial officer. Relevant sections of the code also apply to members of the CAAS Cayman board of directors. CAAS Cayman expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to CAAS Cayman or acting on CAAS Cayman’s behalf.

Compensation of Directors and Officers

No compensation has been paid to director and officer appointees of CAAS Cayman for their services rendered to CAAS Cayman.

For the year ended December 31, 2024, the Company paid an aggregate of US$1.8 million in cash and benefits to director and officer appointees of CAAS Cayman. The Company’s mainland China subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, work-related injury insurance and maternity insurance and other statutory benefits, and a housing provident fund.

Share Incentive Plan

The Company has a 2004 stock option plan (the “2004 Stock Option Plan”). At the 2014 annual meeting of stockholders, the stockholders of the Company approved an amendment to the 2004 Stock Option Plan that extended its term for an additional ten (10) years. Pursuant to such amendment, the 2004 Stock Option Plan will expire on June 27, 2025. Under the 2004 Stock Option Plan, 2,200,000 shares of common stock were authorized for issuance to selected employees, consultants, directors and advisors of the Company. As of the date hereof, there were a total of 1,541,150 shares of common stock remain available for issuance, and stock options in respect of 7,500 shares of common stock under the 2004 Stock Option Plan were outstanding, the weighted average exercise price of which is $6.26.

The following paragraphs describe the principal terms of the 2004 Stock Option Plan, which descriptions are subject to the terms of the 2004 Stock Option Plan and are incorporated herein by reference.

Unexercised Options. If an award expires or becomes unexercisable for any reason without having been exercised in full, the unpurchased shares of common stock that were subject thereto shall, unless the 2004 Stock Option Plan shall have been terminated, become available for future grant under the 2004 Stock Option Plan.

Plan Administration. The 2004 Stock Option Plan is administered by the Board of Directors or a committee of the Board of Directors, or a combination thereof, as determined by the Board of Directors. The 2004 Stock Option Plan may be administered by different administrative bodies with respect to different classes of participants and, if permitted by the applicable laws, the Board of Directors may authorize one or more officers to make awards under the 2004 Stock Option Plan. If a committee has been appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of any committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a committee and thereafter directly administer the 2004 Stock Option Plan, all to the extent permitted by the applicable laws and, in the case of a committee administering the 2004 Stock Option Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent permitted or required by such provisions. Subject to the provisions of the 2004 Stock Option Plan and in the case of a committee, the specific duties delegated by the Board of Directors to such committee, the administrator shall have the authority, in its discretion: (i) to determine the fair market value of the common stock, in accordance with the 2004 Stock Option Plan, provided that such determination shall be applied consistently with respect to participants under the 2004 Stock Option Plan; (ii) to select the employees and consultants to whom options may from time to time be granted; (iii) to determine whether and to what extent options are granted; (iv) to determine the number of shares of common stock to be covered by each award granted; (v) to approve the form(s) of agreement(s) used under the 2004 Stock Option Plan; (vi) to determine the terms and conditions, not inconsistent with the terms of the 2004 Stock Option Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a participant’s transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any option, optioned stock or restricted stock issued upon exercise of an option, based in each case on such factors as the administrator, in its sole discretion, shall determine; (vii) to determine whether and under what circumstances an option may be settled in cash instead of common stock; (viii) to adjust the vesting of an option held by an employee or consultant as a result of a change in the terms or conditions under which such person is providing services to the Company; (ix) to construe and interpret the terms of the 2004 Stock Option Plan and awards granted under the 2004 Stock Option Plan, which constructions, interpretations and decisions shall be final and binding on all participants; and (x) in order to fulfill the purposes of the 2004 Stock Option Plan and without amending the 2004 Stock Option Plan, to modify grants of options to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

Award Agreement. Awards granted under the 2004 Stock Option Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award.

Eligibility. Nonstatutory stock options may be granted to Employees and Consultants. Incentive stock options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive stock options. “Employee” means any person employed by the Company or any parent, subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the administrator in its discretion, subject to any requirements of the Code or the applicable laws. The payment by the Company of a director’s fee to a director shall not be sufficient to constitute “employment” of such director by the Company. “Consultant” means any person, including an advisor, who is engaged by the Company or any parent, subsidiary or Affiliate to render services and is compensated for such services, and any non-Employee director of the Company whether compensated for such services or not. “Affiliate” means an entity other than a subsidiary (which, together with the Company, is under common control of a third person or entity.

Transfer Restrictions. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or otherwise permitted under the 2004 Stock Option Plan. The designation of a beneficiary by an optionee will not constitute a transfer. An option may be exercised, during the lifetime of the holder of an option, only by such holder or a transferee permitted. The administrator may in its discretion grant nonstatutory stock options that may be transferred by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” of the optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent (50%) of the voting interests.

Capital Adjustments. In the event of any change in the outstanding common stock by reason of any stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, the administrator in its discretion make proportionate adjustments, which shall be final, binding and conclusive.

Substitution of Awards. In the event of a Corporate Transaction (including without limitation a Change of Control), each outstanding option shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such option shall terminate upon the consummation of the transaction. “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company. “Change of Control” means (1) a sale of all or substantially all of the Company’s assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

Termination and Amendment of the 2004 Stock Option Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Capital Adjustments or Corporate Transaction) shall be made that would materially and adversely affect the rights of any optionee under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the applicable laws, the Company shall obtain stockholder approval of any plan amendment in such a manner and to such a degree as required. Except as to amendments which the administrator has the authority under the 2004 Stock Option Plan to make unilaterally, no amendment or termination of the 2004 Stock Option Plan shall materially and adversely affect options already granted, unless mutually agreed otherwise between the optionee and the administrator, which agreement must be in writing and signed by the optionee or holder and the Company.

The following table includes certain information with respect to the value of all unexercised options previously awarded to director and officer appointees of CAAS Cayman at the fiscal year ended December 31, 2024. Each of the options will be assumed by CAAS Cayman in connection with the Redomicile Merger and continue in accordance with their terms.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)		Option Expiration Date
Hanlin Chen	-	-	$	N/A	N/A
Guangxun Xu	*	-		$6.26	February 2, 2026
Robert Wei Cheng Tung	-	-	$	N/A	N/A
Qizhou Wu	-	-	$	N/A	N/A
Jie Li	-	-	$	N/A	N/A
Andy Tse	-	-	$	N/A	N/A
Haimian Cai	-	-	$	N/A	N/A
Henry Chen	-	-	$	N/A	N/A

* Aggregate number of shares represented by all grants of options to the person account for less than 1% of our total outstanding ordinary shares.

Employment Agreements and Indemnification Agreements

Each of the officer appointees will be a party to an employment agreement with CAAS Cayman. Under these agreements, the employment of each officer is for a specified time period, and may be terminated for cause, at any time and without advance notice or compensation, for certain acts of the officer, such as continued failure to satisfactorily perform and discharge duties and responsibilities, willful misconduct or gross negligence, conviction of a felony or any misdemeanor involving moral turpitude, commission of any act involving dishonesty that results in material financial, reputational or other harm to any member of the company group, and material breach of obligations under the employment agreement. The employment may also be terminated without cause upon 30-days advance written notice. The officer may resign at any time with 30-days advance written notice.

Each officer appointee of CAAS Cayman has agreed that during the employment term and at all times thereafter, such officer shall not, without the written consent of CAAS Cayman, or except as required by applicable law, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the officer of his duties as an officer of CAAS Cayman, any material confidential information obtained by such officer while in the employ of CAAS Cayman with respect to the businesses of CAAS Cayman or any of its subsidiaries, including but not limited to, the identity of the CAAS Cayman’s actual and prospective customers and, as applicable, their representatives; prior, current or future research or development activities of the Company; the products and services provided or offered by the Company to customers or potential customers and the manner in which such services are performed or to be performed; the product and/or service needs of actual or prospective customers; pricing and cost information; information concerning the development, engineering, design, specifications, acquisition or disposition of products and/or services of the Company; user base personal data, programs, software and source codes, licensing information, personnel information, advertising client information, vendor information, marketing plans and techniques, forecasts, and other trade secrets.

In addition, each officer appointee of CAAS Cayman has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for one year following the last date of employment.

CAAS Cayman will enter into indemnification agreements with each of its director and officer appointees. Under these agreements, CAAS Cayman may agree to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of CAAS Cayman.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of CAAS’ common stock as of March 31, 2025 by:

•	each of the directors and officer appointees of CAAS Cayman; and
•	each person who is known by the Company to own beneficially more than 5% of the Company’s common stock.

The calculations in the table below are based on 30,170,702 shares of common stock outstanding on March 31, 2025 (exclusive of 2,167,600 shares of treasury stock).

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding
Directors and Officer Appointees:**
Hanlin Chen(1)	17,273,670	57.25%
Qizhou Wu	1,537,524	5.09%
Guangxun Xu	–	–%
Tao Liu	–	–%
Robert Wei Cheng Tung	–	–%
Haimian Cai	*	*%
Jie Li	*	*%
Tse Andy	531,682	1.76%
Henry Chen	–	–%
All Directors and Officers as a Group	19,539,907	64.76%
Tong Kooi Teo (former director)	–	–%

Notes:

*	Less than 1% of our total outstanding shares.

**	Except as otherwise listed below, the address of each person is c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China. Mr. Tong Kooi Teo’s address when he served as our director was c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China.

(1)	Includes (i) 15,762,547 shares of common stock beneficially owned by Mr. Hanlin Chen; (ii) 1,502,925 shares of common stock beneficially owned by Ms. Liping Xie, Mr. Hanlin Chen’s wife; and (iii) 8,198 shares of common stock beneficially owned by Wiselink Holdings Limited (’Wiselink”), a company controlled by Mr. Hanlin Chen. According to the resolution of the board of directors of Wiselink dated November 28, 2023, Wiselink transferred 525,344 shares of its restricted shares of the Company to a number of transferees. On July 5, 2024, the board of directors of Wiselink approved the transfer of 2,440,000 shares of its restricted shares of the Company to Mr. Hanlin Chen and the transfer of 50,000 shares of its restricted shares of China Automotive Systems, Ltd., to Mr. Jie Li.

To our knowledge, as of May 31, 2025, a total of 6,841,375 (excluding 2,167,600 shares of treasury stock) shares of the Company’s common stock were held by 23 record holder in the United States. The number of beneficial owners of the Company’s common stock in the United States is likely to be much larger than the number of record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

RELATED PARTY TRANSACTIONS

Employment Agreements and Indemnification Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Share Incentive Plan

See “Management — 2004 Stock Option Plan.”

Option grants

See “Management — 2004 Stock Option Plan.”

Other Transactions

The following are the related parties of the Company. The Company or the major shareholders of the Company directly or indirectly have interests in these related parties:

•	Wiselink Holding Limited, “Wiselink”
•	Xiamen Joylon Co., Ltd., “Xiamen Joylon”
•	Shanghai Tianxiang Automotive Parts Co., Ltd., “Shanghai Tianxiang”
•	Jiangling Tongchuang Machining Co., Ltd., “Jiangling Tongchuang”
•	Shanghai Hongxi Investment Inc, “Hongxi”
•	Hubei Wiselink Equipment Manufacturing Co., Ltd., “Hubei Wiselink”
•	Jingzhou Derun Agricultural S&T Development Co., Ltd., “Jingzhou Derun”
•	Jingzhou Tongying Alloys Materials Co., Ltd., “Jingzhou Tongying”
•	Wuhan Dida Information S&T Development Co., Ltd., “Wuhan Dida”
•	Hubei Wanlong Investment Co., Ltd., “Hubei Wanlong”
•	Jingzhou Yude Machining Co., Ltd., “Jingzhou Yude”
•	Honghu Changrun Automotive Parts Co., Ltd., “Honghu Changrun”
•	Jingzhou Henglong Real Estate Co., Ltd., “Henglong Real Estate”
•	Xiamen Joylon Automotive Parts Co., Ltd., “Xiamen Automotive Parts”
•	Jingzhou Jiulong Material Co., Ltd., “Jiulong Material”
•	Wuhan Tongkai Automobile Motor Co., Ltd., “Wuhan Tongkai”
•	Jingzhou Natural Astaxanthin Inc, “Jingzhou Astaxanthin”
•	Hubei Asta Biotech Inc., “Hubei Asta”
•	Shanghai Yifu Automotive Electronics Technology Co., Ltd., “Shanghai Yifu”
•	Suzhou Qingyan Venture Capital Fund L.P., “Suzhou Qingyan”
•	Chongqing Qingyan Venture Capital Fund L.P., “Chongqing Qingyan”
•	Hubei Hongrun Intelligent System Co.,Ltd., “Hubei Hongrun”
•	Jingzhou WiseDawn Electric Car Co., Ltd., “Jingzhou WiseDawn”
•	Hubei Tongrun Automotive Parts Industry Development Co., Ltd., “Hubei Tongrun”
•	Hubei Qingyan Venture Capital Fund L.P, “Hubei Qingyan”
•	Hubei Henglongtianyu Pipe system Co.,Ltd., “Henglong Tianyu”
•	Wuhan Ewinlink Intelligent System Co., Ltd., “Ewinlink”
•	Hubei HLTW Automotive Lightweight Co.,Ltd., “Hubei HLTW”
•	Hubei Jinlv New Energy Battery Technology Co., Ltd., “Hubei Jinlv”
•	Hubei Yiling Intelligent Technology Co., Ltd., “Hubei Yiling”
•	Sentient AB
•	Suzhou Sentient Automotive Technology Co., Ltd., “Suzhou Sentient”
•	Suzhou Qingshan Zhiyuan Venture Capital Fund L.P., “Suzhou Qingshan”
•	Suzhou Mingzhi Intelligent Manufacturing Industry Investment Fund L.P., “Suzhou Mingzhi”
•	Jingzhou Henglong Real Estate Co., Ltd. Jingkai Branch, “Henglong Real Estate Jingkai Branch”
•	Jingzhou Jinyu Hotel Management Co., Ltd., “Jinyu Hotel”
•	Jiangsu Intelligent Connected Vehicle Innovation Center Co.,Ltd. “Jiangsu Intelligent”

The Company’s related party transactions include product sales, material purchases and purchases of equipment and technology. These transactions were consummated at fair market price and under similar terms as those with the Company's customers and suppliers. On some occasions, the Company’s related party transactions also include purchase/sale of capital stock of the joint ventures and sale of property, plant and equipment.

Related party transactions during the years ended December 31, 2024, 2023 and 2022, are as shown below (figures are in thousands of USD):

Merchandise Sold to Related Parties

	Year Ended December 31,
	2024	2023	2022
Hubei Hongrun	$34,907	$33,829	$32,489
Jingzhou Yude	12,129	11,390	8,778
Xiamen Automotive Parts	1,521	1,733	2,468
Other related parties	303	562	547
Total	$48,860	47,514	44,282

Rental Income Obtained from Related Parties

	Year Ended December 31,
	2024	2023	2022
Jingzhou Tongying	$207	$154	$152
Wuhan Tongkai	138	130	166
Other related parties	16	16	141
Total	$361	300	459

Materials Sold to Related Parties

	Year Ended December 31,
	2024	2023	2022
Jingzhou Yude	$956	$965	$728
Honghu Changrun	728	610	749
Jingzhou Tongying	214	354	547
Jiangling Tongchuang	18	65	603
Other related parties	362	56	157
Total	$2,278	2,050	2,784

Materials Purchased from Related Parties

	Year Ended December 31,
	2024	2023	2022
Jingzhou Tongying	$15,178	$12,033	$12,152
Wuhan Tongkai	6,308	8,311	9,974
Jiangling Tongchuang	4,478	3,390	3,238
Honghu Changrun	2,869	2,396	2,467
Henglong Tianyu	516	557	611
Hubei Wiselink	667	528	310
Hubei Yiling	62	57	30
Other related parties	10	16	28
Total	$30,088	27,288	28,810

Technology and Services Provided by Related Parties (recorded in R&D Expenses)

	Year Ended December 31,
	2024	2023	2022
Suzhou Sentient	$—	$925	$607
Hubei Yiling	240	278	234
Hubei Wiselink	—	100	—
Hubei Asia	2	—	—
Sentient AB	—	—	462
Total	$242	1,303	1,303

Property, Plant and Equipment Purchased from Related Parties

	Year Ended December 31,
	2024	2023	2022
Hubei Wiselink	$5,345	$2,451	$2,336
Henglong Real Estate	—	1,886	—
Hubei Yiling	149	87	48
Total	$5,494	4,424	2,384

Equity interest purchase from related parties

	Year Ended December 31,
	2024	2023	2022
Jingzhou Wisedawn	$—	$—	$23,618

As of December 31, 2024, 2023 and 2022, accounts receivable, accounts payable and advance payments between the Company and related parties are as shown below (figures are in thousands of USD):

Accounts and Notes Receivable from Related Parties

	Year Ended December 31,
	2024	2023	2022
Hubei Hongrun	$9,759	$4,352	$6,192
Jingzhou Yude	3,903	3,067	3,094
Xiamen Automotive Parts	1,003	1,042	1,311
Xiamen Joylon	789	801	815
Other related parties	233	311	367
Total accounts and notes receivable - related parties	15,687	9,573	11,779
Less: allowance for doubtful accounts - related parties	(1,463)	(1,404)	(1,763)
Accounts and notes receivable, net - related parties	$14,224	8,169	10,016

Accounts and Notes Payable to Related Parties

	Year Ended December 31,
	2024	2023	2022
Wuhan Tongkai	$4,001	$4,524	$7,173
Jingzhou Tongying	3,520	3,708	3,827
Hubei Wiselink	2,263	2,675	3,687
Henglong Tianyu	452	751	1,209
Honghu Changrun	951	743	692
Jiangling Tongchuang	445	371	45
Other related parties	111	67	62
Total	$11,743	12,839	16,695

Advance Payments for Property, Plant and Equipment to Related Parties

	Year Ended December 31,
	2024	2023	2022
Hubei Wiselink	$4,452	$3,609	$1,618
Henglong Real Estate	2,118	2,150	224
Hubei Hongrun	—	—	42
Total	$6,570	5,759	1,884

Advance Payments and Others to Related Parties

	Year Ended December 31,
	2024	2023	2022
Suzhou Sentient	$1,530	$1,553	$632
Hubei Tongrun	178	151	49
Hubei Asta	84	105	84
Hubei Wiselink	402	82	54
Jiangling Tongchuang	—	—	401
Other related parties	8	100	219
Total	$2,202	1,991	1,439

As of March 31, 2025, Hanlin Chen, our chairman, owns 57.25% of the common stock of the Company and has the effective power to control the vote on substantially all significant matters without the approval of other stockholders.

SPECIAL MEETING OF CAAS STOCKHOLDERS

General

The Company is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its Board of Directors for use at the Special Meeting of the Company’s stockholders and at any adjournment or postponement thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place of Special Meeting of the Company’s Stockholders

The Special Meeting will be held on September 10, 2025, at 9:00 a.m., (China Standard Time), at the Second Floor Meeting Room, D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China, and the Company will set up a conference room on September 9, 2025, at 9:00 p.m., (East Standard Time) at Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan, U.S. for the Company’s US shareholders to participate via TEAMS connection.

Purpose of the CAAS Special Meeting

At the Special Meeting, CAAS is asking its shareholders:

Proposal No. 1— The Merger Proposal — to approve and adopt the Merger Agreement by and between the Company and CAAS Cayman, which includes the Plan of Merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement, pursuant to which the Company will merge with and into CAAS Cayman, with CAAS Cayman as the surviving company upon the Redomicile Merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of CAAS Cayman, credited as fully paid; and

Proposal No. 2—The Adjournment Proposal — to consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the Redomicile Merger at the time of the Special Meeting.

Notwithstanding the order in which the proposals are set out herein, the Board of Directors may put the above proposals in such order as it may determine at the meeting.

Record Date; Persons Entitled to Vote

All stockholders of record at the close of business on July 30, 2025, the Record Date, or their duly appointed proxies, may attend the Special Meeting. Only stockholders of record at the close of business on the Record Date, are entitled to notice of, and to vote at, the Special Meeting. Holders of common stock as of the Record Date are entitled to one vote for each share of CAAS common stock held for each of the proposals. No other class of voting securities is outstanding on the date of mailing of this proxy statement/prospectus.

Quorum

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote on the proposals. Under Delaware law, abstaining votes are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.

Vote Required

The proposals to be presented at the Special Meeting will require the following votes:

The Merger Proposal — the majority of the outstanding shares of the Company’s common stock must vote “For” the proposal.

The Adjournment Proposal — the majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal must vote “For” the proposal.

Voting Your Shares

You may either vote by executing proxy or in person at the Special Meeting. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Special Meeting. If you hold your shares through a brokerage account and do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the Special Meeting.

Revoking Your Proxy

If you are a holder of record of the Company’s common stock and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another signed proxy card to the Company with a later date so that it is received prior to the vote at the Special Meeting or attend the Special Meeting in person; or
•	you may notify the Company in writing, prior to the vote at the Special Meeting, that you have revoked your proxy.

If you hold the Company’s shares of common stock in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or other nominee.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of common stock, you may contact Kevin Thesis of Theiss, Awaken Advisors at 1 Financial Square, Suite 3200B New York, NY10005, Phone (212)510-8922, Email kevin@awakenlab.com.

Dissenters’ Rights

In connection with the Redomicile Merger, our stockholders will not have dissenters’ rights under the DGCL.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone. The Company and its directors, officers and employees may also solicit proxies online. The Company will bear all costs of such solicitation.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

Other Matters

As of the date of this proxy statement/prospectus, the Company’s Board of Directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

PROPOSAL ONE — THE MERGER PROPOSAL

The Merger Agreement and the Plan of Merger

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement and the Plan of Merger in their entirety for a more complete description of the Redomicile Merger. In the event of any discrepancy between the terms of the Merger Agreement and the Plan of Merger and the following summary, the Merger Agreement and the Plan of Merger will control.

Introduction

The Merger Agreement and the Plan of Merger you are being asked to adopt and approve provides for a Redomicile Merger that would result in each share of common stock of the Company being converted into the right to receive one ordinary share of CAAS Cayman, an exempted company incorporated under the laws of the Cayman Islands, credited as fully paid. Under the Merger Agreement, the Company will merge with and into CAAS Cayman, with CAAS Cayman as the surviving company and changing its name to China Automotive Systems, Inc. upon the Redomicile Merger becoming effective. If the Merger Agreement and the Plan of Merger are adopted by the Company’s stockholders, we anticipate that the Redomicile Merger will become effective during the third quarter of 2025. Following the Redomicile Merger, CAAS Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the Redomicile Merger, you will own an interest in CAAS Cayman, which will be managed by the directors and officers appointed pursuant to the Plan of Merger. Additionally, the consolidated assets and liabilities of CAAS Cayman will be the same as those of the Company immediately prior to the Redomicile Merger.

The Parties to the Redomicile Merger

China Automotive Systems, Inc. was incorporated in the State of Delaware on June 29, 1999. Through its subsidiary, Great Genesis Holdings Limited, “Genesis,” a corporation organized under the laws of the Hong Kong Special Administrative Region, China, it owns interests in eight Sino-joint ventures and seven wholly-owned subsidiaries in China which manufacture power steering systems and/or related products for different segments of the automobile industry. Genesis also owns interests in a Brazil-based trading company, which engages mainly in the import and sales of automotive parts in Brazil. Henglong USA Corporation, “HLUSA,” which was incorporated on January 8, 2007 in Troy, Michigan, is a wholly-owned subsidiary of the Company, and mainly engages in marketing of automotive parts in North America, and provides after sales service and research and development support. The mailing address of the Company’s principal executive office is No. 1 Henglong Road, Yu Qiao Development Zone, Shashi District, Jing Zhou City, Hubei Province, China, and its phone number is (86) 716-412-7901. The Company’s agent in US is HLUSA, with the address at Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan, 48083. The Company’s corporate website address is http://www.caasauto.com/#/ir. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

China Automotive Systems Holdings, Inc.  CAAS Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act of the Cayman Islands (As Revised), such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. CAAS Cayman does not have a significant amount of assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Redomicile Merger. The mailing address of CAAS Cayman is D8 Henglong Building, Optics Valley Software Park, Guanshan Avenue, East Lake Hi-Tech Zone, Wuhan City, Hubei 430073, the People’s Republic of China, and its phone number is (86) 27-8757-0028. CAAS Cayman’s agent in US is HLUSA, with the address at Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan, 48083.

Background and Reasons for the Redomicile Merger

We believe the Redomicile Merger, which would change our place of incorporation from Delaware to the Cayman Islands, is consistent with our corporate strategy of globalization, and would allow us to reduce operational, administrative, legal and accounting costs over the long term. Our strategy has been focused on our core strengths and aligned with favorable long term market trends relating to power steering systems and/or related products in China.

We have chosen to reorganize under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

•	We believe that by reincorporating to a jurisdiction outside the United States, which is in line with the Company’s current business and operations, the majority of which conducted outside of the United States, CAAS Cayman will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. CAAS Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. As a foreign private issuer, CAAS Cayman also will be exempt from certain rules under the Exchange Act that would otherwise apply if CAAS Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer;
•	CAAS Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, CAAS Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, CAAS Cayman will need to promptly furnish reports on Form 6-K any information that CAAS Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, CAAS Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, CAAS Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;
•	CAAS Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;
•	CAAS Cayman will not be required to conduct advisory votes on executive compensation;
•	CAAS Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;
•	CAAS Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;
•	CAAS Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	CAAS Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

CAAS Cayman expects to take advantage of these exemptions if the Redomicile Merger is effected. Accordingly, after the completion of the Redomicile Merger, if you hold CAAS Cayman securities, you may receive less information about CAAS Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

Additionally, as a foreign private issuer, CAAS Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain exchange corporate governance standards, such as the following Nasdaq corporate governance standards requiring that:

•	the majority of the board of directors be comprised of independent directors;
•	executive compensation be determined by independent directors or a committee of independent directors;
•	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;
•	an audit committee be comprised of at least three members; and
•	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards.

We believe the Redomicile Merger will enhance shareholder value for the reasons discussed above. However, in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business, and we cannot predict what impact, if any, the Redomicile Merger will have in the long term if and when these factors change.

For a discussion of the risk factors associated with the Redomicile Merger, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger.”

There are certain disadvantages that accompany redomicile in the Cayman Islands, including:

•	the Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;
•	Cayman Islands companies may not have standing to sue before the federal courts of the United States;
•	CAAS Cayman’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States or, between it and its officers, directors and shareholders be arbitrated; and
•	CAAS Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

CAAS Cayman’s corporate affairs are governed by the Amended CAAS Cayman Articles, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of CAAS Cayman, actions by minority shareholders and the fiduciary duties of CAAS Cayman’s directors to CAAS Cayman under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the Redomicile Merger, the significant majority of CAAS Cayman’s directors and officers will reside outside of the United States, and a majority of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon CAAS Cayman or such persons, or to enforce against them in courts of the United States, Cayman Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Redomicile Merger

The steps that have been taken to date, and that will be taken, to complete the Redomicile Merger are:

•	CAAS Cayman was incorporated with the Company holding one (and only) ordinary share issued by CAAS Cayman.
•	Following the Special Meeting, provided that we have obtained the requisite stockholder approval of the Merger Agreement and the Plan of Merger and related transaction including the Redomicile Merger, as of the Effective Time (i) the Company will merge with and into CAAS Cayman pursuant to the filing of (x) a certificate of merger with the office of the Secretary of State of the State of Delaware and (y) the Plan of Merger with the Registrar Companies in the Cayman Islands, with CAAS Cayman as the surviving company and changing its name to China Automotive Systems, Inc., and (ii) each share of the Company’s common stock will be converted into the right to receive one ordinary share of CAAS Cayman, credited as fully paid, and CAAS Cayman shall issue to each holder of such right that number of ordinary shares in CAAS Cayman to which each such holder is entitled.
•	The one ordinary share in CAAS Cayman issued to the Company prior to the Redomicile Merger will be cancelled.

At the Effective Time, the existing equity compensation plan of the Company, as may be amended, will be adopted and assumed by CAAS Cayman. Each outstanding option and other equity award issued under our equity compensation plan for the purchase or receipt of, or payment based on, each share of the Company’s common stock will represent the right to purchase or receive, or receive payment based on, one ordinary share in the capital of CAAS Cayman on substantially the same terms.

Additionally, at the Effective Time, CAAS Cayman will adopt and assume the obligations of the Company under or with respect to certain contracts or agreements as described in the Merger Agreement. These contracts and agreements will become the obligations of CAAS Cayman and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

The Merger Agreement and the Plan of Merger may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement that requires further approval by the Company’s stockholders may be made or effected without obtaining such approval.

Possible Abandonment

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Redomicile Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Additional Agreements

CAAS Cayman expects to enter into indemnification agreements with its directors, officers and certain other employees (including those of its subsidiaries). The CAAS Cayman indemnification agreements will generally require that CAAS Cayman indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with CAAS Cayman, any subsidiary of CAAS Cayman or another entity where he or she is or was serving at CAAS Cayman’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

The indemnification agreements also provide for the advancement of defense expenses by CAAS Cayman. Please also see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws — Indemnification of Directors and Officers” for a description of indemnification of directors and officers under the Companies Act and the Amended CAAS Cayman Articles.

Conditions to Completion of the Redomicile Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Redomicile Merger:

•	the Merger Agreement and the Plan of Merger have been approved and adopted by the requisite vote of stockholders of the Company;
•	neither party to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Merger;
•	the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;
•	the CAAS Cayman ordinary shares to be issued pursuant to the Redomicile Merger have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance and satisfaction of other standard conditions;
•	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, CAAS Cayman or their subsidiaries to consummate the Redomicile Merger have been obtained or made; and
•	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of the Company and our stockholders and not in violation of applicable law, and that such change to the terms of the Redomicile Merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit stockholder approval of the Redomicile Merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the Redomicile Merger. Additionally, our Board of Directors reserves the right to defer or abandon the Redomicile Merger as well for the reasons described under “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Related to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Stock Compensation and Benefit Plans and Programs

As part of the Redomicile Merger, CAAS Cayman has agreed to assume all of the Company’s rights and obligations under the Company’s stock-based benefit and compensation plan and programs at the Effective Time. All rights to purchase or receive, or receive payment based on, each share of the Company’s common stock arising under our equity compensation plan will entitle the holder to purchase or receive, or receive payment based on, as applicable, one CAAS Cayman ordinary share.

Effective Time

Provided that we have obtained the requisite stockholder approval, we anticipate that the Redomicile Merger will become effective during the third quarter of 2025. Our Board of Directors will have the right, however, to defer or abandon the Redomicile Merger at any time if it concludes that completion of the Redomicile Merger would not be in the best interests of the Company or our stockholders.

Management of CAAS Cayman

Upon the Effective Time, the candidates set forth in the Plan of Merger, who are the same directors and executive officers that manage the Company today, will be appointed as the directors and officers of CAAS Cayman. See “Management.”

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to approve and adopt the Merger Agreement and the Plan of Merger. Our Board of Directors believes that the Redomicile Merger, to be effected by the Merger Agreement and the Plan of Merger, is advisable and in the best interests of the Company and our stockholders.

ACCORDINGLY, OUR BOARD OF DIRECTORS HAS APPROVED THE REDOMICILE MERGER AND THE MERGER AGREEMENT AND THE PLAN OF MERGER. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.

Regulatory Approvals

Other than the filing of the Plan of Merger with the Registrar of Companies of the Cayman Islands, the only governmental or regulatory approvals or actions that are required to complete the Redomicile Merger are compliance with U.S. federal and state securities laws and Delaware corporate law (including the filing with the Secretary of State of the State of Delaware of a certificate of merger). The Redomicile Merger and the issuance of ordinary shares by CAAS Cayman in connection therewith may be subject to a post-transaction filing procedure with the CSRC, and we plan to proactively communicate with the CSRC and complete such procedure if so required.

Rights of Dissenting Stockholder

Under the DGCL, the stockholders will not have appraisal or dissenting rights in connection with the Redomicile Merger.

Ownership in CAAS Cayman

Each share of the Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive one ordinary share of CAAS Cayman and such ordinary share will be registered in your name (or your broker’s name, as applicable) in CAAS Cayman’s register of members upon completion of the Redomicile Merger, without any further action on your part. Upon completion of the Redomicile Merger, only registered shareholders reflected in CAAS Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon CAAS Cayman ordinary shares registered in their respective names. Any attempted transfer of the Company’s stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in CAAS Cayman’s register of members upon completion of the Redomicile Merger.

If you hold the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of CAAS Cayman ordinary shares in your account with that same broker or securities intermediary without any action on your part. If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new CAAS Cayman share certificates following the Redomicile Merger. We will request that all Company stock certificates be returned to our exchange agent following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Securities Transfer Corporation will be appointed as our exchange agent for the Redomicile Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates in the Company to receive CAAS Cayman ordinary shares in certificated form. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. CAAS’ current transfer agent is Securities Transfer Corporation which will continue to serve as the transfer agent for CAAS Cayman ordinary shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on Nasdaq under the symbol “CAAS.” There is currently no established public trading market for CAAS Cayman’s ordinary shares. However, it is a condition to the completion of the Redomicile Merger that the shares of CAAS Cayman will be authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, CAAS Cayman’s ordinary shares will be authorized for listing on Nasdaq, and we expect that such shares will be traded on the exchange under the symbol “CAAS.”

It is anticipated that CAAS Cayman will qualify as a foreign private issuer in the U.S. following the Redomicile Merger. As a foreign private issuer, CAAS Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain Nasdaq corporate governance standards.

Accounting Treatment of the Redomicile Merger

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, no business combination has occurred and all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Taxation

The following discussion of the material Cayman Islands, the People’s Republic of China and U.S. federal income tax consequences of the Redomicile Merger is based upon laws and relevant interpretations thereof effective as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the Redomicile Merger or otherwise, such as the tax consequences under laws of countries other than the Cayman Islands, the People’s Republic of China and the United States or under state and local tax laws.

Cayman Islands Taxation

The Cayman Islands government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to CAAS Cayman levied by the government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed Redomicile Merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. We do not intend that any documents relating the proposed Redomicile Merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) and its implementation rules, both effective on January 1, 2008, with the EIT Law further being amended on December 29, 2018 and its implementation rules being amended on April 23, 2019, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by MOF and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

The EIT Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income, whilst “non-resident enterprises” without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC, or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its “de facto management body” in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its “de facto management body” in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

Under the implementation rules of the EIT Law, “de facto management body” is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on “De Facto Management Body” Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a “resident enterprise” due to the fact that its “de facto management body” is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC, (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC, (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC, and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of “substance over form” shall be adopted in determining whether the “de facto management body” is located within China.

We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the Redomicile Merger. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation to the term “de facto management body.” It remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the Redomicile Merger or what effect, if any, the Redomicile Merger will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the EIT Law. If CAAS Cayman is treated as a PRC resident enterprise, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if CAAS Cayman is considered a PRC resident enterprise, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

Furthermore, if CAAS Cayman is treated as a PRC resident enterprise, there is a possibility that the capital gains realized by its non-PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non-PRC individual shareholders. If the non-PRC shareholders are U.S. residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 (which refers to shares of a company the property of which consists principally of real property in the PRC) and representing a participation of at least 25% may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that “[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State.” By virtue of this provision, the capital gains realized by U.S. residents may be taxed in the PRC if the capital gains are considered as “arising in” the PRC. Under the EIT Law and its implementing rules, the capital gains from transfer of shares may be considered as “arising in” the PRC if the enterprise whose shares are transferred is “located in” China. If CAAS Cayman is considered a PRC resident enterprise, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the U.S. residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

United States Taxation

The following are the material U.S. federal income tax consequences of (i) the Redomicile Merger to beneficial owners of Company common stock and (ii) the ownership and disposition of CAAS Cayman ordinary shares to Non-U.S. Holders (as defined below). This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect.

This discussion applies only to holders of shares of Company common stock who hold such shares as capital assets (generally, property held for investment). This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes), and does not address all aspects of U.S. federal income taxation that may be important to a beneficial owner in light of his or her particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or tax consequences that may apply to a beneficial owner subject to special rules, such as:

•	a financial institution or insurance company;
•	a tax-exempt organization;
•	a dealer or broker in securities, commodities or foreign currencies;
•	a shareholder that holds Company common stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a shareholder that beneficially owns five percent or more of Company common stock; and
•	a shareholder that acquired Company common stock pursuant to the exercise of compensatory options or otherwise as compensation.

If a partnership holds shares of Company common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Company common stock should consult its tax advisor regarding the tax consequences of the Redomicile Merger and the ownership and disposition of CAAS Cayman ordinary shares.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Redomicile Merger or the ownership or disposition of CAAS Cayman ordinary shares. Accordingly, each Company shareholder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the Redomicile Merger.

U.S. Federal Income Tax Consequences of the Redomicile Merger

Based on certain representations and assumptions described below, all of which must continue to be true and accurate in all material respects as of the effective time of the Redomicile Merger, it is the opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, our tax advisor, that the Redomicile Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

The opinion described above has relied on representations made by the Company and CAAS Cayman, including those contained in a certificate of an officer of the Company and CAAS Cayman. In addition, the opinion is prospective and dependent on future events and has assumed that the representations contained in the officer’s certificate will continue to be true and correct through the completion of the Redomicile Merger. The opinion could also be affected by any change in the authorities upon which the opinion is based. If any of the foregoing representations or assumptions is inaccurate or any of the relevant authorities change, the tax consequences of the Redomicile Merger could differ from those described herein and in the opinion that our tax counsel has delivered. An opinion of tax counsel neither binds the IRS nor precludes the IRS or the courts from adopting a contrary position. The Company does not intend to obtain a ruling from the IRS on the tax consequences of the Redomicile Merger. The remainder of this discussion assumes that the Redomicile Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Redomicile Merger to the Company and CAAS Cayman

Neither the Company nor CAAS Cayman will recognize any gain or loss for U.S. federal income tax purposes as a result of the Redomicile Merger.

Pursuant to Section 7874 of the Code, CAAS Cayman will be treated as a U.S. corporation for all purposes under the Code because (i) after the Redomicile Merger, CAAS Cayman will have acquired substantially all of the properties held directly or indirectly by the Company, (ii) after the Redomicile Merger, CAAS Cayman will not have substantial business activities in the Cayman Islands, and (iii) the former holders of the Company’s common stock will hold, by reason of owning shares of the Company’s common stock, at least 80% of the CAAS Cayman ordinary shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to U.S. Holders

This section applies to beneficial owners of Company common stock that are U.S. Holders. A U.S. Holder is a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia or treated as a U.S. corporation pursuant to section 7874 of the Code;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of our Company common stock who is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.

A U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of CAAS Cayman ordinary shares in the Redomicile Merger. A U.S. Holder will have an adjusted tax basis in the CAAS Cayman ordinary shares received in the Redomicile Merger equal to the adjusted tax basis of the Company common stock surrendered by such U.S. Holder in the Redomicile Merger. The holding period for CAAS Cayman ordinary shares received in the Redomicile Merger will include the holding period for the Company common stock surrendered therefor.

The U.S. federal income tax consequences of owning and disposing of CAAS Cayman ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger. Each U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of CAAS Cayman ordinary shares.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

The receipt of CAAS Cayman ordinary shares in exchange for Company common stock in the Redomicile Merger will not be a taxable transaction to Non-U.S. Holders for U.S. federal income tax purposes.

The U.S. federal income tax consequences of owning and disposing of CAAS Cayman ordinary shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger, which are summarized below.

Distributions

Distributions with respect to CAAS Cayman ordinary shares will generally be treated as dividends to the extent paid from CAAS Cayman’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds current and accumulated earnings and profits, the excess will be treated first as a return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its CAAS Cayman ordinary shares and thereafter as capital gain from the sale or exchange of such ordinary shares, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of CAAS Cayman Ordinary Shares.”

Except as described below, dividends paid to a Non-U.S. Holder are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate as may be specified by an applicable income tax treaty. In addition, even if a Non-U.S. Holder is eligible for a lower treaty rate, CAAS Cayman and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments, unless such Non-U.S. Holder has furnished to CAAS Cayman or another payor:

•	a valid IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which such Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and entitlement to the lower treaty rate with respect to such payments; or
•	in the case of payments made outside the United States to an offshore account (generally, an account maintained at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing such Non-U.S. Holder’s entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing a refund claim with the IRS.

If dividends paid to a Non-U.S. Holder are “effectively connected” with the conduct of a trade or business within the United States by such Non-U.S. Holder, and, if required by an applicable tax treaty, the dividends are attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States, CAAS Cayman and other payors generally are not required to withhold tax from the dividends; provided that the Non-U.S. Holder has furnished to CAAS Cayman or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which the Non-U.S. Holder certifies, under penalties of perjury, that:

•	such Non-U.S. Holder is a non-U.S. person; and
•	the dividends are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and are includible in such Non-U.S. Holder’s gross income.

“Effectively connected” dividends are taxed on a net income basis in the same manner as if a Non-U.S. Holder were a U.S. person.

“Effectively connected” dividends received by a corporate Non-U.S. Holder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower applicable treaty rate.

Sale, Exchange or Other Taxable Disposition of CAAS Cayman Ordinary Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a disposition of CAAS Cayman ordinary shares unless:

•	the gain is “effectively connected” with the conduct of a trade or business within the United States by such Non-U.S. Holder, and if required by an applicable income tax treaty, the gain is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States;
•	such Non-U.S. Holder is an individual, is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or
•	(i) CAAS Cayman is, or CAAS Cayman or the Company has been, a “United States real property holding corporation” for U.S. federal income tax purposes, (ii) so long as CAAS Cayman’s ordinary shares continues to be regularly traded on an established securities market, such Non-U.S. Holder held, directly or indirectly, at any time during the shorter of the five-year period ending on the date of disposition or such Non-U.S. Holder’s holding period, more than 5% of CAAS Cayman’s ordinary shares or the Company’s common stock and (iii) such Non-U.S. Holder is not eligible for any treaty exemption.

“Effectively connected” gains are taxed on a net income basis in the same manner as if a Non-U.S. Holder were a U.S. person. “Effectively connected” gains recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower applicable treaty rate. An individual Non-U.S. holder who is subject to U.S. federal income tax because the Non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of CAAS Cayman ordinary shares will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses (subject to any applicable tax treaty).

The Company does not believe that it has been, and CAAS Cayman does not believe that it is and does not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on CAAS Cayman ordinary shares to a “foreign financial institution” (as specifically defined in the Code), unless such foreign financial institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which CAAS Cayman ordinary shares are held will affect the determination of whether such withholding is required. Similarly, a 30% United States withholding tax may apply to dividends paid on CAAS Cayman ordinary shares to a “non-financial foreign entity” (as specifically defined in the Code) that does not qualify under certain exemptions, unless such entity either (i) certifies to CAAS Cayman that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which CAAS Cayman, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. CAAS Cayman will not pay any additional amounts to holders in respect of any amounts withheld.. Holders should consult their own tax advisors regarding these requirements and whether they may be relevant to ownership and disposition of CAAS Cayman ordinary shares.

PROPOSAL TWO — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and Redomicile Merger at the time of the Special Meeting.

Consequences If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the meeting and is not approved by the stockholders, the Company’s Board of Directors may not be able to adjourn the Special Meeting to a later date or dates. In such event, the Redomicile Merger would not be completed.

Required Vote

To approve the Adjournment Proposal, the majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal must vote “For” the proposal.

DESCRIPTION OF SHARE CAPITAL OF CAAS CAYMAN

The following description of the material terms of CAAS Cayman ordinary shares following the Redomicile Merger includes a summary of specified provisions of the Amended CAAS Cayman Articles that will be in effect upon completion of the Redomicile Merger. This description is qualified by reference to the Amended CAAS Cayman Articles that will become effective upon consummation of the Redomicile Merger, which are attached as an exhibit to the registration statement of which this proxy statement/prospectus is a part of and incorporated herein by reference. You are encouraged to read the relevant provisions of the Companies Act and the Amended CAAS Cayman Articles as they relate to the following summary.

CAAS Cayman is authorized to issue 50,000,000 shares of a par value of US$0.001 each. The directors of CAAS Cayman are authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on June 26, 2025, CAAS Cayman had one ordinary share issued and outstanding and no preference shares issued and outstanding. Upon the completion of the Redomicile Merger, CAAS Cayman will issue approximately ordinary shares in the Redomicile Merger and the one ordinary share issued and outstanding prior to the Redomicile Merger will be cancelled.

Ordinary Shares

General

All of CAAS Cayman’s issued and outstanding ordinary shares will be issued credited as fully paid and non-assessable. CAAS Cayman’s ordinary shares are issued in registered form, and are issued when registered in CAAS Cayman’s register of members. CAAS Cayman’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of CAAS Cayman’s ordinary shares are entitled to such dividends as may be declared by CAAS Cayman’s board of directors, subject to the Companies Act and the Amended CAAS Cayman Articles, as amended and restated from time to time. In addition, CAAS Cayman’s shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by CAAS Cayman’s board of directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, provided that in no circumstances may CAAS Cayman pay a dividend if this would result in CAAS Cayman being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, CAAS Cayman must keep a register of members and there shall be entered therein:

•	the names and addresses of the members, and a statement of the shares held by each member, and which statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the Amended CAAS Cayman Articles, and if so, whether such voting rights are conditional;
•	the date on which the name of any person was entered on the register as a member; and
•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of CAAS Cayman is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this Redomicile Merger, the register of members shall be immediately updated to reflect the issue of ordinary shares by CAAS Cayman to the Company’s stockholders. Once CAAS Cayman’s register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the ordinary shares set against their name in the register of members.

Voting Rights

Each holder of ordinary shares is entitled to one vote for each share registered in his name on the register of members on all matters upon which the ordinary shares are entitled to vote on a poll. Voting at any meeting of shareholders is by way of a poll and not on a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

A quorum required for a general meeting of shareholders consists of one or more shareholders who together hold share which carry in aggregate not less than one-third of the total voting rights of all the paid up voting share capital of CAAS Cayman entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, or by means of such communication facilities as may be permitted by CAAS Cayman. Although not required by the Companies Act or the Amended CAAS Cayman Articles, CAAS Cayman expects to hold shareholders’ meetings from time to time and such meetings may be convened by CAAS Cayman’s board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than one-third of all votes attaching to CAAS Cayman’s issued shares that carry the right to vote at general meetings. A general meeting may also be called by the chairperson of the board of directors of CAAS Cayman. Advance notice of at least seven calendar days is required for the convening of CAAS Cayman’s annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes which are cast by those shareholders entitled to vote who are present at such general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes which are cast by those shareholders entitled to vote who are present at such general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of CAAS Cayman, as permitted by the Companies Act and the Amended CAAS Cayman Articles. A special resolution will be required for important matters such as change of name or making changes to the Amended CAAS Cayman Articles.

Transfer of Ordinary Shares

Subject to the restrictions of the Amended CAAS Cayman Articles, as applicable, any of CAAS Cayman’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by CAAS Cayman’s board of directors.

CAAS Cayman’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which CAAS Cayman have a lien. CAAS Cayman’s directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with CAAS Cayman, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as CAAS Cayman’s board of directors may reasonably require to show the right of the transferor to make the transfer;
•	the instrument of transfer is in respect of only one class of ordinary shares;
•	the instrument of transfer is properly stamped, if required;
•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or
•	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the CAAS Cayman’s board of directors may from time to time require, is paid to CAAS Cayman in respect thereof.

If CAAS Cayman’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal, including the relevant reason for such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as CAAS Cayman’s board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of CAAS Cayman, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to CAAS Cayman for unpaid calls or otherwise. If CAAS Cayman’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

CAAS Cayman’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

CAAS Cayman may issue shares on terms that are subject to redemption, at CAAS Cayman’s option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by CAAS Cayman’s board of directors or by an ordinary resolution of CAAS Cayman’s shareholders. CAAS Cayman may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its board of directors or by CAAS Cayman’s shareholders by ordinary resolution or are otherwise authorized by the Amended CAAS Cayman Articles. Under the Companies Act, the redemption or repurchase of any share may be paid out of CAAS Cayman’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if CAAS Cayman can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, CAAS Cayman may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of CAAS Cayman is divided into different classes, the rights attached to any such class of shares may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied either with the written consent of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by CAAS Cayman. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records

Holders of CAAS Cayman’s ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of CAAS Cayman’s list of shareholders or its corporate records (save for the Amended CAAS Cayman Articles, special resolutions and the register of mortgages and charges). However, CAAS Cayman will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Changes in Capital

CAAS Cayman may from time to time by ordinary resolution:

•	increase its share capital by new shares of such amount as it thinks expedient;
•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;
•	sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the Amended CAAS Cayman Articles; and
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by CAAS Cayman for an order confirming such reduction, CAAS Cayman may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares

The Amended CAAS Cayman Articles authorizes CAAS Cayman’s board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

The Amended CAAS Cayman Articles authorizes CAAS Cayman’s board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights, voting rights; and
•	the rights and terms of redemption and liquidation preferences.

CAAS Cayman’s board of directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Rights of Non-resident or Foreign Shareholders.

There are no limitations imposed by the Amended CAAS Cayman Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the shares. In addition, there are no provisions in the Amended CAAS Cayman Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Exempted Company

CAAS Cayman is an exempted company duly incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company, the objects of which are to conduct business mainly outside of the Cayman Islands, may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for certain exemptions and privileges, including (a) an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies, (b) an exempted company is not required to open its register of members for inspection, (c) an exempted company does not have to hold an annual general meeting, (d) an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands, (e) an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance), (f) an exempted company may register as a limited duration company and (g) an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The objects of CAAS Cayman are unrestricted and CAAS Cayman has the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

COMPARISON OF RIGHTS UNDER DELAWARE AND CAYMAN ISLANDS LAWS

Your rights as a stockholder of the Company are governed by the DGCL and the Company’s certificate of incorporation and bylaws. After the Redomicile Merger, you will become a shareholder of CAAS Cayman and your rights will be governed by the Companies Act and the Amended CAAS Cayman Articles.

The principal attributes of the Company’s common stock and CAAS Cayman ordinary shares are similar. However, there are differences between your rights under the DGCL and under the Companies Act. In addition, there are differences between the Company’s certificate of incorporation and bylaws and the Amended CAAS Cayman Articles. The following discussion is a summary of certain material differences in your rights that would result from the Redomicile Merger. As such, this summary does not cover all the differences between Companies Act and the DGCL affecting corporations and their shareholders or all of the differences between the Company’s certificate of incorporation and bylaws and the Amended CAAS Cayman Articles. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Companies Act, the DGCL, the Company’s certificate of incorporation and bylaws and the Amended CAAS Cayman Articles. CAAS Cayman plans to adopt the Amended CAAS Cayman Articles, which will become effective immediately upon the completion of the Redomicile Merger and will replace its existing memorandum and articles of association in their entirety. A copy of the Amended CAAS Cayman Articles that will become effective upon consummation of the Redomicile Merger is attached hereto as an exhibit to this Registration Statement on Form F-4 of which this proxy statement/prospectus is a part. We encourage you to read the laws and documents referenced above.

DGCL/The Company’s Certificate of Incorporation and Bylaws	Companies Act/Amended CAAS Cayman Articles
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, is generally required to be approved by the holders of a majority of the shares outstanding and entitled to vote on the matter, unless the certificate of incorporation provides otherwise. The Company’s certificate of incorporation does not provide otherwise.

In general, under the DGCL, unless required by its certificate of incorporation, mergers in which the surviving corporation will issue less than 20% of such corporation’s stock do not require approval of the surviving corporation’s shareholders. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares.

The DGCL does not contain a procedure comparable to a scheme of arrangement under the Companies Law.

There are a number of mechanisms for acquiring a Cayman Islands company including: (1) a court-approved “scheme of arrangement” under the Companies Act; (2) through a tender offer by a third party; and (3) through a merger or consolidation between the Cayman Islands company and another company incorporated in the Cayman Islands or another jurisdiction (provided that the merger or consolidation is allowed by the laws of that other jurisdiction).

A scheme of arrangement between a Cayman Islands company and its shareholders (or any class of them) requires the sanction of the scheme of arrangement by the Cayman Islands court and the approval of 75% in value of the shareholders (or class of shareholders, as the case may be) voting on the scheme of arrangement at the relevant meeting. If a scheme of arrangement receives the approval of shareholders of a company and is subsequently sanctioned by the Cayman Islands court, all shareholders (or class of shareholders, as the case may be) will be bound by the terms of the scheme of arrangement.

The Companies Act provides that when an offer is made for shares or any class of shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of such shares or class of shares accept the offer, the offeror may, for two months after that four-month period, require the remaining shareholders of the relevant class to transfer their shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire those shares was given to the non-tendering shareholder, the non-tendering shareholder is able to convince a Cayman Islands court to order otherwise.

Authorization of a merger or consolidation requires: (a) the passing of a special resolution by the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in each such company’s constitutional documents. In addition, the consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement.

Under the Amended CAAS Cayman Articles and the Companies Act, there is no requirement for shareholder approval for a sale of all or substantially all of CAAS Cayman’s assets.

Special Vote Required for Combinations with Interested Stockholders/Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation, or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

There is no provision in the Companies Act or the Amended CAAS Cayman Articles prohibiting business combinations with interested shareholders.

Dissenter Rights; Rights to Dissent; Compulsory Acquisition

Under the DGCL, if (1) a corporation’s shares are listed on a national securities exchange or held of record by more than 2,000 stockholders or (2) a corporation will be the surviving corporation of a merger and no vote of its stockholders is required to approve the merger, then a stockholder of such corporation have appraisal rights in connection with a merger or consolidation only if the stockholder is required to accept in exchange for its shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation; (2) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; or (3) cash instead of fractional shares of the corporation.

The Company’s shares are currently listed on Nasdaq and it is expected that, at the Effective Time, the CAAS Cayman ordinary shares will be authorized for listing on Nasdaq, subject to official notice of issuance and satisfaction of other standard conditions.

The Companies Act and the Amended CAAS Cayman Articles do not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under “Shareholder Approval of Business Combinations; Fundamental Changes,” a minority shareholder may apply to the Cayman Islands court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. The court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

In connection with a merger or a consolidation, dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures set out in the Companies Act, subject to certain exceptions.

Stockholder/Shareholder Consent to Action Without Meeting
Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	The Amended CAAS Cayman Articles permits resolutions, including special resolutions, to be effected by a unanimous written resolution. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) signed by all the shareholders entitled to vote on that resolution.

Stockholder/Shareholder Vote on Routine Matters
Except as otherwise provided in a corporation’s certificate of incorporation or bylaws, and other than with respect to the election of directors, under the DGCL, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.	The Amended CAAS Cayman Articles provides that, unless otherwise required to be adopted as a special resolution, shareholders can approve matters through the adoption of ordinary resolutions. An ordinary resolution is a resolution that is (a) passed by a simple majority of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) approved in writing by all the shareholders entitled to vote on that resolution in one or more instruments each signed by one or more of such shareholders.

Notice of Stockholder/Shareholder Meetings
Unless otherwise provided by DGCL, notice of any meeting of stockholders shall be sent or otherwise given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The written notice shall specify the place, if any, the time, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called.	The Amended CAAS Cayman Articles provides that at least seven calendar days’ notice shall be given of any general meeting of the shareholders. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by CAAS Cayman.

Special Meetings of the Stockholders/Shareholders

Unless otherwise provided in a corporation’s certificate of incorporation or bylaws, under the DGCL, special meetings of stockholders may be called by the corporation’s board of directors.

The Company’s bylaws provide that special meetings of stockholders may be called by the directors or by any officer instructed by the directors to call the meeting.

The Amended CAAS Cayman Articles provides that the chairperson of the board of directors or the directors (acting by a resolution of the board of directors) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting.

A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition ordinary shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding ordinary shares of CAAS Cayman that as at the date of the deposit carry the right to vote at general meetings of CAAS Cayman.

Quorum

In general, under the DGCL, unless otherwise provided in the corporation’s certificate of incorporation or bylaws, a quorum for purposes of a meeting of directors is a majority of the total number of directors. Unless a corporation’s certificate of incorporation otherwise provides, a corporation’s bylaws may provide that a quorum for purposes of a meeting of directors is less than a majority; provided, that in no event may a quorum be less than one-third of the directors.

In general, under the DGCL, unless otherwise provided in the corporation’s certificate of incorporation or bylaws, a quorum for purposes of a meeting of stockholders is a majority of the shares entitled to vote, present in person or represented by proxy. In no event may a quorum be less than one-third of the shares entitled to vote.

The Company’s bylaws provide that, at all meetings of the board of directors, a majority of the whole board of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, where upon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole board of directors. The Company’s bylaws also provide that, at any meeting of stockholders, the holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business..

The Amended CAAS Cayman Articles provides that the quorum for meetings of directors is, unless otherwise fixed by the board of directors, a majority of directors then in office, and the quorum for any general meetings of shareholders is one or more shareholders who together hold shares which carry in aggregate not less than one-third (1/3) of the total voting rights of all the paid up voting share capital of CAAS Cayman.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, a corporation may pay dividends out of capital surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding shares having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares, or if no shares entitled to such preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced.

Under the Companies Act, the board of directors may declare the payment of dividends to holders of ordinary shares out of CAAS Cayman’s (1) profits available for distribution, or (2) “share premium account”, which represents the excess of the price paid to CAAS Cayman on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid in capital.

However, no dividends may be paid if, after payment, CAAS Cayman would not be able to pay its debts as they fall due in the ordinary course of business.

Dividends on ordinary shares, if any, are at the discretion of the directors and depend on, among other things, CAAS Cayman’s results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the directors deems relevant, as well as CAAS Cayman’s ability to pay dividends in compliance with the Cayman Islands law. Under the Cayman Islands law, CAAS Cayman is not required to present proposed dividends or distributions to its shareholders for approval or adoption. CAAS Cayman may pay dividends in any currency.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by CAAS Cayman. The holders of such preference shares may, depending on their terms, rank senior to the ordinary shares with respect to dividends.

Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company’s articles authorize this and it has the ability to pay its debts as they fall due in the ordinary course of business.

The Amended CAAS Cayman Articles provides that CAAS Cayman may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of shares.

Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. In the case of a corporation with a classified board, directors may be removed only for cause unless otherwise provided in the certificate of incorporation.

The Company’s certificate of incorporation provides that the board of directors consists of only one class.

Under the Amended CAAS Cayman Articles, the directors of CAAS Cayman are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders.

In addition, the office of any director shall be vacated if the director (i) becomes prohibited by applicable law from being a director, (ii) becomes bankrupt or makes any arrangement or composition with his creditors, (iii) dies or is found to be or becomes of unsound mind, (iv) resigns his office by notice in writing to CAAS Cayman, or (v) without special leave of absence from the board, is absent from meetings of the board for three consecutive meeting, and the board of directors resolves that his office be vacated.

Directors may be elected by a resolution of the board of directors, or by an ordinary resolution of the shareholders.

Inspection of Books and Records
Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business.

Shareholders of a Cayman Islands company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges and the memorandum and articles of association and any special resolutions which have been passed by the shareholders).

Under the Amended CAAS Cayman Articles, the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of CAAS Cayman or any of them shall be open to the inspection of members who are not directors.

The Companies Act requires that the register of mortgages and charges of a Cayman Islands company be open to inspection by any shareholder or creditor of the company at all reasonable times.

Amendment of Governing Documents

Under the DGCL, except for certain limited instances where a certificate may be amended solely upon approval by the board of directors, a certificate of incorporation may be amended if: (1) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; and (2) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. The Company’s certificate of incorporation has no further requirement.

In addition, under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class on an amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment adversely affects the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise. The Company’s certificate of incorporation does not have such alternate provisions.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The Company’s certificate of incorporation and bylaws authorize the board of directors to amend the Company’s bylaws. The Company’s stockholders also have the power to amend bylaws under the Company’s bylaws and the DGCL.

The Companies Act and the Amended CAAS Cayman Articles provide that CAAS Cayman’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

Indemnification of Directors and Officers

Under the DGCL, a corporation is generally permitted to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, other than an action brought on behalf of the corporation, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made by: (1) a majority of the disinterested directors, even though less than a quorum; (2) a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum; (3) independent legal counsel, if there are no disinterested directors or if the disinterested directors so direct regardless of whether a quorum of disinterested directors exists; or (4) the stockholders.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals’ commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.

The Company has indemnification agreements with its directors, officers and certain other employees which provide rights and benefits in addition to those described above.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Amended CAAS Cayman Articles provides that its directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of CAAS Cayman’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning CAAS Cayman or its affairs in any court whether in the Cayman Islands or elsewhere.

Fiduciary Duties
A director of a Delaware corporation owes fiduciary duties of care and loyalty, which include the subsidiary duties good faith, oversight and disclosure, to the corporation and its stockholders.	A director of a Cayman company owes fiduciary duties to the company. The director must act loyally, honestly and in good faith in what he considers is in the best interests of the company, and the board of directors may only exercise the powers vested in them for proper purpose.

Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of its directors or certain officers to a corporation or its stockholders by reason of such director’s or officer’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of the directors and officers of a corporation for: (1) breaching the duty of loyalty to the corporation or its stockholders; (2) failing to act in good faith; (3) engaging in intentional misconduct or a knowing violation of law; (4) obtaining an improper personal benefit from the corporation; (5) with respect to a director, paying a dividend or approving a stock repurchase or redemption that was illegal under applicable law; or (6) with respect to an officer, any action by or in the right of the corporation.

The Company’s certificate of incorporation does not include any limitation on the monetary liability of its officers.

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “Indemnification of Directors and Officers.” A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

The Amended CAAS Cayman Articles provides that no current or former director and officer of CAAS Cayman shall be liable to CAAS Cayman for any loss or damage incurred by CAAS Cayman as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through such person’s own dishonesty, willful default or fraud.

Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock was transferred to him by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation. There is no requirement under the DGCL to advance the expenses of a lawsuit to a stockholder.

Under the DGCL, an individual may also commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of CAAS Cayman. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder.

An alternative remedy for an aggrieved shareholder is to petition the court for an order that it is just and equitable that the company should be wound up. In determining whether to make an order for the winding up of a company on the petition of a minority shareholder on the grounds that it is just and equitable to do so, the court will consider a number of factors, including, for example, whether (i) the control or management of the company is characterised by fraud, misconduct or oppression and that a winding up order is necessary to protect the rights of those minority shareholders or (ii) the company is no longer able to carry on the business for which it was formed (i.e. because of a supervening event, a lack of financial resources or because the company has fulfilled the only object for which it was created).

Exclusive Forum
The DGCL permits a corporation’s certificate of incorporation or bylaws to contain a forum selection provision requiring internal corporate claims to be brought solely and exclusively in courts in the State of Delaware.

The Amended CAAS Cayman Articles provides that, unless CAAS Cayman consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company.

Subject to the foregoing paragraph, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim related to CAAS Cayman (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with the Amended CAAS Cayman Articles or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

CAAS Cayman is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

A majority portion of CAAS Cayman’s assets are located outside the United States. In addition, the significant majority of CAAS Cayman’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a majority portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon CAAS Cayman or these persons, or to bring an action against CAAS Cayman or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against CAAS Cayman and its officers and directors.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against CAAS Cayman or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against CAAS Cayman or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts against CAAS Cayman or the directors or officers of CAAS Cayman predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, our PRC counsel has advised us that it may be difficult for you to bring an original action against CAAS Cayman or against its directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding CAAS Cayman ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

LEGAL MATTERS

The legality of the CAAS Cayman ordinary shares offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for the Company and CAAS Cayman by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to U.S. law will be passed upon for the Company and CAAS Cayman by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to PRC law will be passed upon for the Company and CAAS Cayman by Haiwen & Partners.

EXPERTS

The consolidated financial statements of China Automotive Systems, Inc. incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Each of the Company, and after the Redomicile Merger, CAAS Cayman is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC. The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

CAAS Cayman has filed with the SEC a registration statement on Form F-4 under the Securities Act to register the CAAS Cayman ordinary shares to be issued in connection with the Redomicile Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of CAAS Cayman in addition to being a consent solicitation of the Company shareholders.

In addition to the information set forth in this proxy statement/prospectus, SEC rules allow the Company and CAAS Cayman to “incorporate by reference” information into this proxy statement/prospectus, which means that the Company and CAAS Cayman can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information therein that is superseded by information set forth in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that the Company previously filed with the SEC. These documents contain important information about the Company.

1.	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025.

2.	Quarterly Report on Form 10-Q for three months ended March 31, 2025, filed with the SEC on May 14, 2025.

3.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2024.

We are also incorporating by reference all additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Special Meeting.

You should rely only on the information contained in this proxy statement/prospectus for your consent of the shareholders of the Company. Neither the Company nor CAAS Cayman has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated , 2025. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of shares of CAAS Cayman ordinary shares in the Redomicile Merger shall create any implication to the contrary.

The Company’s website is located at http://www.caasauto.com/#/ir. The Company’s filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on the Company’s website is not part of this proxy statement/prospectus and you should not rely on that information in deciding whether to approve of the proposal described in this proxy statement/prospectus unless that information is also in this proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER

between

China Automotive Systems, Inc.

and

CHINA AUTOMOTIVE SYSTEMS HOLDINGS, INC.

Dated as of June 26, 2025

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 26, 2025, is entered into by and between China Automotive Systems, Inc., a Delaware corporation (“CAAS”), and China Automotive Systems Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of CAAS (“CAAS Cayman” and together with CAAS, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the board of directors of CAAS (the “CAAS Board”) and the sole director of CAAS Cayman (the “CAAS Cayman Director”) have each determined that it is advisable and in the best interests of their respective stockholders or shareholders for CAAS to merge with and into CAAS Cayman (the “Merger”), with CAAS Cayman surviving and changing its name to China Automotive Systems, Inc., an exempted company incorporated under the laws of the Cayman Islands;

WHEREAS, the CAAS Board and the CAAS Cayman Director have each approved the Merger, this Agreement, the Plan of Merger (as defined below) and, to the extent applicable, the other transactions contemplated herein, pursuant to which CAAS Cayman will be the surviving company of the Merger, all upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger, and whereby each issued and outstanding share of common stock, par value US$0.0001 per share, of CAAS (“CAAS Common Stock”) shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of CAAS Cayman (a “CAAS Cayman Ordinary Share”);

WHEREAS, the consummation of the Merger is subject to, among other things, the approval of this Agreement and the Plan of Merger by the affirmative vote of the holders of a majority of the issued and outstanding shares of CAAS Common Stock; and

WHEREAS, the Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

THE MERGER

Section 1.01         The Merger.

Subject to the terms and on the conditions of this Agreement, and in accordance with Section 252 of the Delaware General Corporate Law (the “DGCL”) and the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), at the Effective Time (as defined below), CAAS shall be merged with and into CAAS Cayman in accordance with this Agreement and the Plan of Merger, and the separate corporate existence of CAAS shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the applicable provisions of the DGCL and the Cayman Companies Act, (i) CAAS Cayman shall continue as the surviving company in the Merger (the “Surviving Company”), (ii) the corporate identity, existence, powers, rights and immunities of CAAS Cayman as the Surviving Company shall continue unimpaired by the Merger, and (iii) CAAS Cayman shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of CAAS, all without further act or deed.

Section 1.02         Closing; Effective Time.

As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article IV, if this Agreement shall not have been terminated prior thereto as provided in Section 5.01, CAAS Cayman and CAAS shall (i) cause a plan of merger (the “Plan of Merger”) in the form set out in Annex A to be properly executed and filed with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) in accordance with the Cayman Companies Act, (ii) cause a certificate of merger (the “Certificate of Merger”) to be filed with the Delaware Secretary of State in accordance with Section 252 of the DGCL, and (iii) otherwise make all other filings or recordings as required by the applicable provisions of the DGCL and the Cayman Companies Act. The Merger shall become effective upon the later of (i) the effectiveness of the Certificate of Merger filed with the Secretary of State of the State of Delaware and (ii) the date on which the Plan of Merger is registered by the Cayman Registrar (or on such later date as may be specified in the Plan of Merger) in accordance with the Cayman Companies Act (the “Effective Time”).

Section 1.03         Effects of the Merger.

(a)         The name of the Surviving Company shall be “China Automotive Systems, Inc.”

(b)         At the Effective Time, in accordance with the terms of the Plan of Merger, the Surviving Company will adopt the amended and restated memorandum and articles of association in the form set out in the Plan of Merger as the amended and restated memorandum and articles of association of the Surviving Company until thereafter amended as provided by law and such amended and restated memorandum and articles of association.

(c)         From and after the Effective Time, the directors set forth in the Plan of Merger shall be the directors of the Surviving Company, each such director to serve in such capacity until his earlier death, resignation or removal or until his successor is duly elected or appointed.

(d)         From and after the Effective Time, the officers set forth in the Plan of Merger shall be the officers of the Surviving Company, each such officer to serve in such capacity until his earlier death, resignation or removal or until his successor is duly elected or appointed.

2

Section 1.04         CAAS Cayman Shares.

CAAS hereby represents and warrants that, as of the date of this Agreement and immediately prior to the Effective Time, it is the registered holder of all of the issued and outstanding shares of CAAS Cayman, free and clear of any adverse claims.

Article II

TREATMENT OF SECURITIES

Section 2.01         Effect on Capital Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock or shares (as applicable) of either CAAS or CAAS Cayman:

(a)         each issued and outstanding share of CAAS Common Stock shall be automatically converted into the right to receive one validly issued, fully paid and non-assessable CAAS Cayman Ordinary Share in accordance with Section 2.02, and CAAS Cayman shall issue to each holder of such right that number of CAAS Cayman Ordinary Shares, credited as fully paid, to which each such holder is entitled. Each treasury share of CAAS Common Stock shall be automatically converted into a treasury share of CAAS Cayman Ordinary Share;

(b)         the certificates representing CAAS Common Stock converted into the right to receive CAAS Cayman Ordinary Shares will be exchanged for share certificates representing CAAS Cayman Ordinary Shares and cancelled;

(c)          immediately after the issuance of the CAAS Cayman Ordinary Shares pursuant to Section 2.01(a) above, the one CAAS Cayman Ordinary Share that was held by CAAS immediately prior to the Merger shall be cancelled, and no consideration shall be paid or payable to the holder of such CAAS Cayman Ordinary Share;

(d)         CAAS Cayman shall assume all of CAAS’ rights and obligations under the stock-based benefit and compensation plan and agreements relating thereto providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights and share awards to the directors, officers, employees and consultants of CAAS and its affiliates (the “Stock Plan”) in accordance with Article III. To the extent the Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by CAAS, as the sole shareholder of CAAS Cayman, shall be deemed, as of the Effective Time, to constitute approval of the members of CAAS Cayman for purposes of Section 422(b) of the Code; and

(e)         all outstanding securities of CAAS, including but not limited to convertible bonds, debentures, warrants and options, that may be convertible into or exercisable into CAAS Common Stock shall remain outstanding; provided, that all references therein to CAAS Common Stock shall be deemed to refer to CAAS Cayman Ordinary Shares, and CAAS Cayman shall assume all of CAAS’ rights and obligations under such securities.

Section 2.02         Exchange of CAAS Cayman Shares.

(a)          At the Effective Time, each issued and outstanding share of CAAS Common Stock held in uncertificated, book entry form will be exchanged for one CAAS Cayman Ordinary Share in accordance with Section 2.01(a) without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form in CAAS Cayman’s register of members by CAAS Cayman’s transfer agent.

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(b)         At the Effective Time, each issued and outstanding share of CAAS Common Stock held in certificated form will be converted into the right to receive one CAAS Cayman Ordinary Share in accordance with Sections 2.01(a) and (b) without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of CAAS. Following the consummation of the Merger, CAAS’ exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder’s CAAS Common Stock certificates in exchange for share certificates representing CAAS Cayman Ordinary Shares.

(c)         At the Effective Time, holders of CAAS Common Stock will cease to be, and will have no rights as, stockholders of CAAS, other than the right to receive any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by CAAS on such shares of CAAS Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of CAAS Common Stock that were outstanding immediately prior to the Effective Time. Upon and after the Effective Time, registered shareholders in CAAS Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon CAAS Cayman Ordinary Shares registered in their respective names in the register of members.

Section 2.03         Dissenting Shares.

There are no dissenters’ rights or appraisal rights available to holders of CAAS Common Stock under the DGCL, pursuant to Section 262(b)(1) thereof, or under the Cayman Companies Act in connection with the Merger.

Article III

Assumption of employee benefit and compensation plan and other contracts

Section 3.01         Assumption of Equity Plan.

At the Effective Time, CAAS Cayman shall assume all of the rights and obligations of CAAS under the Stock Plan (the “Assumed Equity Plan”). To the extent the Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, CAAS Common Stock, from and after the Effective Time, the Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, or purchase of, or otherwise relate to, CAAS Cayman Ordinary Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of CAAS Common Stock, under the Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of CAAS Cayman Ordinary Shares in accordance with the terms of the Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plan at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under the Stock Plan and the agreements relating thereto immediately prior to the Effective Time. Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

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Section 3.02         Assumption of Benefit Plans.

At the Effective Time, the obligations of CAAS under or with respect to every plan, trust, program and benefit then in effect or administered by CAAS for the benefit of the directors, officers and employees of CAAS or any of its subsidiaries (collectively, the “Assumed Benefit Plans” and, together with the Assumed Equity Plan, the “Assumed Plans”) shall become the lawful obligations of CAAS Cayman and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, CAAS Cayman hereby expressly adopts and assumes all obligations of CAAS under the Assumed Plans.

Section 3.03         Assumption of Contracts.

At the Effective Time, the obligations of CAAS under or with respect to contracts or agreements (collectively, the “Assumed Contracts”) shall become the lawful obligations of CAAS Cayman and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, CAAS Cayman hereby expressly adopts and assumes all obligations of CAAS under the Assumed Contracts.

Section 3.04         Other Actions.

Such amendments or other actions that are deemed necessary or appropriate by CAAS and CAAS Cayman to effect the Merger, including to facilitate the assumption by CAAS Cayman of the Assumed Plans and the Assumed Contracts, and any other amendments or actions that CAAS and CAAS Cayman shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans, the Assumed Contracts and any other arrangements between CAAS and its directors, officers and employees.

Article IV

CONDITIONS TO THE MERGER

The respective obligations of each Party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a)         Shareholder Approval. This Agreement, the Plan of Merger and the Merger shall have been authorized and approved by the affirmative vote of holders owning a majority of the issued and outstanding shares of CAAS Common Stock entitled to vote thereon at the record date for such actions as set by the CAAS Board.

(b)         No Injunction. Neither Party hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country that prohibits the consummation of the Merger.

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(c)          Effective Registration Statement. The registration statement on Form F-4 filed with the Securities and Exchange Commission by CAAS Cayman in connection with the offer and issuance of the CAAS Cayman Ordinary Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(d)         Nasdaq Listing. The CAAS Cayman Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance and satisfaction of other standard conditions.

(e)         Consents and Authorization. Other than the filing of the Plan of Merger provided for under Article I, all material prior consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of CAAS, CAAS Cayman, or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby shall have been obtained, made and delivered, respectively.

(f)          Representations, Warranties and Covenants.  The representations and warranties of the Parties set forth herein shall be true and correct in all material respects, and the covenants of the Parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

Article V

TERMINATION

Section 5.01         Termination.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of CAAS, by action of the CAAS Board.

Section 5.02         Effect of Termination.

In the event of termination of this Agreement as provided in Section 5.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CAAS or CAAS Cayman.

Article VI

covenants

Section 6.01         Rule 16b-3 Approval.

CAAS and CAAS Cayman shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 2.01 and any other dispositions of CAAS equity securities (including derivative securities) or acquisitions of CAAS Cayman equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of CAAS, or (ii) at the Effective Time, is or will become a director or officer of CAAS Cayman, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

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Section 6.02         Further Assurances.

Each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

Article VII

GENERAL PROVISIONS

Section 7.01         Amendment.

This Agreement may be amended by the Parties hereto at any time before or after any required approval or adoption by the stockholders of CAAS of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment hereto requiring further approval or adoption by such stockholders under applicable law until such further approval or adoption is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

Section 7.02         Waiver.

At any time prior to the Effective Time, the Parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement, to the extent not prohibited under applicable law. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 7.03         Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article III (the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

Section 7.04         Entire Agreement.

This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.

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Section 7.05         Governing Law; Dispute Resolution.

(a)         To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(b)         Each of the Parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and (v) agrees that each of the other Party shall have the right to bring any action or proceeding for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware.

Section 7.06         Counterparts.

This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by both of the Parties hereto.

 Section 7.07         Severability.

If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, CAAS and CAAS Cayman have caused this Agreement to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.

China Automotive Systems, Inc.

By:	/s/ Hanlin Chen
	Name:	Hanlin Chen
	Title:	Chairman of the Board

CHINA AUTOMOTIVE SYSTEMS HOLDINGS, INC.

By:	/s/ Hanlin Chen
	Name:	Hanlin Chen
	Title:	Director

[Signature Page to Agreement and Plan of Merger]

ANNEX A

FORM OF PLAN OF MERGER

THIS PLAN OF MERGER is made on June 26, 2025

BETWEEN

(1)            China Automotive Systems, Inc., a Delaware corporation (“Merging Company”); and

(2)            China Automotive Systems Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands on 29 August 2024, with its registered office at the offices of Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company” or the “Surviving Company” and together with Merging Company, the “Constituent Companies”).

WHEREAS

(a)            Merging Company and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated as of June 26, 2025 by and between Merging Company and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part 16 of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), pursuant to which Merging Company will merge with and into the Company and cease to exist, and the Company will continue as the surviving company in the Merger.

(b)           This Plan of Merger is made in accordance with section 237 of the Companies Act.

(c)           Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

1.              The constituent companies (as defined in the Companies Act) to the Merger are Merging Company and the Company.

NAME OF THE SURVIVING COMPANY

2.              The surviving company (as defined in the Companies Act) is the Surviving Company and its name shall be China Automotive Systems, Inc.

REGISTERED OFFICE

3.              The Surviving Company shall have its registered office at Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

AUTHORIZED AND ISSUED SHARE CAPITAL

4.              Immediately prior to the Effective Time (as defined below) the authorized share capital of Merging Company was 80,000,000 shares of common stock of US$0.0001 par value per share and 20,000,000 shares of preferred stock of US$0.0001 par value per share, of which [●] shares of common stock have been issued and outstanding.

5.              Immediately prior to the Effective Time, the authorized share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of US$0.001 par value per share, of which one ordinary share has been issued.

6.              At the Effective Time, the authorized share capital of the Surviving Company shall be US$50,000 divided into 50,000,000 ordinary shares of US$0.001 par value per share.

7.              At the Effective Time, and in accordance with the terms and conditions of the Agreement:

(a)           each share of common stock issued and outstanding in the Merging Company at the Effective Time shall be converted into or exchanged for one ordinary share of par value US$0.001 of the Surviving Company (which shall be issued by the Surviving Company credited as fully paid); and

(b)           immediately after the issue of ordinary shares pursuant to section 7(a) above, the one ordinary share of par value US$0.001 issued and outstanding in the Company and held by the Merging Company immediately prior to the Effective Time shall be cancelled, and no consideration shall be paid or payable to the holder of such share.

8.             At the Effective Time, the rights and restrictions attaching to the ordinary shares of the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.

EFFECTIVE TIME

9.             The Merger shall take effect on June 26, 2025 (the “Effective Time”).

PROPERTY

10.            At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM AND ARTICLES OF ASSOCIATION

11.            The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form attached as Appendix II to this Plan of Merger at the Effective Time.

DIRECTORS BENEFITS

12.            There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY

13.            The names and addresses of the directors of the Surviving Company are as follows:

NAME	ADDRESS
Hanlin Chen, as the chairman of the board of directors	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Tao Liu, as an independent director and the chairman of the compensation committee, and a member of the audit committee and the nominating committee	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Guangxun Xu, as an independent director and the chairman of both the audit committee and the nominating committee, and a member of the compensation committee	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Robert Wei Cheng Tung, as an independent director and a member of the audit committee, the nominating committee and the compensation committee	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Qizhou Wu, as a director	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China

14.            The names and addresses of the officers of the Surviving Company are as follows:

NAME	ADDRESS
Qizhou Wu, as the chief executive officer	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Jie Li, as the chief financial officer	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China

Andy Tse, as the senior vice president	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Haimian Cai, as the vice president	c/o Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan 48083 USA
Henry Chen, as the vice president	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China

SECURED CREDITORS

15.           (a)           The Merging Company has no secured creditors and has not granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

                (b)           The Company has no secured creditors and has not granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

RIGHT OF TERMINATION

16.            This Plan of Merger may be terminated by the board of directors of the Merging Company pursuant to the terms and conditions of the Agreement at any time prior to the Effective Time.

AMENDMENTS

17.            At any time prior to the Effective Time, this Plan of Merger may be amended by the director of the Company and the board of directors of the Merging Company in accordance with Section 235(1) of the Companies Act, including to effect any other changes to this Plan of Merger which the directors of both the Surviving Company and Merging Company deem advisable, provided, that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or Merging Company, as determined by the directors of both the Surviving Company and Merging Company, respectively.

APPROVAL AND AUTHORIZATION

18.            This Plan of Merger has been approved by the sole director of the Company pursuant to section 233(3) of the Companies Act.

19.            This Plan of Merger has been authorized by the sole shareholder of the Company pursuant to section 233(6) of the Companies Act.

20.           All necessary approvals have been obtained from the directors and stockholders of the Merging Company pursuant to the Delaware General Corporate Law.

COUNTERPARTS

21.            This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

22.            This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

In witness whereof, the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

For and on behalf of China Automotive Systems, Inc.:

Name: Hanlin Chen
Title: Chairman of the Board

For and on behalf of China Automotive Systems Holdings, Inc.:

Name: Hanlin Chen
Title: Director

APPENDIX I

(the Agreement)

APPENDIX II

(Amended and Restated Memorandum and Articles of Association of the Surviving Company)

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

China Automotive Systems, Inc.

(adopted by a Special Resolution dated [*], 2025 and effective on [*], 2025)

1.	The name of the Company is China Automotive Systems, Inc.

2.	The Registered Office of the Company will be situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.	The authorized share capital of the Company is US$50,000 divided into 50,000,000 shares of a par value of US$0.001 each. Subject to the Companies Act and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorized share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdictions.

9.	Capitalized terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles.

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

China Automotive Systems, Inc.

(adopted by a Special Resolution dated [*], 2025 and effective on [*], 2025)

TABLE A

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”	means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” or “Board of Directors”	means the board of directors of the Company;

“Chairperson”	means the chairperson of the Board;

“Commission”	means the Securities and Exchange Commission of the United States or any other federal agency for the time being administering the Securities Act;

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

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“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company”	means China Automotive Systems, Inc., a Cayman Islands exempted company;

“Company’s Website”	means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company in connection or which has otherwise been notified to the Shareholders;

“Designated Stock Exchange”	means NASDAQ or any other internationally recognized stock exchange on which any securities of the Company are listed for the time being;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the listing of any securities of the Company on the Designated Stock Exchange;

“Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a Board or as a committee thereof;

“electronic”	has the meaning given to it in the Electronic Transactions Act;

“electronic communication”	means electronic posting to the Company’s Website, electronic transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“electronic record”	has the meaning given to it in the Electronic Transactions Act;

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”

means a resolution:

(a)    passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company held in accordance with these Articles; or

(b)   approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

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“Present”	means in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorized representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

“Register”	means the Register of Members of the Company maintained in accordance with the Companies Act;

“Registered Office”	means the registered office of the Company as required by the Companies Act;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”	means the Securities Act of 1933 of the United States, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”	means a share of a par value of US$0.001 each in the capital of the Company, and having the rights, preferences, privileges and restrictions provided for in the Memorandum of Association and these Articles. All references to “Shares” herein shall be deemed to be Shares of any or all classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder”	means a Person who is registered as a holder of one or more Shares in the Register;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”

means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)    passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)   approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

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“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“Virtual Meeting”	means any general meeting of the Shareholders (or any meeting of the holders of any class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairperson of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(j)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

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5.	The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortized over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Shareholders, cause the Company to:

(a)	issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	grant options with respect to Shares and issue warrants, convertible securities or similar instruments conferring the right upon the holders thereof to subscribe for, purchase or receive any Shares or securities in the capital of the Company on such terms as it may from time to time determine.

9.	The Directors or the Shareholders by Ordinary Resolution may authorize the division of Shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 12, the Directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Shareholders; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

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(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof,

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.	Whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued Shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third (1/3) of the issued Shares of the relevant class (provided that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that class, every Shareholder of that class shall on a poll have one (1) vote for each Share of that class held by him. For the purposes of this Article the Directors may treat all classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes.

13.	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any class by the Company. The rights of the holders of Shares shall not be deemed to be materially and adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

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CERTIFICATES

14.	The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise. All share certificates (if any) shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the Register.

15.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

16.	Any two or more certificates representing Shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

17.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

18.	In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

19.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

20.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

21.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

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22.	For giving effect to any such sale, the Directors may authorize a Person to transfer the Shares sold to the purchaser thereof. The purchaser or the purchaser’s nominee shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

23.	The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

24.	Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

25.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

26.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent (8%) per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

27.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

28.	The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

29.	The Directors may, if they think fit, receive from any Shareholder willing to advance all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent (8%) per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

30.	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

31.	The notice shall name a further day (not earlier than the expiration of fourteen calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

32.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

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33.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

34.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

35.	A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

36.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favor of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

37.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

38.	Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, any Shareholder may transfer all or any Shares by an instrument of transfer of any Share in writing and in any usual or common form or in a form prescribed by the Designated Stock Exchange or in such other form as the Directors may, in their absolute discretion, approve. The instrument of transfer shall be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

39.	(a) Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien. The Directors may also decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Shares may be listed; or (ii) applicable law or regulation.

(b) The Directors may also decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of Shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

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40.	The registration of transfers may, on fourteen (14) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

41.	All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within two (2) calendar months after the date on which the instrument of transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee, including the relevant reason for such refusal.

TRANSMISSION OF SHARES

42.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognized by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognized by the Company as having any title to the Share.

43.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

44.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

45.	The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

46.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such classes and amount, as the resolution shall prescribe.

47.	The Company may by Ordinary Resolution:

(a)	increase its share capital by new Shares of such amount as it thinks expedient;

(b)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum of Association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

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(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

48.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

49.	Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)	issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Ordinary Resolution;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or by the Shareholders by Ordinary Resolution, or are otherwise authorized by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares.

50.	The redemption or purchase of any Share shall not oblige the Company to redeem or purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

51.	The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

52.	Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

53.	The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

54.	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

55.	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

56.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

57.	Treasury Shares and other Shares that are owned by the Company (but not by any of its subsidiaries) shall not be voted, directly or indirectly, at any general meeting and shall not be counted in determining the total number of issued and outstanding Shares at any given time.

GENERAL MEETINGS

58.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

59.	(a) The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

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(b) At these meetings the report of the Directors (if any) shall be presented.

60.	(a) The Chairperson or the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b) A Shareholders’ requisition is a requisition of Shareholders holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding Shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company.

(c) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d) If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-third (1/3) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said twenty-one (21) calendar days.

(e) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

61.	At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by at least seventy-five percent (75%) of the Shareholders having a right to attend and vote at the meeting.

62.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

63.	No business except for the appointment of a chairperson for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders who together hold Shares which carry in aggregate not less than one-third (1/3) of the total voting rights of all the paid up voting share capital of the Company entitled to vote at such meeting Present shall be a quorum for all purposes.

64.	If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting shall be dissolved.

65.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilized (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilize such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

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66.	The Chairperson, if any, shall preside as chairperson at every general meeting of the Company. If there is no such Chairperson, or if at any general meeting he is not Present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, any Director or Person nominated by the Directors shall preside as chairperson of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairperson of that meeting.

67.	The chairperson of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairperson of such general meeting, in which event the following provisions shall apply:

67.1	The chairperson of the meeting shall be deemed to be Present at the meeting; and

67.2	If the Communication Facilities are interrupted or fail for any reason to enable the chairperson of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairperson of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

68.	The chairperson of the meeting may with the consent of any general meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

69.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

70.	At any general meeting a resolution put to the vote of the meeting shall be decided by way of a poll and not on a show of hands.

71.	A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

72.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

73.	Subject to any rights and restrictions for the time being attached to any Share, every Shareholder Present at the meeting shall have one (1) vote for each Ordinary Share of which he is the holder.

74.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

75.	Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted by his committee or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

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76.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

77.	On a poll, votes may be given either personally or by proxy.

78.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder.

79.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

80.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairperson of the meeting or to the secretary or to any Director;

provided that the Directors may in the notice convening the meeting, or in any instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairperson of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

81.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

82.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

83.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a class or of the Directors or of a committee of Directors, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

84.	If a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders, provided that, if more than one Person is so authorized, the authorization shall specify the number and class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of Shares specified in such authorization.

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DIRECTORS

85.	(a) Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three Directors, the exact number of Directors to be determined from time to time by the Board of Directors.

(b) The Board of Directors shall elect and appoint a Chairperson by a majority of the Directors then in office, and the period for which the Chairperson will hold office will also be determined by a majority of all of the Directors then in office. The Chairperson shall preside as chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairperson of the meeting.

(c) The Company may by Ordinary Resolution appoint any person to be a Director.

(d) The Board may, by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board, or as an addition to the existing Board.

(e) An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

86.	A Director may be removed from office by Ordinary Resolution, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

87.	The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

88.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Shareholder of the Company shall nevertheless be entitled to attend and speak at general meetings.

89.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

90.	The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

91.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

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92.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairperson of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

93.	Subject to the Companies Act, these Articles and any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

94.	Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer and chief financial officer, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

95.	The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Shareholders by Ordinary Resolution.

96.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

97.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such Person being an “Attorney” or “Authorized Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may think fit, and may also authorize any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in him.

98.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

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99.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

100.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

101.	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

102.	The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

103.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

104.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

105.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

106.	The office of a Director shall be vacated, if the Director:

(a)	becomes prohibited by applicable law from being a Director;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors;

(c)	dies or is found to be or becomes of unsound mind;

(d)	resigns his office by notice in writing to the Company;

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(e)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board (excluding the absent Director) resolves that his office be vacated; or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

107.	The Directors may meet together (either within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one (1) vote. In case of an equality of votes the chairperson of the meeting shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

108.	A Director may participate in any meeting of the Board of Directors, or of any committee appointed by the Directors of which such Director is a member, by means of Communication Facilities and such participation shall be deemed to constitute presence in person at the meeting.

109.	The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be a majority of Directors then in office, and if there be one Director the quorum shall be one. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

110.	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairperson of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

111.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

112.	Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

113.	The Directors shall cause minutes to be made for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

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(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

114.	When the chairperson of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

115.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

116.	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

117.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting such chairperson is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their members to be chairperson of the meeting.

118.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairperson shall have a second or casting vote.

119.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

120.	A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIVIDENDS

121.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.

122.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

123.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

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124.	Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

125.	The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

126.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest (where applicable), be treated for the purposes of this Article as paid on the Share.

127.	If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

128.	No dividend shall bear interest against the Company.

129.	Any dividend unclaimed after a period of six (6) calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

130.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

131.	The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

132.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorized by the Directors or by Special Resolution.

133.	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

134.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

135.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

136.	The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

137.	The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

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CAPITALIZATION OF RESERVES

138.	Subject to the Companies Act, the Directors may:

(a)	resolve to capitalize an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalized to the Shareholders in proportion to the nominal amount of the Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorize a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalization, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

139.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

140.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

141.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognized courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

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142.	Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognized courier service.

143.	Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

144.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognized courier service, shall be deemed to have been served forty-eight (48) hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

145.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

146.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

147.	Subject to the relevant laws, rules and regulations applicable to the Company, no Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders to communicate to the public.

148.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register and transfer books of the Company.

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INDEMNITY

149.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

150.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

FINANCIAL YEAR

151.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each calendar year and shall begin on January 1st in each calendar year.

NON-RECOGNITION OF TRUSTS

152.	No Person shall be recognized by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

153.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and subject to Article 154, determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

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154.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

155.	Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum of Association or these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

156.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty (30) calendar days in any calendar year.

157.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

158.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

159.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

160.	The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority or to any stock exchange on which securities of the Company may from time to time be listed any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

MERGERS AND CONSOLIDATION

161.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

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EXCLUSIVE FORUM

162.	Subject to Article 163, unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim related to the Company (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with these Articles or otherwise, including any questions regarding the existence, validity, formation or termination of any dispute, controversy or claim related to the Company. For the avoidance of doubt and without limiting the jurisdiction of the Cayman Courts to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, or other employee of the Company to the Company or the Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, security, or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time).

163.	Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company shall be deemed to have notice of and consented to the provisions of this Article and Article 162 above. Without prejudice to the foregoing, if any part of this Article and Article 162 is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article and Article 162 shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.

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